As filed with the Securities and Exchange Commission on February 22, 2012

Registration No. 333-178707

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROSHARES TRUST II

(Exact name of registrant as specified in its charter)

Delaware	6799	87-6284802
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony A. Lopez III, Esq.

c/o Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

and

Amy R. Doberman, Esq.

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, MD 20814

Approximate date of commencement of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post–effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
ProShares UltraPro Australian Dollar Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares Ultra Australian Dollar Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares Short Australian Dollar Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares UltraShort Australian Dollar Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares UltraPro Short Australian Dollar Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares UltraPro Canadian Dollar Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares Ultra Canadian Dollar Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares Short Canadian Dollar Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares UltraShort Canadian Dollar Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares UltraPro Short Canadian Dollar Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares UltraPro Euro Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares Short Euro Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares UltraPro Short Euro Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares UltraPro Swiss Franc Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares Ultra Swiss Franc Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares Short Swiss Franc Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares UltraShort Swiss Franc Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares UltraPro Short Swiss Franc Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares UltraPro U.S. Dollar Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares Ultra U.S. Dollar Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares Short U.S. Dollar Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares UltraShort U.S. Dollar Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares UltraPro Short U.S. Dollar Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares UltraPro Yen Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares Short Yen Common Units of Beneficial Interest	$1,000,000	$114.60
ProShares UltraPro Short Yen Common Units of Beneficial Interest	$1,000,000	$114.60
TOTAL	$26,000,000	$2,979.60(2)

(1)	The amount of the registration fees for the indicated securities have been calculated in reliance upon Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (this “Registration Statement”) of ProShares Trust II (the “Registrant”) is being filed for purposes of registering additional series of the Registrant. This Registration Statement contains a preliminary prospectus that includes 26 Geared Currency series of the Registrant.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion, dated February 22, 2012

PROSHARES TRUST II

Common Units of Beneficial Interest

Title of Securities to be Registered	Benchmark	Proposed Maximum Aggregate Offering Price Per Fund
ProShares UltraPro Australian Dollar	The U.S. dollar price of the Australian dollar	$ 1,000,000
ProShares UltraPro Canadian Dollar	The U.S. dollar price of the Canadian dollar	$ 1,000,000
ProShares UltraPro Euro	The U.S. dollar price of the Euro	$ 1,000,000
ProShares UltraPro Swiss Franc	The U.S. dollar price of the Swiss franc	$ 1,000,000
ProShares UltraPro U.S. Dollar	ICE U.S. Dollar Index®	$ 1,000,000
ProShares UltraPro Yen	The U.S. dollar price of the Japanese yen	$ 1,000,000
ProShares Ultra Australian Dollar	The U.S. dollar price of the Australian dollar	$ 1,000,000
ProShares Ultra Canadian Dollar	The U.S. dollar price of the Canadian dollar	$ 1,000,000
ProShares Ultra Swiss Franc	The U.S. dollar price of the Swiss franc	$ 1,000,000
ProShares Ultra U.S. Dollar	ICE U.S. Dollar Index®	$ 1,000,000
ProShares Short Australian Dollar	The U.S. dollar price of the Australian dollar	$ 1,000,000
ProShares Short Canadian Dollar	The U.S. dollar price of the Canadian dollar	$ 1,000,000
ProShares Short Euro	The U.S. dollar price of the Euro	$ 1,000,000
ProShares Short Swiss Franc	The U.S. dollar price of the Swiss franc	$ 1,000,000
ProShares Short U.S. Dollar	ICE U.S. Dollar Index®	$ 1,000,000
ProShares Short Yen	The U.S. dollar price of the Japanese yen	$ 1,000,000
ProShares UltraShort Australian Dollar	The U.S. dollar price of the Australian dollar	$ 1,000,000
ProShares UltraShort Canadian Dollar	The U.S. dollar price of the Canadian dollar	$ 1,000,000
ProShares UltraShort Swiss Franc	The U.S. dollar price of the Swiss franc	$ 1,000,000
ProShares UltraShort U.S. Dollar	ICE U.S. Dollar Index®	$ 1,000,000
ProShares UltraPro Short Australian Dollar	The U.S. dollar price of the Australian dollar	$ 1,000,000
ProShares UltraPro Short Canadian Dollar	The U.S. dollar price of the Canadian dollar	$ 1,000,000
ProShares UltraPro Short Euro	The U.S. dollar price of the Euro	$ 1,000,000
ProShares UltraPro Short Swiss Franc	The U.S. dollar price of the Swiss franc	$ 1,000,000
ProShares UltraPro Short U.S. Dollar	ICE U.S. Dollar Index®	$ 1,000,000
ProShares UltraPro Short Yen	The U.S. dollar price of the Japanese yen	$ 1,000,000

ProShares Trust II (the “Trust”) is a Delaware statutory trust organized into separate series. The Trust may from time to time offer to sell common units of beneficial interest (“Shares”) of any or all of the 26 series of the Trust listed above (each, a “Fund,” and collectively, the “Funds”) or other series of the Trust, which represent units of fractional undivided beneficial interest in and ownership of a series of the Trust. Please note that the Trust has series other than those that comprise the Funds. Each Fund’s Shares will be offered on a continuous basis from time to time. The Funds have not, prior to the date of this Prospectus, commenced trading and do not have any performance history. The Shares of each Fund will be listed on the New York Stock Exchange Archipelago (the “NYSE Arca”) under the ticker symbols to be announced prior to the commencement of trading.

Each of the Funds are “geared” funds in the sense that each has an investment objective to match a multiple (i.e., 3x or 2x), the inverse (i.e., -1x) or an inverse multiple (i.e., -2x or -3x) of the performance of a benchmark for a single day, not for any other period. A “single day” is measured from the time a Fund calculates its respective net asset value per Share (“NAV”) to the time of the Fund’s next NAV calculation. NAV calculation times for the Funds are 4:00 p.m. (Eastern Time); please see the section entitled “Summary—Creation and Redemption Transactions” on page 4 for additional details on the NAV calculation times for the Funds.

                Although each benchmark is based on an underlying currency exchange rate (or currency exchange rates, in the case of the ICE U.S. Dollar Index), the Funds do not currently intend to invest directly in any currency. Rather, the Funds will attempt to gain exposure to the applicable currency benchmark through investments in financial instruments (i.e., currency-based instruments whose value is derived from the value of an underlying currency, including futures contracts, forward contracts and other instruments).

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 6.

Each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expenses of the Fund.

The Funds are not appropriate for all investors and present different risks than other funds. The Funds that use leverage are riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in a Fund if he or she understands the consequences of seeking daily leveraged, daily inverse or daily inverse leveraged investment results.

Each Fund seeks to return a multiple (3x, 2x, -1x, -2x, or -3x) times the performance of its benchmark daily, not for any other period. The return of a Fund for a period longer than a day is the result of its return for each day compounded over the period and usually will differ from the Fund’s multiple times the return of the Fund’s benchmark for the period. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Fund’s return for a period as the return of the Fund’s underlying benchmark. Each UltraPro, Ultra, UltraShort or UltraPro Short Fund uses leverage and should produce daily returns that are more volatile than that of its benchmark. For example, the daily return of an UltraPro Fund with a 3x multiple should be approximately three times as volatile on a daily basis as is the return of a fund with an objective of matching the same benchmark. The daily returns of Short, UltraShort and UltraPro Short Funds are designed to return the inverse of, twice the inverse of, or three times the inverse of the return that would be expected of a fund with an objective of matching the same benchmark. Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily.

Each Fund will continuously offer and redeem its Shares in blocks of 50,000 Shares (each such block, a “Creation Unit”). Only Authorized Participants may purchase and redeem Shares from a Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and ProShare Capital Management LLC (the “Sponsor”). It is expected that after the date of this Prospectus, the initial Authorized Participant will, subject to certain terms and conditions, make minimum initial purchases of at least two initial Creation Units of 50,000 Shares of each Fund at an initial price per Share of $40.00, equal to $2,000,000 per Creation Unit. The Funds will not commence trading unless and until the initial Authorized Participant effects the minimum initial purchase with respect to such Funds. Following initial purchases by the initial Authorized Participant, Shares of the Funds are offered to Authorized Participants in Creation Units at each Fund’s NAV. Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price. The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from any Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                             , 2012

The Shares are neither interests in nor obligations of any of the Sponsor, Wilmington Trust Company (the “Trustee”), or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

It is anticipated that the initial Authorized Participant will purchase a minimum of two Creation Units of each Fund at a price of $40.00 per Share, equal to $2,000,000 per Creation Unit.

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL, AT PAGES 36 THROUGH 39, AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 36 TO 38.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 6 THROUGH 23.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE BOOKS AND RECORDS OF THE FUNDS ARE MAINTAINED AS FOLLOWS:

•        All marketing materials are maintained at the offices of:

          SEI Investments Distribution Co. (“SEI” or the “Distributor”)

          1 Freedom Valley Drive

          Oaks, Pennsylvania 19456

•        Creation Unit creation and redemption books and records, accounting and certain other financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and certain trading and related documents received from Futures Commission Merchants (“FCMs”) are maintained at the offices of:

          Brown Brothers Harriman & Co. (“BBH&Co.” or the “Custodian”)

          50 Milk Street

          Boston, Massachusetts 02109

•        All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The main business telephone number of each of the Funds and the Sponsor is (240) 497-6400.

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.PROSHARES.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE AT THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUNDS’ FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS. THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS WILL ALSO BE DISTRIBUTED.

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART TWO OF THIS PROSPECTUS.

PROSHARES TRUST II

Table of Contents

PART ONE

DISCLOSURE DOCUMENT

-i-

-ii-

-iii-

PART ONE

OFFERED SERIES DISCLOSURE

SUMMARY

Investors should read the following summary together with the more detailed information, including under the caption “Risk Factors,” and all exhibits to this Prospectus and the information specifically incorporated by reference in this Prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, and Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011, and September 30, 2011, as amended, before deciding to invest in any Shares. Please see the section entitled “Incorporation by Reference of Certain Documents” in Part Two of this Prospectus. For ease of reference, any references throughout this Prospectus to various actions taken by each of the Funds are actually actions that the Trust has taken on behalf of such Funds.

Definitions used in this Prospectus can be found in the Glossary in Appendix A.

THESE FUNDS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.

Important Information About the Funds

The Funds are not appropriate for all investors and present different risks than other funds. The Funds that use leverage are riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in a Fund if he or she understands the consequences of seeking daily leveraged, daily inverse or daily inverse leveraged investment results.

Each Fund seeks to return a multiple (3x, 2x, -1x, -2x, or -3x) times the performance of its benchmark daily, not for any other period. The return of a Fund for a period longer than a day is the result of its return for each day compounded over the period and usually will differ from the Fund’s multiple times the return of the Fund’s benchmark for the period. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Fund’s return for a period as the return of the Fund’s underlying benchmark. Each UltraPro, Ultra, UltraShort or UltraProShort Fund uses leverage and should produce daily returns that are more volatile than that of its benchmark. For example, the daily return of an UltraPro Fund with a 3x multiple should be approximately three times as volatile on a daily basis as is the return of a fund with an objective of matching the same benchmark. The daily returns of Short, UltraShort and UltraPro Short Funds are designed to return the inverse of, twice the inverse of, or three times the inverse of the return that would be expected of a fund with an objective of matching the same benchmark. Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily.

Overview

Groups of Funds are collectively referred to in two different ways. References to the UltraPro Funds, Ultra Funds, Short Funds, UltraShort Funds or UltraPro Short Funds refer to the different Funds based upon their investment objectives, but without distinguishing among the Funds’ benchmarks. References to Currency Funds and Currency Index Funds refer to the different Funds according to their general benchmark categories without distinguishing among the Funds’ investment objectives or Fund-specific benchmarks. The Currency Funds are designed to track a multiple, the inverse or an inverse multiple of the daily performance of the spot price of the applicable currency versus the U.S. dollar. The Currency Index Funds are designed to track a multiple, the inverse or an inverse multiple of the daily performance of the ICE U.S. Dollar Index® (the “Index”).

The Funds offer investors the opportunity to obtain leveraged, inverse or inverse leveraged exposure to a particular currency benchmark. Each Fund targets a multiple, the inverse, or an inverse multiple of the daily return of such benchmarks, rather than targeting a multiple, the inverse or an inverse multiple of the benchmark returns over any other period. Each “UltraPro Fund,” “Ultra Fund,” “Short Fund,” “UltraShort Fund” and “UltraPro Short Fund” seeks, on a daily basis, results that correspond to three times (3x), twice (2x), the inverse (-1x), twice the inverse (-2x), or three times the inverse (-3x), respectively, of the performance of its corresponding benchmark.

Each Fund intends to obtain exposure to its benchmark by taking long or short positions in futures contracts on its underlying currency or, in the case of the Currency Index Funds, futures contracts on the Index or on the currencies comprising the Index. In the event position accountability rules or position limits are reached with respect to futures contracts, the Sponsor may, in its commercially reasonable judgment, cause such Fund to obtain exposure to its benchmark through forward contracts referencing the benchmark or, in the case of the Currency Index Funds, forward contracts referencing the Index or the particular currencies comprising the Index, or invest in other forward contracts if such instruments tend to exhibit trading prices or returns that correlate with the benchmark or a component of the benchmark and will further the investment objective of the Fund. The Funds may also invest in forward contracts if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) that prevent the Funds from obtaining the appropriate amount of investment exposure to the affected futures contracts directly. Each Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements) for direct investment or as collateral for Financial Instruments (as defined below).

Each Fund seeks to engage in daily rebalancing to position its portfolio so that its exposure to its benchmark is consistent with such Fund’s daily investment objective. The impact of the benchmark’s movements during the day will affect whether a particular Fund’s portfolio needs to be repositioned. For example, if a Short, UltraShort or UltraPro Short Fund’s benchmark has risen on a given day, net assets of such Fund should fall. As a result, inverse exposure will need to be decreased. Conversely, if a Short, UltraShort or UltraPro Short Fund’s benchmark has fallen on a given day, net assets of such Fund should rise. As a result, inverse exposure will need to be increased. For UltraPro Funds and Ultra Funds, the Fund’s long exposure will need to be increased on days when such Fund’s benchmark rises and decreased on days when such Fund’s benchmark falls. Daily rebalancing and the compounding of each day’s return over time means that the return of each Fund for a period longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ from three times (3x), twice (2x), the inverse (-1x), twice the inverse (-2x) or three times the inverse (-3x), of the return of the Fund’s benchmark for the period. A Fund will lose money if its benchmark’s performance is flat over time, and it is possible for a Fund to lose money over time even if its benchmark’s performance increases (or decreases in the case of a Short Fund, an UltraShort Fund or an UltraPro Short Fund), as a result of daily rebalancing, the benchmark’s volatility and compounding.

Each of the Funds generally invests or will invest in Financial Instruments (i.e., currency-based instruments whose value is derived from the value of an underlying rate or benchmark (such rate or benchmark, a “Reference Asset”)), including futures contracts and forward contracts, as a substitute for investing directly in currencies in order to gain exposure to the applicable currency benchmark. Financial Instruments also are used to produce economically “leveraged,” “inverse” or “inverse leveraged” investment results for the Funds.

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes, in combination, should produce daily returns consistent with the Funds’ objectives. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning the Funds’ investments in accordance with their respective investment objective. The mathematical model is engineered during the product development phase prior to a Fund’s launch and is adjusted, when necessary in order to help the Funds achieve their investment objectives. Changes to the mathematical model may occur at any time without notice to shareholders.

The Sponsor does not invest the assets of the Funds based on its view of the investment merit of a particular investment, other than for cash management purposes, nor does it conduct conventional currency research or analysis, or forecast market movement or trends in managing the assets of the Funds. Each Fund generally seeks to remain fully exposed at all times to its underlying benchmark without regard to market conditions, trends or direction.

ProShare Capital Management LLC, a Maryland limited liability company, serves as the Trust’s Sponsor, commodity pool operator and commodity trading advisor. The principal office of the Sponsor and the Funds is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor and each of the Funds is (240) 497-6400.

The UltraPro Funds

Each UltraPro Fund seeks, on a daily basis, results that correspond to three times (3x) the performance of its corresponding benchmark shown below (before fees and expenses). The UltraPro Funds seek to achieve their stated investment objective daily, not for any other period, because mathematical compounding prevents the Funds from achieving such results.

UltraPro Fund Name	Benchmark
ProShares UltraPro Australian Dollar	The U.S. dollar price of the Australian dollar
ProShares UltraPro Canadian Dollar	The U.S. dollar price of the Canadian dollar
ProShares UltraPro Euro	The U.S. dollar price of the Euro
ProShares UltraPro Swiss Franc	The U.S. dollar price of the Swiss franc
ProShares UltraPro U.S. Dollar	ICE U.S. Dollar Index®
ProShares UltraPro Yen	The U.S. dollar price of the Japanese yen

The Ultra Funds

Each Ultra Fund seeks, on a daily basis, results that correspond to twice (2x) the performance of its corresponding benchmark shown below (before fees and expenses). The Ultra Funds seek to achieve their stated investment objective daily, not for any other period, because mathematical compounding prevents the Funds from achieving such results.

Ultra Fund Name	Benchmark
ProShares Ultra Australian Dollar	The U.S. dollar price of the Australian dollar
ProShares Ultra Canadian Dollar	The U.S. dollar price of the Canadian dollar
ProShares Ultra Swiss Franc	The U.S. dollar price of the Swiss franc
ProShares Ultra U.S. Dollar	ICE U.S. Dollar Index®

The Short Funds

Each Short Fund seeks, on a daily basis, results that correspond to the inverse (-1x) of the performance of its corresponding benchmark shown below (before fees and expenses). The Short Funds seek to achieve their stated investment objective daily, not for any other period, because mathematical compounding prevents the Funds from achieving such results.

Short Fund Name	Benchmark
ProShares Short Australian Dollar	The U.S. dollar price of the Australian dollar
ProShares Short Canadian Dollar	The U.S. dollar price of the Canadian dollar
ProShares Short Euro	The U.S. dollar price of the Euro
ProShares Short Swiss Franc	The U.S. dollar price of the Swiss franc
ProShares Short U.S. Dollar	ICE U.S. Dollar Index®
ProShares Short Yen	The U.S. dollar price of the Japanese yen

The UltraShort Funds

Each UltraShort Fund seeks, on a daily basis, results that correspond to twice the inverse (-2x) of the performance of its corresponding benchmark shown below (before fees and expenses). The UltraShort Funds seek to achieve their stated investment objective daily, not for any other period, because mathematical compounding prevents the Funds from achieving such results.

UltraShort Fund Name	Benchmark
ProShares UltraShort Australian Dollar	The U.S. dollar price of the Australian dollar
ProShares UltraShort Canadian Dollar	The U.S. dollar price of the Canadian dollar
ProShares UltraShort Swiss Franc	The U.S. dollar price of the Swiss franc
ProShares UltraShort U.S. Dollar	ICE U.S. Dollar Index®

The UltraPro Short Funds

Each UltraPro Short Fund seeks, on a daily basis, results that correspond to three times the inverse (-3x) of the performance of its corresponding benchmark shown below (before fees and expenses). The UltraPro Funds seek to achieve their stated investment objective daily, not for any other period, because mathematical compounding prevents the Funds from achieving such results.

UltraPro Short Fund Name	Benchmark
ProShares UltraPro Short Australian Dollar	The U.S. dollar price of the Australian dollar
ProShares UltraPro Short Canadian Dollar	The U.S. dollar price of the Canadian dollar
ProShares UltraPro Short Euro	The U.S. dollar price of the Euro
ProShares UltraPro Short Swiss Franc	The U.S. dollar price of the Swiss franc
ProShares UltraPro Short U.S. Dollar	ICE U.S. Dollar Index®
ProShares UltraPro Short Yen	The U.S. dollar price of the Japanese yen

Purchases and Sales in the Secondary Market, on the NYSE Arca

The Shares of each Fund will be listed on the NYSE Arca under the ticker symbols to be announced prior to the commencement of trading. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Creation Units in the Funds. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale and are expected to fall between NAV and the trading price of the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund closely over time. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by SEI, generally takes place when an Authorized Participant deposits a specified amount of cash in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash. Except when aggregated in Creation Units, Shares are not redeemable by the Funds. The prices at which creations and redemptions occur are based on the next calculation of NAV after an order is received in a form described in the Authorized Participant Agreement and the related Authorized Participant Handbook. The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash with BBH&Co., the custodian of the Funds.

Creation and redemption transactions must be placed each day with SEI by the create/redeem cut-off time (stated below) or earlier if the New York Stock Exchange (“NYSE”) closes before such cut-off time to receive that day’s NAV.

Underlying Benchmark	Create/Redeem Cut-off	NAV Calculation Time
Australian dollar	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Canadian dollar	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Euro	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Swiss franc	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
U.S. Dollar Index	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Japanese yen	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)

Breakeven Amounts

A Fund will be profitable only if returns from the Fund’s investments exceed its “breakeven amount.” Estimated breakeven amounts are set forth in the table below. The estimated breakeven amounts represent the estimated amount of trading income that each Fund would need to achieve during one year to offset the Fund’s estimated fees, costs and expenses, net of any interest income earned by the Fund on its investments. It is not possible to predict whether a Fund will break even at the end of the first twelve months of an investment or any other period. See “Charges—Breakeven Table,” beginning on page 36, for more detailed tables showing Breakeven Amounts.

Fund Name	Breakeven Amount (% Per Annum of Average Daily NAV)*	Assumed Selling Price Per Share*	Breakeven Amount ($ for the Assumed Selling Price Per Share)*
ProShares UltraPro Australian Dollar	1.04	$40.00	0.41
ProShares Ultra Australian Dollar	0.99	$40.00	0.39
ProShares Short Australian Dollar	0.97	$40.00	0.39
ProShares UltraShort Australian Dollar	1.01	$40.00	0.40
ProShares UltraPro Short Australian Dollar	1.07	$40.00	0.43
ProShares UltraPro Canadian Dollar	1.03	$40.00	0.41
ProShares Ultra Canadian Dollar	0.99	$40.00	0.39
ProShares Short Canadian Dollar	0.96	$40.00	0.38

Fund Name	Breakeven Amount (% Per Annum of Average Daily NAV)*	Assumed Selling Price Per Share*	Breakeven Amount ($ for the Assumed Selling Price Per Share)*
ProShares UltraShort Canadian Dollar	1.01	$40.00	0.40
ProShares UltraPro Short Canadian Dollar	1.06	$40.00	0.42
ProShares UltraPro Euro	0.99	$40.00	0.39
ProShares Short Euro	0.95	$40.00	0.38
ProShares UltraPro Short Euro	1.00	$40.00	0.40
ProShares UltraPro Swiss Franc	1.00	$40.00	0.40
ProShares Ultra Swiss Franc	0.97	$40.00	0.39
ProShares Short Swiss Franc	0.95	$40.00	0.38
ProShares UltraShort Swiss Franc	0.99	$40.00	0.39
ProShares UltraPro Short Swiss Franc	1.02	$40.00	0.41
ProShares UltraPro U.S. Dollar	1.05	$40.00	0.42
ProShares Ultra U.S. Dollar	1.00	$40.00	0.40
ProShares Short U.S. Dollar	0.97	$40.00	0.39
ProShares UltraShort U.S. Dollar	1.01	$40.00	0.40
ProShares UltraPro Short U.S. Dollar	1.07	$40.00	0.43
ProShares UltraPro Yen	0.99	$40.00	0.39
ProShares Short Yen	0.95	$40.00	0.38
ProShares UltraPro Short Yen	1.00	$40.00	0.40

*	The breakeven analysis set forth in this table assumes that the Shares have a constant month-end NAV, and assumes that the selling price per Share will equal the NAV. The analysis is based on an assumed NAV per Share of each Fund as listed in the table above under Assumed Selling Price Per Share. The actual NAV of each Fund will differ after the initial purchases by the initial Authorized Participants and is likely to change on a daily basis. The initial price per Share to be paid by the initial Authorized Participants is expected to be $40.00 per Share for each of the Funds.

Important Tax Information

Please note that each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expense items of the Fund. The Schedule K-1 is a complex form and shareholders may find that preparing tax returns may require additional time or may require the assistance of an accountant or other tax preparer, at an additional expense to the shareholder.

RISK FACTORS

Before investors invest in the Shares, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before they decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement or post-effective amendment we file with the SEC in the future.

Due to the compounding of daily returns, the Funds’ returns over periods longer than one day will likely differ in amount and possibly even direction from the Fund multiple times the benchmark return for the period.

Each of the Funds are “geared” funds in the sense that each has an investment objective to match a multiple (i.e., 3x or 2x), the inverse (i.e., -1x) or an inverse multiple (i.e., -2x or -3x) of the performance of a benchmark on a given day. Each Fund seeks investment results for a single day only, as measured from NAV calculation time to NAV calculation time, and not for any other period (see “Summary—Creation and Redemption Transactions” for the typical NAV calculation time of each Fund). The return of a Fund for a period longer than a day is the result of its return for each day compounded over the period and usually will differ from three times (3x), twice (2x), the inverse (-1x), twice the inverse (-2x), or three times the inverse (-3x) of the return of the Fund’s benchmark for the period. A Fund will lose money if its benchmark’s performance is flat over time, and it is possible for a Fund to lose money over time even if its benchmark’s performance increases (or decreases in the case of a Short Fund, an UltraShort Fund or an UltraPro Short Fund), as a result of daily rebalancing, the benchmark’s volatility and compounding. Longer holding periods, higher index volatility, inverse multiples and greater leverage each affect the impact of compounding on a Fund’s returns. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Fund’s return for a period as the return of the Fund’s underlying benchmark.

Each UltraPro, Ultra, Short, UltraShort or UltraPro Short Fund uses leverage and should produce daily returns that are more volatile than that of its benchmark. For example, the daily return of an UltraPro Fund with a 3x multiple should be approximately three times as volatile on a daily basis as is the return of a fund with an objective of matching the same benchmark. The daily returns of Short, UltraShort and UltraPro Short Funds are designed to be the inverse of, twice the inverse of, or three times the inverse of the return that would be expected of a fund with an objective of matching the same benchmark. The Funds are not appropriate for all investors and present different risks than other funds. The Funds that use leverage are riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in a Fund if he or she understands the consequences of seeking daily leveraged, daily inverse or daily inverse leveraged investment results. Daily objective geared funds, if used properly and in conjunction with the investor’s view on the future direction and volatility of the markets, can be useful tools for investors who want to manage their exposure to various markets and market segments and who are willing to monitor and/or periodically rebalance their portfolios. Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily.

The hypothetical examples below illustrate how daily geared fund returns can behave for periods longer than one day. Each involves a hypothetical fund XYZ that seeks to triple the daily performance of benchmark XYZ. On each day, fund XYZ performs in line with its objective (three times (3x) the benchmark’s daily performance before fees and expenses). Notice that, in the first example (showing an overall benchmark loss for the period), over the entire seven-day period, the fund’s total return is more than three times the loss of the period return of the benchmark. For the seven-day period, benchmark XYZ lost 3.26% while fund XYZ lost 11.19%
(versus -9.78% or 3x-3.26%).

	Benchmark XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.00			$100.00
Day 1	97.00	-3.00%	-9.00%	$91.00
Day 2	99.91	3.00%	9.00%	$99.19
Day 3	96.91	-3.00%	-9.00%	$90.26
Day 4	99.82	3.00%	9.00%	$98.39
Day 5	96.83	-3.00%	-9.00%	$89.53
Day 6	99.73	3.00%	9.00%	$97.59
Day 7	96.74	-3.00%	-9.00%	$88.81
Total Return		-3.26%	-11.19%

Similarly, in another example (showing an overall benchmark gain for the period), over the entire seven-day period, the fund’s total return is considerably less than triple that of the period return of the benchmark. For the seven-day period, benchmark XYZ gained 2.72% while fund XYZ gained 6.37% (versus 8.16% (or 3x2.72%)).

	Benchmark XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.00			$100.00
Day 1	103.00	3.00%	9.00%	$109.00
Day 2	99.91	-3.00%	-9.00%	$99.19
Day 3	102.91	3.00%	9.00%	$108.12
Day 4	99.82	-3.00%	-9.00%	$98.39
Day 5	102.81	3.00%	9.00%	$107.24
Day 6	99.73	-3.00%	-9.00%	$97.59
Day 7	102.72	3.00%	9.00%	$106.37
Total Return		2.72%	6.37%

These effects are caused by compounding, which exists in all investments, but has a more significant impact in geared funds. In general, during periods of higher benchmark volatility, compounding will cause results for periods longer than a single day to be less than three times the return of the benchmark (or less than twice (2x), the inverse (-1x), twice the inverse (-2x), or three (-3x) times the inverse of the return of a benchmark for the Ultra Funds, the Short Funds, the UltraShort Funds and the UltraPro Short Funds, respectively). This effect becomes more pronounced as volatility increases. Conversely, in periods of lower benchmark volatility (particularly when combined with higher benchmark returns), fund returns over longer periods can be higher than three times the return of the benchmark. Actual results for a particular period, before fees and expenses, are also dependent on the magnitude of the benchmark return in addition to the benchmark volatility. Similar effects exist for the Short Funds, the UltraShort Funds and the UltraPro Short Funds, and the significance of these effects are even greater with such inverse or inverse leveraged funds.

The graphs that follow illustrate this point. Each of the graphs shows a simulated hypothetical one year performance of a benchmark compared with the performance of a geared fund that perfectly achieves its geared daily investment objective. The graphs demonstrate that, for periods greater than one day, a geared fund is likely to underperform or over-perform (but not match) the benchmark performance (or the inverse of the benchmark performance) times the multiple stated as the daily fund objective. Investors should understand the consequences of holding daily rebalanced funds for periods longer than a single day and should actively manage and monitor their investments, as frequently as daily. A one-year period is used solely for illustrative purposes. Deviations from the benchmark return (or the inverse of the benchmark return) times the fund multiple can occur over periods as short as two days (each day as measured from NAV to NAV) and may also occur in periods shorter than one day (when measured intraday as opposed to NAV to NAV). See “—Intraday Price/Performance Risk” below for additional details. To isolate the impact of daily leveraged, inverse or inverse leveraged exposure, these graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates (to obtain required leverage, inverse or inverse leveraged exposure) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (3x, 2x, -1x, -2x or -3x) as of the fund’s NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses greater than zero percent were included, the funds’ performance would be lower than shown. Each of the graphs also assumes a volatility rate of 18% which is an approximate average of the five-year historical volatility rate of the most volatile benchmark referenced herein (the U.S. dollar price of the Australian dollar). A benchmark’s volatility rate is a statistical measure of the magnitude of fluctuations in its returns.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is flat or trendless over the year (i.e., begins and ends the year at 0%), but the UltraPro Fund (3x) and the UltraPro Short Fund (-3x) are both down.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is up over the year, but the UltraPro Fund (3x) is up less than three times the index and the UltraPro Short Fund (-3x) is down more than triple the inverse of the index.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is down over the year, the UltraPro Fund (3x) is down more than three times the index, and the UltraPro Short Fund (-3x) is up less than triple the inverse of the index.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is flat or trendless over the year (i.e., begins and ends the year at 0%), but the Ultra Fund (2x) and the UltraShort Fund (-2x) are both down.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is up over the year, but the Ultra Fund (2x) is up less than twice the index and the UltraShort Fund (-2x) is down more than twice the inverse of the index.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is down over the year, the Ultra Fund (2x) is down more than twice the index, and the UltraShort Fund is up less than twice the inverse of the index.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is flat or trendless over the year (i.e., begins and ends the year at 0%), but the Short Fund (-1x) is down.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is up over the year, and the Short Fund (-1x) is down more than the inverse of the index.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is down over the year, and the Short Fund (-1x) is up less than the inverse of the index.

The historical five-year average volatility rates of the benchmarks utilized by the Funds ranges from 9.23 to 17.87, as set forth in the table below.

Benchmark	Historical Five-Year Average Volatility Rate as of November 30, 2011
The U.S. dollar price of the Australian dollar	17.87%
The U.S. dollar price of the Canadian dollar	12.45%
The U.S. dollar price of the Euro	11.38%
The U.S. dollar price of the Swiss franc	12.77%
ICE U.S. Dollar Index®	9.23%
The U.S. dollar price of the Japanese yen	11.83%

The tables below illustrate the impact of two factors that affect a geared fund’s performance, benchmark volatility and benchmark return. Benchmark volatility is a statistical measure of the magnitude of fluctuations in the returns of a benchmark and is calculated as the standard deviation of the natural logarithms of one plus the benchmark return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252). The tables show estimated fund returns for a number of combinations of benchmark return and benchmark volatility over a one-year period. To isolate the impact of daily leveraged, inverse or inverse leveraged exposure, these graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates of zero percent (to obtain required leverage, inverse or inverse leveraged exposure) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (3x, 2x, -1x, -2x or -3x) as of the funds’ NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses were included, the fund’s performance would be lower than shown. The first table below shows an example in which a geared fund has an investment objective to correspond to triple (3x) of the daily performance of a benchmark. The geared fund could incorrectly be expected to achieve a 30% return on a yearly basis if the benchmark return was 10%, absent the effects of compounding. However, as the table shows, with a benchmark volatility of 50%, such a fund would return -37.1%. In the charts below, shaded areas represent those scenarios where a geared fund with the investment objective described will outperform (i.e., return more than) the benchmark performance times the stated multiple in the fund’s investment objective; conversely areas not shaded represent those scenarios where the fund will underperform (i.e., return less than) the benchmark performance times the multiple stated as the daily fund objective.

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Three Times (3x) the Daily Performance of a Benchmark.

One Year Benchmark Performance	Three Times (3x) One Year Benchmark Performance
		Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
-60%	-180%	-93.6%	-93.6%	-93.8%	-94.0%	-94.3%	-94.7%	-95.1%	-95.6%	-96.0%	-96.5%	-97.0%	-97.4%	-97.8%
-55%	-165%	-90.9%	-91.0%	-91.2%	-91.5%	-91.9%	-92.4%	-93.0%	-93.7%	-94.4%	-95.0%	-95.7%	-96.3%	-96.9%
-50%	-150%	-87.5%	-87.6%	-87.9%	-88.3%	-88.9%	-89.6%	-90.5%	-91.3%	-92.3%	-93.2%	-94.1%	-95.0%	-95.8%
-45%	-135%	-83.4%	-83.5%	-83.9%	-84.4%	-85.2%	-86.2%	-87.3%	-88.5%	-89.7%	-90.9%	-92.1%	-93.3%	-94.3%
-40%	-120%	-78.4%	-78.6%	-79.0%	-79.8%	-80.8%	-82.1%	-83.5%	-85.0%	-86.6%	-88.2%	-89.8%	-91.3%	-92.7%
-35%	-105%	-72.5%	-72.7%	-73.3%	-74.3%	-75.6%	-77.2%	-79.0%	-81.0%	-83.0%	-85.0%	-87.0%	-88.9%	-90.7%
-30%	-90%	-65.7%	-66.0%	-66.7%	-67.9%	-69.6%	-71.6%	-73.8%	-76.2%	-78.8%	-81.3%	-83.8%	-86.2%	-88.4%
-25%	-75%	-57.8%	-58.1%	-59.1%	-60.6%	-62.6%	-65.0%	-67.8%	-70.8%	-73.9%	-77.0%	-80.1%	-83.0%	-85.7%
-20%	-60%	-48.8%	-49.2%	-50.3%	-52.1%	-54.6%	-57.6%	-60.9%	-64.5%	-68.3%	-72.1%	-75.8%	-79.3%	-82.6%
-15%	-45%	-38.6%	-39.0%	-40.4%	-42.6%	-45.5%	-49.1%	-53.1%	-57.5%	-62.0%	-66.5%	-71.0%	-75.2%	-79.1%
-10%	-30%	-27.1%	-27.6%	-29.3%	-31.9%	-35.3%	-39.6%	-44.3%	-49.5%	-54.9%	-60.3%	-65.6%	-70.6%	-75.2%
-5%	-15%	-14.3%	-14.9%	-16.8%	-19.9%	-24.0%	-28.9%	-34.5%	-40.6%	-46.9%	-53.3%	-59.5%	-65.4%	-70.9%
0%	0%	0.0%	-0.7%	-3.0%	-6.5%	-11.3%	-17.1%	-23.7%	-30.8%	-38.1%	-45.5%	-52.8%	-59.6%	-66.0%
5%	15%	15.8%	14.9%	12.3%	8.2%	2.7%	-4.0%	-11.6%	-19.8%	-28.4%	-36.9%	-45.3%	-53.3%	-60.7%
10%	30%	33.1%	32.1%	29.2%	24.4%	18.0%	10.3%	1.6%	-7.8%	-17.6%	-27.5%	-37.1%	-46.3%	-54.8%
15%	45%	52.1%	51.0%	47.6%	42.2%	34.9%	26.1%	16.1%	5.3%	-5.9%	-17.2%	-28.2%	-38.6%	-48.4%
20%	60%	72.8%	71.5%	67.7%	61.5%	53.3%	43.3%	31.9%	19.7%	6.9%	-5.9%	-18.4%	-30.3%	-41.3%
25%	75%	95.3%	93.9%	89.5%	82.6%	73.2%	61.9%	49.1%	35.2%	20.9%	6.4%	-7.7%	-21.2%	-33.7%
30%	90%	119.7%	118.1%	113.2%	105.4%	94.9%	82.1%	67.7%	52.1%	35.9%	19.7%	3.8%	-11.3%	-25.4%
35%	105%	146.0%	144.2%	138.8%	130.0%	118.2%	104.0%	87.8%	70.4%	52.2%	34.0%	16.2%	-0.7%	-16.4%
40%	120%	174.4%	172.3%	166.3%	156.5%	143.4%	127.5%	109.5%	90.0%	69.8%	49.5%	29.6%	10.7%	-6.8%
45%	135%	204.9%	202.6%	195.9%	185.0%	170.4%	152.7%	132.7%	111.1%	88.6%	66.1%	44.0%	23.0%	3.5%
50%	150%	237.5%	235.0%	227.5%	215.5%	199.3%	179.8%	157.6%	133.7%	108.8%	83.8%	59.4%	36.2%	14.6%
55%	165%	272.4%	269.6%	261.4%	248.1%	230.3%	208.7%	184.3%	157.9%	130.4%	102.8%	75.9%	50.3%	26.5%
60%	180%	309.6%	306.5%	297.5%	282.9%	263.3%	239.6%	212.7%	183.6%	153.5%	123.1%	93.5%	65.3%	39.1%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Twice (2x) the Daily Performance of a Benchmark.

One Year Benchmark Performance	Twice (2x) One Year Benchmark Performance
		Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
-60%	-120%	-84.0%	-84.0%	-84.2%	-84.4%	-84.6%	-85.0%	-85.4%	-85.8%	-86.4%	-86.9%	-87.5%	-88.2%	-88.8%
-55%	-110%	-79.8%	-79.8%	-80.0%	-80.2%	-80.5%	-81.0%	-81.5%	-82.1%	-82.7%	-83.5%	-84.2%	-85.0%	-85.9%
-50%	-100%	-75.0%	-75.1%	-75.2%	-75.6%	-76.0%	-76.5%	-77.2%	-77.9%	-78.7%	-79.6%	-80.5%	-81.5%	-82.6%
-45%	-90%	-69.8%	-69.8%	-70.1%	-70.4%	-70.9%	-71.6%	-72.4%	-73.2%	-74.2%	-75.3%	-76.4%	-77.6%	-78.9%
-40%	-80%	-64.0%	-64.1%	-64.4%	-64.8%	-65.4%	-66.2%	-67.1%	-68.2%	-69.3%	-70.6%	-72.0%	-73.4%	-74.9%
-35%	-70%	-57.8%	-57.9%	-58.2%	-58.7%	-59.4%	-60.3%	-61.4%	-62.6%	-64.0%	-65.5%	-67.1%	-68.8%	-70.5%
-30%	-60%	-51.0%	-51.1%	-51.5%	-52.1%	-52.9%	-54.0%	-55.2%	-56.6%	-58.2%	-60.0%	-61.8%	-63.8%	-65.8%
-25%	-50%	-43.8%	-43.9%	-44.3%	-45.0%	-46.0%	-47.2%	-48.6%	-50.2%	-52.1%	-54.1%	-56.2%	-58.4%	-60.8%
-20%	-40%	-36.0%	-36.2%	-36.6%	-37.4%	-38.5%	-39.9%	-41.5%	-43.4%	-45.5%	-47.7%	-50.2%	-52.7%	-55.3%
-15%	-30%	-27.8%	-27.9%	-28.5%	-29.4%	-30.6%	-32.1%	-34.0%	-36.1%	-38.4%	-41.0%	-43.7%	-46.6%	-49.6%
-10%	-20%	-19.0%	-19.2%	-19.8%	-20.8%	-22.2%	-23.9%	-26.0%	-28.3%	-31.0%	-33.8%	-36.9%	-40.1%	-43.5%
-5%	-10%	-9.8%	-10.0%	-10.6%	-11.8%	-13.3%	-15.2%	-17.5%	-20.2%	-23.1%	-26.3%	-29.7%	-33.3%	-37.0%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%
5%	10%	10.3%	10.0%	9.2%	7.8%	5.9%	3.6%	0.8%	-2.5%	-6.1%	-10.0%	-14.1%	-18.5%	-23.1%
10%	20%	21.0%	20.7%	19.8%	18.3%	16.3%	13.7%	10.6%	7.0%	3.1%	-1.2%	-5.8%	-10.6%	-15.6%
15%	30%	32.3%	31.9%	30.9%	29.3%	27.1%	24.2%	20.9%	17.0%	12.7%	8.0%	3.0%	-2.3%	-7.7%
20%	40%	44.0%	43.6%	42.6%	40.8%	38.4%	35.3%	31.6%	27.4%	22.7%	17.6%	12.1%	6.4%	0.5%
25%	50%	56.3%	55.9%	54.7%	52.8%	50.1%	46.8%	42.8%	38.2%	33.1%	27.6%	21.7%	15.5%	9.0%
30%	60%	69.0%	68.6%	67.3%	65.2%	62.4%	58.8%	54.5%	49.5%	44.0%	38.0%	31.6%	24.9%	17.9%
35%	70%	82.3%	81.8%	80.4%	78.2%	75.1%	71.2%	66.6%	61.2%	55.3%	48.8%	41.9%	34.7%	27.2%
40%	80%	96.0%	95.5%	94.0%	91.6%	88.3%	84.1%	79.1%	73.4%	67.0%	60.1%	52.6%	44.8%	36.7%
45%	90%	110.3%	109.7%	108.2%	105.6%	102.0%	97.5%	92.2%	86.0%	79.2%	71.7%	63.7%	55.4%	46.7%
50%	100%	125.0%	124.4%	122.8%	120.0%	116.2%	111.4%	105.6%	99.1%	91.7%	83.8%	75.2%	66.3%	57.0%
55%	110%	140.3%	139.7%	137.9%	134.9%	130.8%	125.7%	119.6%	112.6%	104.7%	96.2%	87.1%	77.5%	67.6%
60%	120%	156.0%	155.4%	153.5%	150.3%	146.0%	140.5%	134.0%	126.5%	118.1%	109.1%	99.4%	89.2%	78.6%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to the Inverse (-1x) of the Daily Performance of a Benchmark.

One Year Benchmark Performance	Inverse (-1x) of One Year Benchmark Performance

		Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
-60%	60%	150.0%	149.4%	147.5%	144.4%	140.2%	134.9%	128.5%	121.2%	113.0%	104.2%	94.7%	84.7%	74.4%
-55%	55%	122.2%	121.7%	120.0%	117.3%	113.5%	108.8%	103.1%	96.6%	89.4%	81.5%	73.1%	64.2%	55.0%
-50%	50%	100.0%	99.5%	98.0%	95.6%	92.2%	87.9%	82.8%	76.9%	70.4%	63.3%	55.8%	47.8%	39.5%
-45%	45%	81.8%	81.4%	80.0%	77.8%	74.7%	70.8%	66.2%	60.9%	54.9%	48.5%	41.6%	34.4%	26.9%
-40%	40%	66.7%	66.3%	65.0%	63.0%	60.1%	56.6%	52.3%	47.5%	42.0%	36.1%	29.8%	23.2%	16.3%
-35%	35%	53.8%	53.5%	52.3%	50.4%	47.8%	44.5%	40.6%	36.1%	31.1%	25.6%	19.8%	13.7%	7.3%
-30%	30%	42.9%	42.5%	41.4%	39.7%	37.3%	34.2%	30.6%	26.4%	21.7%	16.7%	11.3%	5.6%	-0.3%
-25%	25%	33.3%	33.0%	32.0%	30.4%	28.1%	25.3%	21.9%	18.0%	13.6%	8.9%	3.8%	-1.5%	-7.0%
-20%	20%	25.0%	24.7%	23.8%	22.2%	20.1%	17.4%	14.2%	10.6%	6.5%	2.1%	-2.6%	-7.6%	-12.8%
-15%	15%	17.6%	17.4%	16.5%	15.0%	13.0%	10.5%	7.5%	4.1%	0.3%	-3.9%	-8.4%	-13.1%	-17.9%
-10%	10%	11.1%	10.8%	10.0%	8.6%	6.8%	4.4%	1.5%	-1.7%	-5.3%	-9.3%	-13.5%	-17.9%	-22.5%
-5%	5%	5.3%	5.0%	4.2%	2.9%	1.1%	-1.1%	-3.8%	-6.9%	-10.3%	-14.0%	-18.0%	-22.2%	-26.6%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%
5%	-5%	-4.8%	-5.0%	-5.7%	-6.9%	-8.5%	-10.5%	-13.0%	-15.7%	-18.8%	-22.2%	-25.8%	-29.6%	-33.6%
10%	-10%	-9.1%	-9.3%	-10.0%	-11.1%	-12.7%	-14.6%	-16.9%	-19.6%	-22.5%	-25.8%	-29.2%	-32.8%	-36.6%
15%	-15%	-13.0%	-13.3%	-13.9%	-15.0%	-16.5%	-18.3%	-20.5%	-23.1%	-25.9%	-29.0%	-32.3%	-35.7%	-39.3%
20%	-20%	-16.7%	-16.9%	-17.5%	-18.5%	-19.9%	-21.7%	-23.8%	-26.3%	-29.0%	-31.9%	-35.1%	-38.4%	-41.9%
25%	-25%	-20.0%	-20.2%	-20.8%	-21.8%	-23.1%	-24.8%	-26.9%	-29.2%	-31.8%	-34.7%	-37.7%	-40.9%	-44.2%
30%	-30%	-23.1%	-23.3%	-23.8%	-24.8%	-26.1%	-27.7%	-29.7%	-31.9%	-34.5%	-37.2%	-40.1%	-43.2%	-46.3%
35%	-35%	-25.9%	-26.1%	-26.7%	-27.6%	-28.8%	-30.4%	-32.3%	-34.5%	-36.9%	-39.5%	-42.3%	-45.3%	-48.3%
40%	-40%	-28.6%	-28.7%	-29.3%	-30.2%	-31.4%	-32.9%	-34.7%	-36.8%	-39.1%	-41.7%	-44.4%	-47.2%	-50.2%
45%	-45%	-31.0%	-31.2%	-31.7%	-32.6%	-33.7%	-35.2%	-37.0%	-39.0%	-41.2%	-43.7%	-46.3%	-49.0%	-51.9%
50%	-50%	-33.3%	-33.5%	-34.0%	-34.8%	-35.9%	-37.4%	-39.1%	-41.0%	-43.2%	-45.6%	-48.1%	-50.7%	-53.5%
55%	-55%	-35.5%	-35.6%	-36.1%	-36.9%	-38.0%	-39.4%	-41.0%	-42.9%	-45.0%	-47.3%	-49.8%	-52.3%	-55.0%
60%	-60%	-37.5%	-37.7%	-38.1%	-38.9%	-40.0%	-41.3%	-42.9%	-44.7%	-46.7%	-49.0%	-51.3%	-53.8%	-56.4%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Twice the Inverse (-2x) of the Daily Performance of a Benchmark.

One Year Benchmark Performance	Twice the Inverse (-2x) of One Year Benchmark Performance	Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
-60%	120%	525.0%	520.3%	506.5%	484.2%	454.3%	418.1%	377.1%	332.8%	286.7%	240.4%	195.2%	152.2%	112.2%
-55%	110%	393.8%	390.1%	379.2%	361.6%	338.0%	309.4%	277.0%	242.0%	205.6%	169.0%	133.3%	99.3%	67.7%
-50%	100%	300.0%	297.0%	288.2%	273.9%	254.8%	231.6%	205.4%	177.0%	147.5%	117.9%	88.9%	61.4%	35.8%
-45%	90%	230.6%	228.1%	220.8%	209.0%	193.2%	174.1%	152.4%	128.9%	104.6%	80.1%	56.2%	33.4%	12.3%
-40%	80%	177.8%	175.7%	169.6%	159.6%	146.4%	130.3%	112.0%	92.4%	71.9%	51.3%	31.2%	12.1%	-5.7%
-35%	70%	136.7%	134.9%	129.7%	121.2%	109.9%	96.2%	80.7%	63.9%	46.5%	28.9%	11.8%	-4.5%	-19.6%
-30%	60%	104.1%	102.6%	98.1%	90.8%	81.0%	69.2%	55.8%	41.3%	26.3%	11.2%	-3.6%	-17.6%	-30.7%
-25%	50%	77.8%	76.4%	72.5%	66.2%	57.7%	47.4%	35.7%	23.1%	10.0%	-3.2%	-16.0%	-28.3%	-39.6%
-20%	40%	56.3%	55.1%	51.6%	46.1%	38.6%	29.5%	19.3%	8.2%	-3.3%	-14.9%	-26.2%	-36.9%	-46.9%
-15%	30%	38.4%	37.4%	34.3%	29.4%	22.8%	14.7%	5.7%	-4.2%	-14.4%	-24.6%	-34.6%	-44.1%	-53.0%
-10%	20%	23.5%	22.5%	19.8%	15.4%	9.5%	2.3%	-5.8%	-14.5%	-23.6%	-32.8%	-41.7%	-50.2%	-58.1%
-5%	10%	10.8%	10.0%	7.5%	3.6%	-1.7%	-8.1%	-15.4%	-23.3%	-31.4%	-39.6%	-47.7%	-55.3%	-62.4%
0%	0%	0.0%	-0.7%	-3.0%	-6.5%	-11.3%	-17.1%	-23.7%	-30.8%	-38.1%	-45.5%	-52.8%	-59.6%	-66.0%
5%	-10%	-9.3%	-10.0%	-12.0%	-15.2%	-19.6%	-24.8%	-30.8%	-37.2%	-43.9%	-50.6%	-57.2%	-63.4%	-69.2%
10%	-20%	-17.4%	-18.0%	-19.8%	-22.7%	-26.7%	-31.5%	-36.9%	-42.8%	-48.9%	-55.0%	-61.0%	-66.7%	-71.9%
15%	-30%	-24.4%	-25.0%	-26.6%	-29.3%	-32.9%	-37.3%	-42.3%	-47.6%	-53.2%	-58.8%	-64.3%	-69.5%	-74.3%
20%	-40%	-30.6%	-31.1%	-32.6%	-35.1%	-38.4%	-42.4%	-47.0%	-51.9%	-57.0%	-62.2%	-67.2%	-72.0%	-76.4%
25%	-50%	-36.0%	-36.5%	-37.9%	-40.2%	-43.2%	-46.9%	-51.1%	-55.7%	-60.4%	-65.1%	-69.8%	-74.2%	-78.3%
30%	-60%	-40.8%	-41.3%	-42.6%	-44.7%	-47.5%	-50.9%	-54.8%	-59.0%	-63.4%	-67.8%	-72.0%	-76.1%	-79.9%
35%	-70%	-45.1%	-45.5%	-46.8%	-48.7%	-51.3%	-54.5%	-58.1%	-62.0%	-66.0%	-70.1%	-74.1%	-77.9%	-81.4%
40%	-80%	-49.0%	-49.4%	-50.5%	-52.3%	-54.7%	-57.7%	-61.1%	-64.7%	-68.4%	-72.2%	-75.9%	-79.4%	-82.7%
45%	-90%	-52.4%	-52.8%	-53.8%	-55.5%	-57.8%	-60.6%	-63.7%	-67.1%	-70.6%	-74.1%	-77.5%	-80.8%	-83.8%
50%	-100%	-55.6%	-55.9%	-56.9%	-58.5%	-60.6%	-63.2%	-66.1%	-69.2%	-72.5%	-75.8%	-79.0%	-82.1%	-84.9%
55%	-110%	-58.4%	-58.7%	-59.6%	-61.1%	-63.1%	-65.5%	-68.2%	-71.2%	-74.2%	-77.3%	-80.3%	-83.2%	-85.9%
60%	-120%	-60.9%	-61.2%	-62.1%	-63.5%	-65.4%	-67.6%	-70.2%	-73.0%	-75.8%	-78.7%	-81.5%	-84.2%	-86.7%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Three Times the Inverse (-3x) of the Daily Performance of a Benchmark.

One Year Benchmark Performance	Three Times the Inverse (-3x) of One Year Benchmark Performance
		Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%
-60%	180%	1462.5%	1439.2%	1371.5%	1265.2%	1129.1%	973.9%	810.5%	649.2%	498.3%	363.6%	248.6%	154.4%	80.2%
-55%	165%	997.4%	981.1%	933.5%	858.8%	763.2%	654.2%	539.5%	426.2%	320.2%	225.6%	144.9%	78.7%	26.6%
-50%	150%	700.0%	688.1%	653.4%	599.0%	529.3%	449.8%	366.2%	283.6%	206.3%	137.4%	78.5%	30.3%	-7.7%
-45%	135%	501.1%	492.1%	466.0%	425.1%	372.8%	313.1%	250.3%	188.2%	130.1%	78.3%	34.1%	-2.1%	-30.7%
-40%	120%	363.0%	356.1%	336.0%	304.5%	264.2%	218.2%	169.8%	122.0%	77.3%	37.4%	3.3%	-24.6%	-46.6%
-35%	105%	264.1%	258.7%	242.9%	218.1%	186.4%	150.3%	112.2%	74.6%	39.4%	8.0%	-18.8%	-40.7%	-58.0%
-30%	90%	191.5%	187.2%	174.6%	154.7%	129.3%	100.4%	69.9%	39.8%	11.6%	-13.5%	-34.9%	-52.5%	-66.4%
-25%	75%	137.0%	133.5%	123.2%	107.1%	86.5%	62.9%	38.1%	13.7%	-9.2%	-29.7%	-47.1%	-61.4%	-72.7%
-20%	60%	95.3%	92.4%	83.9%	70.6%	53.6%	34.2%	13.8%	-6.3%	-25.2%	-42.0%	-56.4%	-68.2%	-77.5%
-15%	45%	62.8%	60.4%	53.4%	42.3%	28.1%	11.9%	-5.1%	-21.9%	-37.7%	-51.7%	-63.7%	-73.5%	-81.2%
-10%	30%	37.2%	35.1%	29.2%	19.9%	7.9%	-5.7%	-20.1%	-34.2%	-47.5%	-59.3%	-69.4%	-77.7%	-84.2%
-5%	15%	16.6%	14.9%	9.8%	1.9%	-8.3%	-19.8%	-32.0%	-44.1%	-55.3%	-65.4%	-74.0%	-81.0%	-86.5%
0%	0%	0.0%	-1.5%	-5.8%	-12.6%	-21.3%	-31.3%	-41.7%	-52.0%	-61.7%	-70.3%	-77.7%	-83.7%	-88.5%
5%	-15%	-13.6%	-14.9%	-18.6%	-24.5%	-32.0%	-40.6%	-49.7%	-58.6%	-66.9%	-74.4%	-80.7%	-85.9%	-90.0%
10%	-30%	-24.9%	-26.0%	-29.2%	-34.4%	-40.9%	-48.4%	-56.2%	-64.0%	-71.2%	-77.7%	-83.2%	-87.8%	-91.3%
15%	-45%	-34.2%	-35.2%	-38.1%	-42.6%	-48.3%	-54.8%	-61.7%	-68.5%	-74.8%	-80.5%	-85.3%	-89.3%	-92.4%
20%	-60%	-42.1%	-43.0%	-45.5%	-49.4%	-54.5%	-60.2%	-66.3%	-72.3%	-77.8%	-82.8%	-87.1%	-90.6%	-93.3%
25%	-75%	-48.8%	-49.6%	-51.8%	-55.3%	-59.7%	-64.8%	-70.2%	-75.4%	-80.4%	-84.8%	-88.6%	-91.7%	-94.1%
30%	-90%	-54.5%	-55.2%	-57.1%	-60.2%	-64.2%	-68.7%	-73.5%	-78.2%	-82.6%	-86.5%	-89.8%	-92.6%	-94.8%
35%	-105%	-59.4%	-60.0%	-61.7%	-64.5%	-68.0%	-72.1%	-76.3%	-80.5%	-84.4%	-87.9%	-90.9%	-93.4%	-95.3%
40%	-120%	-63.6%	-64.1%	-65.7%	-68.2%	-71.3%	-75.0%	-78.8%	-82.5%	-86.0%	-89.2%	-91.9%	-94.1%	-95.8%
45%	-135%	-67.2%	-67.7%	-69.1%	-71.3%	-74.2%	-77.5%	-80.9%	-84.3%	-87.4%	-90.3%	-92.7%	-94.7%	-96.2%
50%	-150%	-70.4%	-70.8%	-72.1%	-74.1%	-76.7%	-79.6%	-82.7%	-85.8%	-88.7%	-91.2%	-93.4%	-95.2%	-96.6%
55%	-165%	-73.1%	-73.5%	-74.7%	-76.5%	-78.9%	-81.5%	-84.4%	-87.1%	-89.7%	-92.0%	-94.0%	-95.6%	-96.9%
60%	-180%	-75.6%	-75.9%	-77.0%	-78.7%	-80.8%	-83.2%	-85.8%	-88.3%	-90.7%	-92.8%	-94.6%	-96.0%	-97.2%

The foregoing tables are intended to isolate the effect of benchmark volatility and benchmark performance on the return of leveraged, inverse or inverse leveraged funds. The Funds’ actual returns may be significantly greater or less than the returns shown above as a result of any of the factors discussed above or under the below risk factor describing correlation risks.

Correlation Risks.

While the Funds expect to meet their investment objectives, there is no guarantee they will do so. Factors that may affect a Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Financial Instruments in a manner that correlates to a Fund’s objective; (2) an imperfect correlation between the performance of the instruments held by a Fund, such as futures contracts and/or forward contracts, and the performance of the applicable benchmark; (3) bid-ask spreads on such instruments; (4) fees, expenses, transaction costs, financing costs associated with the use of derivatives and commission costs; (5) holding instruments traded in a market that has become illiquid or disrupted; (6) a Fund’s Share prices being rounded to the nearest cent and/or valuation methodologies; (7) changes to a benchmark that are not disseminated in advance; (8) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (9) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions; and (10) accounting standards.

                Further, in order to achieve a high degree of correlation with their applicable underlying benchmarks, the Funds seek to rebalance their portfolios daily to keep exposure consistent with their investment objectives. Being materially over- or under-exposed to the benchmarks may prevent such Funds from achieving a high degree of correlation with their applicable underlying benchmarks. Market disruptions or closure, large amounts of assets into or out of the Funds, regulatory restrictions or extreme market volatility will adversely affect such Funds’ ability to adjust exposure to requisite levels. The target amount of portfolio exposure is impacted dynamically by the benchmarks’ movements during each day. Because of this, it is unlikely that the Funds will be perfectly exposed (i.e., 3x, 2x, -1x, -2x or -3x, as applicable) at the end of each day, and the likelihood of being materially under- or over-exposed is higher on days when the benchmark levels are volatile near the close of the trading day. In addition, unlike other funds that do not rebalance their portfolios as frequently, each Fund may be subject to increased trading costs associated with daily portfolio rebalancings in order to maintain appropriate exposure to the underlying benchmarks. Such costs include commissions paid to the FCMs, and may vary by FCM. The effects of these trading costs have been estimated and included in the breakeven table. See “Charges—Breakeven Table” below.

Intraday Price/Performance Risk.

Each Fund is rebalanced at or about the time of its NAV calculation time. As such, the intraday position of the Fund will generally be different from the Fund’s stated daily investment objective (i.e., 3x, 2x, -1x, -2x or -3x). When shares are bought intraday, the performance of a Fund’s shares until the Fund’s next NAV calculation will generally be greater than or less than the Fund’s stated daily multiple, inverse or inverse multiple.

The use of leveraged, inverse and/or inverse leveraged positions could result in the total loss of an investor’s investment.

The Funds that utilize leverage, inverse or inverse leveraged positions in seeking to achieve their respective investment objectives will lose more money in market environments adverse to their respective daily investment objectives than Funds that do not employ leverage. The use of leverage, inverse and/or inverse leveraged positions could result in the total loss of an investor’s investment.

For example, because the UltraPro Funds and Ultra Funds, Short Funds, UltraShort Funds and UltraPro Short Funds offered hereby include a 3x, 2x, -1x, -2x or -3x multiplier, a single-day movement in the relevant benchmark approaching 33%, in the case of UltraPro Funds and UltraPro Short Funds, 50%, in the case of Ultra Funds and UltraShort Funds, and 100%, in the case of Short Funds, at any point in the day could result in the total loss or almost total loss of an investor’s investment if that movement is contrary to the investment objective of the Fund in which an investor has invested, even if such Fund’s benchmark subsequently moves in an opposite direction, eliminating all or a portion of the movement. This would be the case with downward single-day or intraday movements in the underlying benchmark of the UltraPro Funds or the Ultra Funds or upward single-day or intraday movements in the underlying benchmark of the Short Funds, the UltraShort Funds or the UltraPro Short Funds, even if the underlying benchmark maintains a level greater than zero at all times.

Each Fund seeks to provide investment results (before fees and expenses) that correspond to a multiple of, the inverse of or an inverse multiple of the daily performance of a benchmark at all times, even during periods when the applicable benchmark is flat as well as when the benchmark is moving in a manner which causes the Fund’s NAV to decline, thereby causing losses to such Fund.

Other than for cash management purposes, the Funds are not actively managed by traditional methods, which typically involve effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions. Rather, the Sponsor seeks to cause the NAV to track the daily performance of a benchmark in accordance with each Fund’s investment objective, even during periods in which the benchmark is flat or moving in a manner which causes the NAV of a Fund to decline. It is possible to lose money over time when an underlying benchmark is up for the corresponding UltraPro Fund or Ultra Fund, or down for the corresponding Short, UltraShort or UltraPro Short Fund, due to the effects of daily rebalancing, volatility and compounding (see the risk factors above for additional details).

The value of the Shares of each Fund relates directly to the value of, and realized profit or loss from, the Financial Instruments and other assets held by the Fund and fluctuations in the price of these assets could materially adversely affect an investment in the Shares.

With regard to the Funds, several factors may affect the value of foreign currencies or the U.S. dollar, and, in turn, the Financial Instruments and other assets, if any, owned by a Fund, including, but not limited to:

•	Debt level and trade deficit of the relevant foreign countries;

•	Inflation rates of the United States and the relevant foreign countries and investors’ expectations concerning inflation rates;

•	Interest rates of the United States and the relevant foreign countries and investors’ expectations concerning interest rates;

•	Investment and trading activities of mutual funds, hedge funds and currency funds;

•	Global or regional political, economic or financial events and situations;

•	Sovereign action to set or restrict currency conversion; and

•	Monetary policies and other related activities of central banks within the U.S. and other relevant foreign markets.

These factors interrelate in complex ways, and the effect of one factor on the market value of a Fund may offset or enhance the effect of another factor. In addition, the impact of changes in the value of a currency will affect investors differently depending upon the Fund in which investors invest. Daily increases in the value of a currency will negatively impact the daily performance of Shares of the Short Funds, UltraShort Funds and UltraPro Short Funds, and daily decreases in the value of a currency will negatively impact the daily performance of Shares of the UltraPro Funds and Ultra Funds.

Risks specific to ProShares UltraPro Euro, ProShares Short Euro and ProShares UltraPro Short Euro

The Economic and Monetary Union of the European Union (the “EU”) requires member countries to comply with restrictions on inflation rates, interest rates, deficits, debt levels and fiscal and monetary controls. As a result, each EU member country may be significantly affected by EU policies and may be highly dependent on the economies of its fellow members. The European financial markets and the value of the euro have experienced significant volatility recently and several EU member countries have been adversely affected by unemployment, budget deficits and economic downturns. In addition, several EU member countries have experienced credit rating downgrades, rising government debt levels and, for certain EU member countries (including Greece, Spain, Portugal, Ireland and Italy), weaknesses in sovereign debt. These events, along with decreasing imports or exports, changes in governmental or EU regulations on trade, the default or threat of default by an EU member country on its sovereign debt and/or an economic recession in an EU member country may continue to adversely affect the value and exchange rate of the euro and cause prolonged volatility.

In addition, given recent events, it is possible that the euro could be abandoned in the future by countries that have already adopted its use. If this were to occur, the value of the euro could fluctuate or decline drastically, causing losses to ProShares UltraPro Euro. Increased volatility to the euro could also exacerbate the effects of daily compounding on each of ProShares UltraPro Euro, ProShares Short Euro and ProShares UltraPro Short Euro’s performance over periods longer than one day.

The Funds’ exposure to currency markets may subject the Fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in the Funds.

Certain currencies have experienced high volatility in the past. Because the Funds track currency exchange rates, the Funds may be subject to greater volatility than investments in traditional securities in that they may be affected by changes in currency exchange rates, volatility, changes in interest rates, or factors affecting a particular currency. High volatility may have an adverse impact on the Funds beyond the impact of any performance-based losses of the underlying benchmarks.

Concentration of a Fund in a single currency benchmark may impact volatility, which could adversely affect an investment in the Shares.

The Currency Funds are concentrated solely on their single currency benchmark, and the Index for the Currency Index Funds is concentrated in terms of the number of currencies represented. Investors should be aware that other currency benchmarks are more diversified in terms of both the number and variety of currencies included. Concentration in fewer currencies may result in a greater degree of volatility in a benchmark and the NAV of a Fund which tracks a benchmark under specific market conditions and over time.

Failure of the currency markets to exhibit low to negative correlation to general financial markets will reduce benefits of diversification and may exacerbate losses to an investor’s portfolio.

Historically, returns on currency investments have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although currencies can provide a diversification benefit to investor portfolios because of their low to negative correlation with other financial assets, the fact that a benchmark is not 100% negatively correlated with financial assets such as stocks and bonds means that the Funds cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice versa. If the Funds perform in a manner that correlates with the general financial markets or do not perform successfully, investors will obtain no diversification benefits by investing in the Funds.

Short positions should be considered to be speculative and could result in the total loss of an investor’s investment.

The Funds may take short positions in the Financial Instruments. Because the holder of a short position is exposed to losses upon any increase in price, and a price increase is potentially unlimited, short positions will expose the Funds to potentially unlimited losses which could result in a total loss of investment.

Possible illiquid markets may exacerbate losses.

Financial Instruments cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption can also make it difficult to liquidate a position or find a forward contract counterparty at a reasonable cost.

Market illiquidity may cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Funds will typically invest in Financial Instruments related to one benchmark, which in many cases is highly concentrated.

It may not be possible to gain exposure to the benchmarks using exchange-traded Financial Instruments in the future.

The Funds generally utilize exchange-traded Financial Instruments. It may not be possible to gain exposure to the benchmarks with these Financial Instruments in the future. If these Financial Instruments cease to be traded on regulated exchanges, they may be replaced with Financial Instruments traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such Financial Instruments, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the U.S. Commodity Exchange Act of 1936 (the “CEA”), or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in a benchmark index, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Credit and liquidity risks associated with collateralized repurchase agreements.

A portion of each Funds’ assets may be held in cash and/or U.S. Treasury securities, agency securities, or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements). These securities may be used for direct investment or serve as collateral for such Fund’s trading in Financial Instruments, as applicable, and may include collateralized repurchase agreements. Collateralized repurchase agreements involve an agreement to purchase a security and to sell that security back to the original seller at an agreed-upon price. The resale price reflects the purchase price plus an agreed-upon incremental amount which is unrelated to the coupon rate or maturity of the purchased security. As protection against the risk that the original seller will not fulfill its obligation, the buyer receives collateral marked-to-market daily, and maintained at a value at least equal to the sale price plus the accrued incremental amount. Although the collateralized repurchase agreements that the Funds enter into require that counterparties (which act as original sellers) over-collateralize the amount owed to a Fund with U.S. Treasury securities and/or agency securities, there is a risk that such collateral could decline in price at the same time that the counterparty defaults on its obligation to repurchase the security. If this occurs, a Fund may incur losses or delays in receiving proceeds. To minimize these risks, the Funds typically enter into transactions only with large, well-capitalized and well established financial institutions.

Fees are charged regardless of a Fund’s returns and may result in depletion of assets.

                The Funds are subject to the fees and expenses described herein which are payable irrespective of a Fund’s returns. Such fees and expenses include asset-based fees of 0.95% per annum of each Fund’s average daily NAV, as well as the effects of commissions, trading spreads, and embedded financing, borrowing costs and fees associated with Financial Instruments and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities. Additional charges may include other fees as applicable.

For Funds benchmarked to the Index, changes implemented by the index provider that affect the composition and valuation of the Index could adversely affect the value of an investment in a Fund’s Shares.

ProShares UltraPro U.S. Dollar, ProShares Ultra U.S. Dollar, ProShares Short U.S. Dollar, ProShares UltraShort U.S. Dollar and ProShares UltraPro Short U.S. Dollar are benchmarked to the Index, which is maintained by an index provider that is unaffiliated with the Funds or the Sponsor. The policies implemented by such index provider concerning the calculation of the level of the Index or the composition of the Index could affect the level of the Index and, therefore, the value of such Funds’ Shares. The index provider may change the Index or composition of its Index, or make other methodological changes that could change the level of the Index. Additionally, the index provider may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of Shares of a Fund using the Index as a benchmark. The Index provider has no obligation to consider Fund shareholder interests in calculating or revising an index. Any of these actions could adversely affect the value of such Funds’ Shares. Calculation of the Index may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Sponsor, which in turn may adversely impact both the index and/or the Shares, as applicable. Additionally, index calculations may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have an adverse effect on the value of the Shares.

The Funds may be subject to counterparty risks.

The Funds may use forward contracts as a means to achieve their respective investment objectives when accountability rules or position limits are reached with respect to the futures contracts. The Funds may use either forward contracts referencing their respective benchmarks, or in the case of the Currency Index Funds, forward contracts referencing the Index or the particular currencies comprising the Index, or the Funds may invest in other forward contracts if such instruments tend to exhibit trading prices or returns that correlate with the benchmark or a component of the benchmark and will further the investment objective of the Fund. In addition, the Funds may invest in forward contracts if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) that prevent the Funds from obtaining the appropriate amount of investment exposure to the affected futures contract. Although unlikely, the Funds, under these circumstances, could have 100% exposure to forward contracts.

Forward contracts are traded over the counter and are essentially unregulated by the CFTC. Investors, therefore, do not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with each Fund’s forward contracts. The lack of regulation in these markets could expose investors to significant losses under certain circumstances including in the event of trading abuses or financial failure by participants.

Unlike in futures contracts, the counterparty to forward contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, a Fund is subject to credit risk with respect to the amount it expects to receive from counterparties to forward contracts entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.

The Funds have sought to mitigate these risks by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings. The Funds typically enter into transactions only with large, well-capitalized and well established financial institutions.

Forward contracts have terms that make them less marketable than futures contracts. Forward contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are generally entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty. Forward contracts may entail breakage costs if terminated prior to the final maturity date.

As of the date of this prospectus, the Funds’ counterparties for forward contracts are: Deutsche Bank AG, UBS AG, Goldman Sachs International and Soceiete Generale. The Sponsor regularly reviews the performance of its counterparties for, inter alia, creditworthiness and execution quality. In addition, the Sponsor periodically considers the addition of new counterparties. Thus, the list of counterparties noted above may change at any time. See page 32 for more information about the Funds’ forward contracts. Each day, the Funds disclose their portfolio holdings as of the prior Business Day (as such term is defined in “Creation Procedures” below). Beginning on or around April 1, 2012, each Fund’s portfolio holdings will include the names of each of its forward contract counterparties. This portfolio holdings information may be accessed through the web on the Sponsor’s website at www.proshares.com.

        More information about Deutsche Bank AG, a German Bank, including its current financial statements, may be found on the SEC’s EDGAR website under Central Index Key No (“CIK No.”) 0001159508 (for Deutsche Bank AG). More information about UBS AG, a Swiss Bank, including its current financial statements, may also be found on the SEC’s EDGAR website under CIK No. 0001114446 (for UBS AG). More information about Goldman Sachs International, a U.K. broker-dealer and subsidiary of The Goldman Sachs Group, Inc., may also be found on the SEC’s EDGAR website under CIK No. 0000886982 (for The Goldman Sachs Group, Inc.). The Goldman Sachs Group, Inc. consolidates the financial statements of each of its subsidiaries, including Goldman Sachs International, with its own. More information about Societe Generale, a French public limited company, including its current financial statements as filed with the AMF (the French securities regulator), may be found on Societe Generale’s website. Each counterparty and/or any of its affiliates may be an Authorized Participant or shareholder of a Fund.

Historical correlation trends between Fund benchmarks and other asset classes may not continue or may reverse, limiting or eliminating any potential diversification or other benefit from owning a Fund.

To the extent that an investor purchases a Fund seeking diversification benefits based on the historic correlation (whether positive or negative) between the returns of the currency markets and other asset classes, such historic correlation may not continue or may reverse itself. In this circumstance, the diversification or other benefits sought may be limited or nonexistent.

The Funds have no operating history and, as a result, investors have no performance history to serve as a factor for evaluating an investment in the Funds.

The Funds have no operating performance upon which to evaluate an investor’s investment in the Funds. Although past performance is not necessarily indicative of future results, if the Funds had any performance history, such performance history might (or might not) provide investors with more information on which to evaluate an investment in the Funds.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Funds.

Investors cannot be assured that the Sponsor will be able to continue to service the Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected, as there may be no entity servicing the Funds for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render trading advice to the Funds. As the Funds themselves are not registered with the CFTC in any capacity, if the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/or commodity trading advisor could be found. Such an event could result in termination of the Funds.

The lack of active trading markets for the Shares of the Funds may result in losses on investors’ investments at the time of disposition of Shares.

Although the Shares of the Funds will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of the Funds will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

A Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the NYSE Arca, NYSE, or any other exchange, marketplace or trading center deemed to affect the normal operations of the Funds, is closed, or when trading is restricted or suspended or restricted on such exchanges in any of the Funds’ futures contracts, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Funds. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of a Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the NYSE Arca, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

The NAV per Share of a Fund changes as fluctuations occur in the market value of a Fund’s portfolio. Investors should be aware that the public trading price of a number of Shares of a Fund otherwise amounting to a Creation Unit may be different from the NAV of an actual Creation Unit (i.e., 50,000 individual Shares may trade at a premium over, or a discount to, NAV of a Creation Unit of a Fund), and similarly the public trading price per Share of a Fund may be different from the NAV per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of a Fund at a discount or a premium to the public trading price per Share of that Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund are closely related, but not identical, to the same forces influencing the price of an underlying Reference Asset at any point in time.

Authorized Participants or their clients or customers may have an opportunity to realize a profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of a Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track NAV per Share of the Funds closely over time.

The value of a Share may be influenced by nonconcurrent trading hours between the NYSE Arca and the market in which the Financial Instruments (or related Reference Assets) held by a Fund are traded. The Shares of each Fund trade, or will trade, on the NYSE Arca from 9:30 a.m. to 4:00 p.m. (Eastern Time). The Financial Instruments (and/or the Reference Assets) held by a particular Fund, however, may have different fixing or settlement times. Consequently, liquidity in the Financial Instruments (and/or the Reference Assets) may be reduced after such fixing or settlement time. As a result, during the time when the NYSE Arca is open but after the applicable fixing or settlement time, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, increase the difference between the price of the Shares of a Fund and the NAV of such Shares.

Trading on exchanges outside the United States is not subject to U.S. regulation and may result in different or diminished investor protections.

Some of the Funds’ trading may be conducted on exchanges outside the United States. Trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, the Shares are subject to the risk of adverse exchange rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such investors would not have otherwise been subject had the Funds’ trading been limited to U.S. markets.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

Although the Sponsor does not anticipate that such claims will adversely impact the Funds, it is impossible to provide definite assurances that no such negative impact will occur. The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties could allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Funds due to the valuation method employed on the date of NAV calculation.

Calculating the NAV of the Funds includes, in part, any unrealized profits or losses on open Financial Instrument positions. Under normal circumstances, the NAV of a Fund reflects the value of the Financial Instruments held by a Fund, as of the time the NAV is being calculated. However, if any of the Financial Instruments held by a Fund could not be purchased or sold on a day when a Fund is accepting creation and redemption orders (due to the operation of daily limits or other rules of the exchange or otherwise), a Fund may be improperly exposed which could cause it to fail to meet its stated investment objective. Alternatively, a Fund may attempt to calculate the fair value of such Financial Instruments. In such a situation, there is a risk that the calculation of the relevant benchmark, and therefore, the NAV of the applicable Fund on such day, may not accurately reflect the realizable market value of the Financial Instruments underlying such benchmark.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the NYSE Arca or in other markets, if any, in which the Shares may be traded.

NYSE Arca may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (e.g., Dow Jones Industrial Average) or in the price of a Fund’s Shares. Additionally, the ability to short sell a Fund’s shares may be restricted when there is a 10% or greater change from the previous day’s official closing price. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

None of the Funds are subject to registration or regulation under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, shareholders do not have the right to elect directors, the Funds may enact splits or reverse splits without shareholder approval and the Funds are not required to pay regular distributions, although the Funds may pay distributions at the discretion of the Sponsor.

The value of the Shares will be adversely affected if the Funds are required to indemnify the Trustee.

Under the Amended and Restated Trust Agreement of the Trust, as may be further amended and restated from time to time (the “Trust Agreement”), the Trustee has the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of one or more of the Funds.

Although the Shares of the Funds are limited liability investments, certain circumstances such as bankruptcy of a Fund will increase a shareholder’s liability.

The Shares of the Funds are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Failure of the FCMs to segregate assets may increase losses in the Funds.

The CEA requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. There is a risk that assets deposited by the Sponsor on behalf of the Funds as margin with the FCMs may, in certain circumstances, be used to satisfy losses of other clients of the FCMs. If an FCM fails to segregate the funds received from the Sponsor, the assets of the Funds might not be fully protected in the event of the FCM’s bankruptcy. Furthermore, in the event of an FCM’s bankruptcy, Fund Shares could be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to a particular Fund was held by the FCM. Each FCM may, from time to time, have been the subject of certain regulatory and private causes of action.

In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another series of the Trust and may thereby potentially expose assets in a Fund to the liabilities of another series of the Trust.

Each series of the Trust is a separate series of a Delaware statutory trust and not itself a separate legal entity.     Section 3804(a) of the Delaware Statutory Trust Act (the “DSTA”) provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series, and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) of the DSTA or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for each series and accounts for them separately, but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets of a Fund to the liabilities of another series of the Trust.

There may be circumstances that could prevent a Fund from being operated in a manner consistent with its investment objective and principal investment strategies.

There may be circumstances outside the control of the Sponsor and/or a Fund that make it, for all practical purposes, impossible to re-position such Fund and/or to process a purchase or redemption order. Examples of such circumstances include: natural disasters; public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as the Depository Trust Company (“DTC”), the National Securities Clearance Corporation (“NSCC”), or any other participant in the purchase process; and similar extraordinary events. Accordingly, while the Sponsor has implemented and tested a business continuity plan that transfers functions of any disrupted facility to another location and has effected a disaster recovery plan, circumstances, such as those above, may prevent a Fund from being operated in a manner consistent with its investment objectives and/or principal investment strategies.

Shareholders’ tax liability will exceed cash distributions on the Shares.

Shareholders of each Fund are subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Each Fund does not currently expect to make distributions with respect to capital gains or ordinary income. Accordingly, shareholders of a Fund will not receive cash distributions equal to their share of the Fund’s taxable income or the tax liability that results from such income. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

The U.S. Internal Revenue Service (“IRS”) could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Fund.

U.S. federal income tax rules applicable to partnerships, which each Fund is anticipated to be treated as under the Internal Revenue Code of 1986, as amended (the “Code”), are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Funds apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the shareholders’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations promulgated thereunder (the “Regulations”) and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1 which the Funds will distribute to shareholders will contain information regarding the income items and expense items of the Funds. If you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to increase to 20% for tax years beginning after December 31, 2012.

Shareholders of each Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Funds, the Funds may realize and pass-through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains, which generally are taxed at a preferential rate. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Funds.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Act will make sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a new legislative framework for OTC derivatives, including Financial Instruments. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and will require clearing and exchange trading of many OTC derivatives transactions.

Provisions in the Dodd-Frank Act include the requirement that position limits on commodity futures contracts be established; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the Dodd-Frank Act and applicable regulations; and the forced use of clearinghouse mechanisms for many OTC derivative transactions. Additionally, the new law requires the aggregation, for purposes of position limits, of all positions in futures held by a single entity and its affiliates, whether such positions exist on U.S. futures exchanges, non-U.S. futures exchanges, or in OTC contracts.

The CFTC, the SEC and other federal regulators have been tasked with developing the rules and regulations enacting the provisions of the Dodd-Frank Act. While certain regulations have been promulgated and are already in effect, it is not possible at this time to assess the exact nature and full scope of the impact of the Dodd-Frank Act on any of the Funds. The new legislation and the related regulations that may be promulgated in the future may negatively impact a Fund’s ability to meet its investment objective either through limits on its investments or requirements imposed on it or any of its counterparties. In particular, new requirements, including capital requirements and mandatory clearing of over-the-counter derivative transactions, may increase the cost of a Fund’s investments and the cost of doing business, which could adversely affect investors.

Regulatory and exchange position limits may restrict the creation of Creation Units and the operation of the Trust.

The Dodd-Frank Act has required the CFTC to adopt regulations establishing speculative position limits applicable to regulated futures and over-the-counter derivatives and impose aggregate speculative position limits across regulated U.S. futures, over-the-counter positions and certain futures contracts traded on non-U.S. exchanges. In accordance with this mandate, in October 2011 the CFTC finalized rules that establish position limits with respect to 28 physical delivery commodity futures and options contracts, as well as to forward contracts that are economically equivalent to such contracts. The new position limits established by the CFTC will apply with respect to contracts traded on all U.S. and certain foreign exchanges on an aggregate basis. In addition, the CFTC has required the U.S. commodities exchanges to establish corresponding speculative position limits.

Prior to the Dodd-Frank Act, speculative position limits have been established primarily by the U.S. futures exchanges, which impose “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in contracts traded on such exchanges. Under the exchange rules and the recently adopted CFTC regulations, all accounts owned or managed by commodity trading advisors, such as the Sponsor, their principals and their affiliates would be combined for position limit purposes.

In order to comply with the speculative position limits established by the CFTC and the relevant exchanges, the Sponsor may in the future be required to reduce the size of outstanding positions, not enter into new positions that would otherwise be taken for the Funds or not trade certain markets on behalf of the Funds. Modification of trades made by the Trust, if required, could adversely affect the Trust’s operations and profitability and significantly limit the Trust’s ability to reinvest income in additional contracts, create additional Creation Units, or add to existing positions in the desired amount.

In addition, the Sponsor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for the relevant Funds. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf of any of the Funds at unfavorable prices, such Funds may incur substantial losses and the value of the Shares may be adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference contain forward-looking statements that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those listed in “Risk Factors” in this Summary, described in “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

DESCRIPTION OF THE FUNDS’ BENCHMARKS

The Currency Funds are designed to track a multiple, the inverse or an inverse multiple of the daily performance of the spot price of the applicable currency versus the U.S. dollar. The spot price of each currency is measured by the 4:00 p.m. (Eastern Time) spot prices as provided by Bloomberg, expressed in terms of U.S. dollars per unit of foreign currency. The Currency Index Funds are designed to track a multiple, the inverse or an inverse multiple of the daily performance of the Index. The Funds do not necessarily directly or physically hold the underlying currency or currencies and will instead seek exposure through the use of certain Financial Instruments whose value is based on the price of the underlying currency or currencies to pursue its investment objective.

Australian Dollar

ProShares UltraPro Australian Dollar, ProShares Ultra Australian Dollar, ProShares Short Australian Dollar, ProShares UltraShort Australian Dollar and ProShares UltraPro Short Australian Dollar are designed to track a multiple, the inverse or an inverse multiple of the daily performance of the Australian dollar spot price versus the U.S. dollar. These Funds use the 4:00 p.m. (Eastern Time) Australian dollar/U.S. dollar exchange rate as provided by Bloomberg, expressed in terms of U.S. dollars per unit of foreign currency, as the basis for the underlying benchmark.

The Australian dollar is the national currency of Australia and the currency of the accounts of the Reserve Bank of Australia, the Australian central bank. The official currency code for the Australian dollar is “AUD.” The Australian dollar is referred to in Australia as “dollar.” As with U.S. currency, 100 Australian cents are equal to one Australian dollar. In Australia, unlike most other countries, cash transactions are rounded to the nearest five cents. The most commonly used symbol used to represent the Australian dollar is “A$.”

In 1913, the Commonwealth Bank of Australia issued the first Australian currency notes. In 1915, the Commonwealth Bank of Australia became the exclusive issuer of currency in Australia. From 1930 through the 1960s, the Australian banking system underwent substantial transformation. In 1960, the Reserve Bank of Australia was established. In 1966, a new decimalized currency was introduced. At various times throughout the 1900s, the value of Australian currency was based on a fixed quantity of gold; at other times, the Australian dollar was pegged to foreign currencies, including the U.S. dollar. Beginning in 1983, the Australian dollar’s value was allowed to float, with the result that its value now depends almost entirely on market forces. The foregoing information is compiled from the Reserve Bank of Australia’s website (http://www.rba.gov.au).

Canadian Dollar

ProShares UltraPro Canadian Dollar, ProShares Ultra Canadian Dollar, ProShares Short Canadian Dollar, ProShares UltraShort Canadian Dollar and ProShares UltraPro Short Canadian Dollar are designed to track a multiple, the inverse or an inverse multiple of the daily performance of the Canadian dollar spot price versus the U.S. dollar. These Funds use the 4:00 p.m. (Eastern Time) Canadian dollar/U.S. dollar exchange rate as provided by Bloomberg, expressed in terms of U.S. dollars per unit of foreign currency, as the basis for the underlying benchmark.

The Canadian dollar is the national currency of Canada and the currency of the accounts of the Bank of Canada, the Canadian central bank. The official currency code for the Canadian dollar is “CAD.” As with U.S. currency, 100 Canadian cents are equal to one Canadian dollar.

The Canadian dollar was introduced in 1858. Initially, the Canadian dollar was redeemable for gold, but the gold standard was suspended at times and abandoned officially in 1933. In 1934, Canada’s official central bank, the Bank of Canada, was established. During World War II, the Canadian dollar was pegged to the U.S. dollar and the British pound by the Canadian government. In 1950, Canada abolished the fixed rates of exchange for the Canadian dollar into U.S. dollars and British pounds. In 1962, Canada again established fixed rates of exchange based primarily on the U.S. dollar. In 1970, the Canadian government decided to allow the value of the Canadian dollar to float, with the result that its value now depends almost entirely on market forces. The foregoing information is compiled from the Bank of Canada’s website and the Bank for International Settlements Triennial Central Bank Survey of Foreign Exchange and Derivatives Market Activity in April 2007—Final results.

Euro

ProShares UltraPro Euro, ProShares Short Euro and ProShares UltraPro Short Euro are designed to track a multiple, the inverse or an inverse multiple of the daily performance of the Euro spot price versus the U.S. dollar. These Funds use the 4:00 p.m. (Eastern Time) Euro/U.S. dollar exchange rate as provided by Bloomberg, expressed in terms of U.S. dollars per unit of foreign currency, as the basis for the underlying benchmark.

In 1998, the European Central Bank in Frankfurt was organized by Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain in order to establish a common currency—the Euro. Unlike the U.S. Federal Reserve System, the Bank of Japan and other comparable central banks, the European Central Bank is a central authority that conducts monetary policy for an economic area consisting of many otherwise largely autonomous states.

At its inception on January 1, 1999, the Euro was launched as an electronic currency used by banks, foreign exchange dealers and stock markets. In 2002, the Euro became cash currency for approximately 300 million citizens of 12 European countries (the eleven countries mentioned above, in addition to Greece). Today, twenty-three countries use the Euro, including Andorra, Cyprus, Finland, Kosovo, Malta, Monaco, Montenegro, San Marino, Slovakia, Slovenia and the Vatican City.

Although the European countries that have adopted the Euro are members of the European Union, the United Kingdom, Denmark and Sweden are European Union members that have not adopted the Euro as their national currency.

Swiss Franc

ProShares UltraPro Swiss Franc, ProShares Ultra Swiss Franc, ProShares Short Swiss Franc, ProShares UltraShort Swiss Franc and ProShares UltraPro Short Swiss Franc are designed to track a multiple, the inverse or an inverse multiple of the daily performance of the Swiss franc spot price versus the U.S. dollar. These Funds use the 4:00 p.m. (Eastern Time) Swiss franc/U.S. dollar exchange rate as provided by Bloomberg, expressed in terms of U.S. dollars per unit of foreign currency, as the basis for the underlying benchmark.

The Swiss franc is the national currency of Switzerland and Liechtenstein and the currency of the accounts of the Swiss National Bank, the central bank of Switzerland. The official currency code for the Swiss franc is “CHF.” Each Swiss franc is equal to 100 Swiss centimes.

U.S. Dollar Index

ProShares UltraPro U.S. Dollar, ProShares Ultra U.S. Dollar, ProShares Short U.S. Dollar, ProShares UltraShort U.S. Dollar and ProShares UltraPro Short U.S. Dollar are designed to track a multiple, the inverse or an inverse multiple of the daily performance of the Index. The Index is a geometrically-averaged calculation of six currencies weighted against the U.S. dollar. The six component currencies are the Euro, Japanese yen, British pound, Canadian dollar, Swedish krona and Swiss franc. The component currencies do not have the same weight. The Euro has a weighting of 57.6%, the Japanese yen a weighting of 13.6%, the British pound a weighting of 11.9%, the Canadian dollar a weighting of 9.1%, the Swedish krona a weighting of 4.2% and the Swiss franc a weighting of 3.6%. The Index is calculated by Bloomberg in real time approximately every 15 seconds using the spot prices of the Index’s component currencies. The price used for the calculation of the Index is the mid-point between the Bloomberg top of the book bid/offer in the component currencies.

The Index was created by the U.S. Federal Reserve in 1973. Following the ending of the 1944 Bretton Woods Agreement, which had established a system of fixed exchange rates, the U.S. Federal Reserve Bank began the calculation of the Index to provide an external bilateral trade-weighted average of the U.S. dollar as it freely floated against global currencies. Futures contracts based on the Index were listed on November 20, 1985, and are now available only on the Intercontinental Exchange (“ICE”) electronic trading platform. Options on the futures contracts began trading on September 3, 1986, and are available both on the ICE electronic trading platform and on the ICE options trading floor.

The ICE operates leading regulated exchanges, trading platforms and clearing houses serving global markets for agricultural, credit, currency, emissions, energy and equity index markets. ICE operates three futures exchanges including London-based ICE Futures Europe, which hosts trading in half of the world’s crude and refined oil futures contracts traded each day. ICE Futures U.S. and ICE Futures Canada list agricultural, currency and Russell Index futures and options markets. ICE also provides trade execution, processing and clearing services for the over-the-counter (“OTC”) energy and credit derivatives markets. A component of the Russell 1000® and S&P 500 indexes, ICE serves customers in more than 55 countries and is headquartered in Atlanta, with offices in New York, London, Chicago, Winnipeg, Calgary, Houston and Singapore.

Japanese Yen

ProShares UltraPro Yen, ProShares Short Yen and ProShares UltraPro Short Yen are designed to track a multiple, the inverse or an inverse multiple of the daily performance of the Japanese yen spot price versus the U.S. dollar. These Funds use the 4:00 p.m. (Eastern Time) Japanese yen/U.S. dollar exchange rate as provided by Bloomberg, expressed in terms of U.S. dollars per unit of foreign currency, as the basis for the underlying benchmark.

The Japanese yen has been the official currency of Japan since 1871. The Bank of Japan has been operating as the central bank of Japan since 1882.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Investment Objectives

Each Fund seeks, on a daily basis, to provide investment results (before fees and expenses) that correspond to three times (3x) the performance of, twice (2x) the performance of, the inverse (-1x) of the performance of, twice the inverse (-2x) of the performance of, or three times the inverse (-3x) of the performance of a benchmark. The Funds do not seek to achieve their stated objective over a period greater than one day. Because the Funds seek investment results for a single day only (from the time a Fund calculates its NAV to the time of the Fund’s next NAV calculation) and on a leveraged, inverse and/or inverse leveraged basis, each Fund is different from most exchange-traded funds.

Investment Objective of the “UltraPro Funds”:

The “UltraPro” Funds seek daily results that match three times (3x) the daily performance of a benchmark (before fees and expenses). The UltraPro Funds do not seek to achieve their stated objective over a period greater than one day. If an UltraPro Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately three times as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Conversely, its value on a given day (before fees and expenses) should lose approximately three times as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Each UltraPro Fund acquires long exposure through futures contracts, and under certain circumstances, forward contracts, such that each UltraPro Fund has exposure intended to approximate three times (3x) its corresponding benchmark at the time of its NAV calculation.

Investment Objective of the “Ultra Funds”:

The “Ultra” Funds seek daily results that match twice (2x) the daily performance of a benchmark (before fees and expenses). The Ultra Funds do not seek to achieve their stated objective over a period greater than one day. If an Ultra Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately twice as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Conversely, its value on a given day (before fees and expenses) should lose approximately twice as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Each Ultra Fund acquires long exposure through futures contracts, and under certain circumstances, forward contracts, such that each Ultra Fund has exposure intended to approximate twice (2x) its corresponding benchmark at the time of its NAV calculation.

Investment Objective of the “Short Funds”:

The “Short” Funds seek daily results that match the inverse (-1x) of the daily performance of a benchmark (before fees and expenses). The Short Funds do not seek to achieve their stated objectives over a period greater than one day. If a Short Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Conversely, its value on a given day (before fees and expenses) should lose approximately as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Each Short Fund acquires exposure through futures contracts, and under certain circumstances, forward contracts, such that each Short Fund has exposure intended to approximate the inverse (-1x) of its corresponding benchmark at the time of its NAV calculation.

Investment Objective of the “UltraShort Funds”:

The “UltraShort” Funds seek daily results that match twice the inverse (-2x) of the daily performance of a benchmark (before fees and expenses). The UltraShort Funds do not seek to achieve their stated objectives over a period greater than one day. If an UltraShort Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately twice as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Conversely, its value on a given day (before fees and expenses) should lose approximately twice as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Each UltraShort Fund acquires exposure through futures contracts, and under certain circumstances, forward contracts, such that each UltraShort Fund has exposure intended to approximate twice the inverse (-2x) of its corresponding benchmark at the time of its NAV calculation.

Investment Objective of the “UltraPro Short Funds”:

The “UltraPro Short” Funds seek daily results that match three times the inverse (-3x) of the daily performance of a benchmark (before fees and expenses). The UltraPro Short Funds do not seek to achieve their stated objectives over a period greater than one day. If an UltraPro Short Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately three times as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Conversely, its value on a given day (before fees and expenses) should lose approximately three times as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Each UltraPro Short Fund acquires exposure through futures contracts, and under certain circumstances, forward contracts, such that each UltraPro Short Fund has exposure intended to approximate three times the inverse (-3x) of its corresponding benchmark at the time of its NAV calculation.

There can be no assurance that a Fund will achieve its investment objective or avoid substantial losses. The Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results. Results for the Funds over periods of time greater than one day should not be expected to be a simple inverse (-1x) or multiple (+3x or +2x) or inverse multiple (-2x or -3x) of the period return of the corresponding benchmark and will likely differ significantly from such. A fund will lose money if its benchmark’s performance is flat over time, and it is possible for a Fund to lose money over time even if its benchmark’s performance increases (or decreases in the case of a Short Fund, UltraShort Fund, or an UltraPro Short Fund), as a result of daily rebalancing, the benchmark’s volatility and compounding. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Fund’s return for a period as the return of the Fund’s underlying benchmark.

The corresponding benchmark for each Fund is listed below:

ProShares UltraPro Australian Dollar, ProShares Ultra Australian Dollar, ProShares Short Australian Dollar, ProShares UltraShort Australian Dollar and ProShares UltraPro Short Australian Dollar: the 4:00 p.m. (Eastern Time) spot price of the Australian dollar versus the U.S. dollar using the Australian dollar exchange rate, expressed in terms of U.S. dollars per unit of foreign currency.

ProShares UltraPro Canadian Dollar, ProShares Ultra Canadian Dollar, ProShares Short Canadian Dollar, ProShares UltraShort Canadian Dollar and ProShares UltraPro Short Canadian Dollar: the 4:00 p.m. (Eastern Time) spot price of the Canadian dollar versus the U.S. dollar using the Canadian dollar exchange rate, expressed in terms of U.S. dollars per unit of foreign currency.

ProShares UltraPro Euro, ProShares Short Euro and ProShares UltraPro Short Euro: the 4:00 p.m. (Eastern Time) spot price of the Euro versus the U.S. dollar using the Euro exchange rate, expressed in terms of U.S. dollars per unit of foreign currency.

ProShares UltraPro Swiss Franc, ProShares Ultra Swiss Franc, ProShares Short Swiss Franc, ProShares UltraShort Swiss Franc and ProShares UltraPro Short Swiss Franc: the 4:00 p.m. (Eastern Time) spot price of the Swiss franc versus the U.S. dollar using the Swiss franc exchange rate, expressed in terms of U.S. dollars per unit of foreign currency.

ProShares UltraPro U.S. Dollar, ProShares Ultra U.S. Dollar, ProShares Short U.S. Dollar, ProShares UltraShort U.S. Dollar and ProShares UltraPro Short U.S. Dollar: the 4:00 p.m. (Eastern Time) level of the U.S. Dollar Index. The Index is designed to track the value of the U.S. dollar as measured against a basket of foreign currencies.

ProShares UltraPro Yen, ProShares Short Yen and ProShares UltraPro Short Yen: the 4:00 p.m. (Eastern Time) spot price of the Japanese yen versus the U.S. dollar using the Japanese yen exchange rate, expressed in terms of U.S. dollars per unit of foreign currency.

The following charts illustrate exchange rates for the Australian dollar, the Canadian dollar, the euro, the Swiss franc and the Japanese yen, respectively, as measured against the Index from January 31, 2009 to January 31, 2012:

Principal Investment Strategies

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes, in combination, should produce daily returns consistent with the Funds’ objectives.

The Sponsor relies upon a pre-determined model to generate orders that result in repositioning the Funds’ investments in accordance with their respective investment objective.

Each Fund intends to meet its investment objective by taking long or short positions in futures contracts on its underlying currency or, in the case of the Currency Index Funds, futures contracts on the Index or on the currencies comprising the Index. In the event position accountability rules or position limits are reached with respect to futures contracts, the Sponsor may, in its commercially reasonable judgment, cause such Fund to obtain exposure to its benchmark through forward contracts referencing the benchmark or, in the case of the Currency Index Funds, forward contracts referencing the Index or the particular currencies comprising the Index, or invest in other forward contracts if such instruments tend to exhibit trading prices or returns that correlate with the benchmark or a component of the benchmark and will further the investment objective of the Fund. The Funds may also invest in forward contracts if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) that prevent the Funds from obtaining the appropriate amount of investment exposure to the affected futures contracts directly. Each Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements) for direct investment or as collateral for Financial Instruments. Each Fund may also invest up to 100% of its assets in any of these types of cash or cash equivalent securities.

The Funds invest in or have exposure to futures contracts and are subject to risks related to rolling. The contractual obligations of a buyer or seller holding a futures contract to expiration may generally be satisfied by taking or making physical delivery of the underlying Reference Asset or settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Once this date is reached, the futures contract “expires.” As the futures contracts held by a Fund near expiration, they are generally closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.” The Funds do not intend to take physical delivery of any Reference Assets underlying a futures contract, but instead to “roll” their respective positions, generally during the two week period preceding the expiration of the relevant futures contract (typically in March, June, September and December) into the next quarterly contract with a desire to roll such contracts when there is high liquidity in the roll market.

In October 2011, the CFTC finalized rules imposing aggregate position limits applicable to regulated futures and forward contracts, which may significantly limit the Funds’ ability to obtain the appropriate amount of investment exposure to the relevant benchmarks, and in the case of the Currency Index Funds, futures contracts on the Index or on the currencies comprising the Index, through futures and forward contracts and impair the Trust’s ability to achieve its investment objectives. See “Risk Factors - Regulatory and exchange position limits may restrict the creation of Creation Units and the operation of the Trust.”

The Sponsor does not invest the assets of the Funds based on its view of the investment merit of a particular investment, other than for cash management purposes, nor does it conduct currency research or analysis, or forecast market movement or trends, in managing the assets of the Funds. The Funds seek to remain fully exposed at all times to the Funds’ underlying benchmarks without regard to market conditions, trends or direction.

As of the NAV calculation time each trading day, each Fund will seek to position its portfolio so that its exposure to its benchmark is consistent with its investment objective. The impact of a benchmark’s movements during the day will affect whether the Fund’s portfolio needs to be rebalanced. For example, if a Short, UltraShort or UltraPro Short Fund’s benchmark has risen on a given day, net assets of such Fund should fall. As a result, inverse exposure will need to be decreased. Conversely, if a Short, UltraShort or UltraPro Short Fund’s benchmark has fallen on a given day, net assets of such Fund should rise. As a result, inverse exposure will need to be increased. For UltraPro Funds and Ultra Funds, the Fund’s long exposure will need to be increased on days when such Fund’s benchmark rises and decreased on days when such Fund’s benchmark falls. Daily rebalancing and the compounding of each day’s return over time means that the return of each Fund for a period longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ from three times (3x), twice (2x), the inverse (-1x), twice the inverse (-2x) or three times the inverse (-3x), of the return of the Fund’s benchmark for the period. A Fund will lose money if its benchmark’s performance is flat over time, and it is possible for a Fund to lose money over time even if its benchmark’s performance increases (or decreases in the case of a Short Fund, an UltraShort Fund or an UltraPro Short Fund), as a result of daily rebalancing, the benchmark’s volatility and compounding.

The amount of exposure each Fund has to Financial Instruments differs with each particular Fund and may be changed without shareholder approval at any given time. Currently, the Funds anticipate that, in the normal course of business and absent any unforeseen circumstances, they will be exposed to the specific Financial Instruments below as follows:

	Forwards	Futures
ProShares UltraPro Australian Dollar	0%	300%
ProShares UltraPro Canadian Dollar	0%	300%
ProShares UltraPro Euro	0%	300%
ProShares UltraPro Swiss Franc	0%	300%
ProShares UltraPro U.S. Dollar	0%	300%
ProShares UltraPro Yen	0%	300%
ProShares Ultra Australian Dollar	0%	200%
ProShares Ultra Canadian Dollar	0%	200%
ProShares Ultra Swiss Franc	0%	200%
ProShares Ultra U.S. Dollar	0%	200%
ProShares Short Australian Dollar	0%	-100%
ProShares Short Canadian Dollar	0%	-100%
ProShares Short Euro	0%	-100%
ProShares Short Swiss Franc	0%	-100%
ProShares Short U.S. Dollar	0%	-100%
ProShares Short Yen	0%	-100%
ProShares UltraShort Australian Dollar	0%	-200%
ProShares UltraShort Canadian Dollar	0%	-200%
ProShares UltraShort Swiss Franc	0%	-200%
ProShares UltraShort U.S. Dollar	0%	-200%
ProShares UltraPro Short Australian Dollar	0%	-300%
ProShares UltraPro Short Canadian Dollar	0%	-300%
ProShares UltraPro Short Euro	0%	-300%
ProShares UltraPro Short Swiss Franc	0%	-300%
ProShares UltraPro Short U.S. Dollar	0%	-300%
ProShares UltraPro Short Yen	0%	-300%
ProShares UltraPro Australian Dollar	0%	300%
ProShares UltraPro Canadian Dollar	0%	300%
ProShares UltraPro Euro	0%	300%
ProShares UltraPro Swiss Franc	0%	300%
ProShares UltraPro U.S. Dollar	0%	300%
ProShares UltraPro Yen	0%	300%

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular Reference Asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of Reference Assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying reference are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. Each Fund generally deposits cash with an FCM for its open positions in futures contracts. Such deposits are generally held for the benefit of the counterparty at the FCM to protect the counterparty against non-payment by the Fund. In the event of a default by the counterparty, and the Fund is owed money in the futures contract, the Fund will seek withdrawal of this deposit from the FCM and may incur certain costs exercising its right with respect to the deposited cash.

Certain futures contracts settle in cash, reflecting the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying Reference Asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying currency or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

U.S. Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board Option Exchange, Incorporated (“CBOE”) (which includes the CBOE Futures Exchange (“CFE”)), the Chicago Mercantile Exchange (“CME”) (which includes, among others, the Chicago Board of Trade (“CBOT”), the New York Mercantile Exchange (“NYMEX”) and the Intercontinental Exchange (ICE)).

Each futures exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting futures transactions on an organized exchange do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Non-U.S. Futures Exchanges

Foreign futures exchanges differ in certain respects from their U.S. counterparts. Non-U.S. futures exchanges are not subject to regulation by the CFTC. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange or an affiliated clearing house, if any, does not become substituted for any party. Therefore, participants in such markets must often satisfy themselves as to the creditworthiness of their counterparty. Additionally, in the event of the insolvency or bankruptcy of a non-U.S. market or broker, the rights of market participants are likely to be more limited than the rights afforded by the U.S. futures exchanges. The Sponsor does not anticipate that the Funds will hold futures traded on foreign exchanges.

Regulations

Futures exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency currently regulates the OTC foreign exchange markets.)

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Sponsor, and requires commodity trading advisors to maintain current and accurate records within the United States. If the registration of a Sponsor as a commodity trading advisor were to be terminated, restricted or suspended, the Sponsor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Funds. The Funds themselves are not registered with the CFTC in any capacity. Therefore, if the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/or commodity trading advisor could be found. Such an event could result in termination of the Funds.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. See “Risk Factors—Failure of the FCMs to segregate assets may increase losses in the Funds”.

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator and commodity trading advisor), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, FCMs, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Funds themselves are not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of forward contracts and options on forward contracts) limit the amount of fluctuation in some futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit. As of the date of this Prospectus, there were no daily limits in place for the futures contracts held by the Funds.

Margin

“Initial” or “original” margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures contract trading. Maintenance margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments.

Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and may require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a particular Reference Asset at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the OTC markets and are not standardized contracts. Forward contracts for a given currency are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, there is generally no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying currency. The primary risks associated with the use of forward agreements arise from the inability of the counterparty to perform.

Each Fund that invests in forward contracts generally collateralizes the forward contracts with cash and/or certain securities. Such collateral is generally held for the benefit of the counterparty in a segregated tri-party account at the custodian to protect the counterparty against non-payment by the Fund. In the event of a default by the counterparty, and the Fund is owed money in the forward transaction, such Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. These Funds remain subject to credit risk with respect to the amount it expects to receive from counterparties.

The Funds have sought to mitigate these risks by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily; however, there are no limitations on the percentage of its assets each Fund may invest in forward contracts with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. The forward markets are largely unregulated and liquidity in the market cannot be assured. Forward contracts are, in general, not cleared or guaranteed by a third party. Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many OTC market participants in foreign exchange trading have begun to require that their counterparties post margin.

Money Market Instruments

Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements.

PERFORMANCE OF THE OFFERED COMMODITY POOLS OPERATED BY

THE COMMODITY POOL OPERATOR

No performance information is presented with respect to the Funds, which have not traded prior to the date of this Prospectus and which will not begin trading until after the initial Creation Units of the Funds are purchased by the initial Authorized Participant for the Funds (all as described in the “Plan of Distribution” section in Part Two of this Prospectus). The performance of the Funds will differ materially in certain respects from the performance of other series of the Trust (the “Other Funds”) which are included in the section entitled “Performance of Other Commodity Pools Operated by the Commodity Pool Operator” in Part Two of this Prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Funds are newly formed and have no operating history.

Liquidity and Capital Resources

Prior to the date of this Prospectus, the Funds have not begun trading activities. A significant portion of the NAV of such Funds will be held in cash and/or U.S. Treasury securities, agency securities, or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements). Although the collateralized repurchase agreements that the Funds enter into require that counterparties over-collateralize the amount owed with U.S. Treasury securities and/or agency securities, there is a risk that such collateral could decline in price at the same time that the counterparty defaults on its obligation. If this occurs, a Fund may incur losses or delays in receiving proceeds. The Funds typically enter into transactions only with large, well-capitalized and well established financial institutions. Please see “Credit and liquidity risks associated with collateralized repurchase agreements” for more information about collateralized repurchase agreements.

Each of the high credit quality short-term fixed-income or similar securities purchased by a Fund may be used for direct investment or serve as collateral for such Fund’s trading in Financial Instruments, as applicable.

The Financial Instruments, if any, held by a Fund may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, forward contracts are not traded on an exchange, do not have uniform terms and conditions, and in general are not transferable without the consent of the counterparty. In the case of futures contracts, exchanges may limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no futures trades may be executed at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, positions in such futures contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Futures contract prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent a Fund from promptly liquidating its futures positions.

Entry into forward contracts may further impact liquidity because these contractual agreements are executed “off-exchange” between private parties, do not have uniform terms and conditions, and generally are not transferrable without the consent of the counterparty. Therefore, the time required to offset or “unwind” these positions may be greater than that for exchange-traded instruments.

As of the date of this Prospectus, the Trust is unaware of any other trends, demands, conditions or events that are reasonably likely to result in material changes to the Trust’s liquidity needs.

Because the Funds will trade futures contracts and enter into forward contracts, their capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

Results of Operations

The Funds had not yet commenced investment activities nor issued Shares (other than those issued to the Sponsor) as of                     , 2012. These Funds did not purchase or own Financial Instruments during this period. There were no receipts or disbursements of cash to or from these Funds during this period. The Funds did not receive any revenue, capital gains (losses), or incur any expenses, during this time period.

Off-Balance Sheet Arrangements and Contractual Obligations

As of the date of this Prospectus, the Funds have not used, nor do they expect to use in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Funds. While the Funds’ exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on their financial position.

Management fee payments made to the Sponsor will be calculated as a fixed percentage of the NAV of each Fund, less offering costs for the first year. As such, the Sponsor cannot anticipate the amount of payments that will be required under these arrangements for future periods as NAVs are not known until a future date. The agreement with the Sponsor may be terminated by either party upon 30 days written notice to the other party. One officer of the Trust also serves as an officer and owner of the Sponsor.

Market Risk

Each Fund’s exposure to market risk will be influenced by a number of factors including the liquidity of the markets in which the Financial Instruments it holds are traded and the relationships among the Financial Instruments held. The inherent uncertainty of the trading of these Funds, as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When the Funds enter into Financial Instruments, they will be exposed to credit risk that the counterparty to the contract will not meet its obligations.

The counterparty for futures contracts traded on U.S. and most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges, which may become applicable in the future), it may be backed by a consortium of banks or other financial institutions.

It is expected that forward agreements will be contracted for directly with counterparties. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to any Fund.

Forward contracts do not involve the delivery of assets at the onset of a transaction, but may be settled physically in the underlying asset if such contracts are held to expiration, particularly in the case of currency forwards. Thus, prior to settlement, if the counterparty to a forward contract defaults, a Fund’s risk of loss consists of the net amount of payments that such Fund is contractually entitled to receive, if any. However, if physically settled forwards are held until expiration (presently, there is no plan to do this), at the time of settlement, these Funds may be at risk for the full notional value of the forward contracts depending on the type of settlement procedures used.

The FCMs for the Funds, in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to each Fund, all assets of each Fund relating to domestic futures trading, and the FCMs will not be allowed to commingle such assets with other assets of the FCMs. In addition, CFTC regulations will also require the FCMs to hold in a secure account assets of each Fund related to foreign futures trading.

The Sponsor attempts to minimize certain of these market and credit risks by normally:

•	executing and clearing trades with creditworthy counterparties, as determined by the Sponsor;

•	limiting the outstanding amounts due from counterparties to the Funds;

•	not posting margin directly with a counterparty;

•	generally requiring that the counterparty posts collateral for amounts owed to the Funds, as marked to market;

•	limiting the amount of margin or premium posted at an FCM; and

•	ensuring that deliverable contracts are not held to such a date when delivery of the underlying assets could be called for.

Critical Accounting Policies

The Funds’ critical accounting policies will be as follows:

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Sponsor’s application of these policies involves judgments and actual results may differ from the estimates used.

The Funds will have significant exposure to one or more types of Financial Instruments, each of which will be recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statements of Operations.

The use of fair value to measure Financial Instruments, with related unrealized gains or losses recognized in earnings in each period, will be fundamental to the Funds’ financial statements. The fair value of a Financial Instrument will be the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price).

Short-term investments will generally be valued at market price.

Derivatives (e.g., futures contracts and forward agreements) will be generally valued using independent sources and/or agreements with counterparties or other procedures as determined by the Sponsor. Futures contracts will be valued at the last sales price prior to the time at which the NAV for the Fund is determined. If there was no sale on that day, the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. Such fair value prices would generally be determined based on available inputs about the current value of the underlying Financial Instrument and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

Fair value pricing may require subjective determinations about the value of an investment. While each Fund’s policy is intended to result in a calculation of its NAV that fairly reflects investment values as of the time of pricing, these Funds cannot ensure that fair values determined by the Sponsor or persons acting at their direction would accurately reflect the price that they could obtain for an investment if it were to dispose of that investment as of the time of pricing (for instance, in a forced or distressed sale). The prices used by these Funds may differ from the value that would be realized if the investments were sold and the differences could be material to the financial statements.

Forward contracts will be generally valued using independent sources and/or agreements with counterparties or other procedures as determined by the Sponsor.

Realized gains (losses) and changes in unrealized gain (loss) on open positions will be determined on a specific identification basis and recognized in the Statements of Operations in the period in which the contract is closed or the changes occur, respectively.

CHARGES

Breakeven Table

The projected twelve-month breakeven analysis for the Funds is set forth in the Breakeven Table below. For purposes of calculating the amounts in the Breakeven Table for the Funds, the analysis assumes that the average daily NAV per Fund is $40.00.

	00000	00000	00000	00000	00000	00000
	Dollar Amount and Percentage of Expenses per Fund
Expenses [1]	ProShares UltraPro Australian Dollar		ProShares UltraPro Canadian Dollar		ProShares UltraPro Euro
	$	%	$	%	$	%
Selling price per share	40.00		40.00		40.00
Management fee [2]	0.35	0.87%	0.35	0.87%	0.35	0.87%
Offering Costs [3]	0.03	0.08%	0.03	0.08%	0.03	0.08%
Brokerage commissions and fees	0.04	0.11%	0.04	0.10%	0.02	0.06%
Other expenses	0.00	0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.42	1.06%	0.42	1.05%	0.40	1.01%
Interest income [4]	(0.01)	(0.02)%	(0.01)	(0.02)%	(0.01)	(0.02)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[5]	0.41	1.04%	0.41	1.03%	0.39	0.99%

	00000	00000	00000	00000	00000	00000
	Dollar Amount and Percentage of Expenses per Fund
Expenses [1]	ProShares UltraPro Swiss Franc		ProShares UltraPro U.S. Dollar		ProShares UltraPro Yen
	$	%	$	%	$	%
Selling price per share	40.00		40.00		40.00
Management fee [2]	0.35	0.87%	0.35	0.87%	0.35	0.87%
Offering Costs [3]	0.03	0.08%	0.03	0.08%	0.03	0.08%
Brokerage commissions and fees	0.03	0.07%	0.05	0.12%	0.02	0.06%
Other expenses	0.00	0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.41	1.02%	0.43	1.07%	0.40	1.01%
Interest income [4]	(0.01)	(0.02)%	(0.01)	(0.02)%	(0.01)	(0.02)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[5]	0.40	1.00%	0.42	1.05%	0.39	0.99%

	00000	00000	00000	00000	00000	00000
	Dollar Amount and Percentage of Expenses per Fund
Expenses [1]	ProShares Ultra Australian Dollar		ProShares Ultra Canadian Dollar		ProShares Ultra Swiss Franc
	$	%	$	%	$	%
Selling price per share	40.00		40.00		40.00
Management fee [2]	0.35	0.87%	0.35	0.87%	0.35	0.87%
Offering Costs [3]	0.03	0.08%	0.03	0.08%	0.03	0.08%
Brokerage commissions and fees	0.02	0.06%	0.02	0.06%	0.02	0.04%
Other expenses	0.00	0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.40	1.01%	0.40	1.01%	0.40	0.99%
Interest income [4]	(0.01)	(0.02)%	(0.01)	(0.02)%	(0.01)	(0.02)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[5]	0.39	0.99%	0.39	0.99%	0.39	0.97%

	00000	00000	00000	00000	00000	00000
	Dollar Amount and Percentage of Expenses per Fund
Expenses [1]	ProShares Ultra U.S. Dollar		ProShares Short Australian Dollar		ProShares Short Canadian Dollar
	$	%	$	%	$	%
Selling price per share	40.00		40.00		40.00
Management fee [2]	0.35	0.87%	0.35	0.87%	0.35	0.87%
Offering Costs [3]	0.03	0.08%	0.03	0.08%	0.03	0.08%
Brokerage commissions and fees	0.03	0.07%	0.02	0.04%	0.01	0.03%
Other expenses	0.00	0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.41	1.02%	0.40	0.99%	0.39	0.98%
Interest income [4]	(0.01)	(0.02)%	(0.01)	(0.02)%	(0.01)	(0.02)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[5]	0.40	1.00%	0.39	0.97%	0.38	0.96%

	00000	00000	00000	00000	00000	00000
	Dollar Amount and Percentage of Expenses per Fund
Expenses [1]	ProShares Short Euro		ProShares Short Swiss Franc		ProShares Short U.S. Dollar
	$	%	$	%	$	%
Selling price per share	40.00		40.00		40.00
Management fee [2]	0.35	0.87%	0.35	0.87%	0.35	0.87%
Offering Costs [3]	0.03	0.08%	0.03	0.08%	0.03	0.08%
Brokerage commissions and fees	0.01	0.02%	0.01	0.02%	0.02	0.04%
Other expenses	0.00	0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.39	0.97%	0.39	0.97%	0.40	0.99%
Interest income [4]	(0.01)	(0.02)%	(0.01)	(0.02)%	(0.01)	(0.02)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[5]	0.38	0.95%	0.38	0.95%	0.39	0.97%

	00000	00000	00000	00000	00000	00000
	Dollar Amount and Percentage of Expenses per Fund
Expenses [1]	ProShares Short Yen		ProShares UltraShort Australian Dollar		ProShares UltraShort Canadian Dollar
	$	%	$	%	$	%
Selling price per share	40.00		40.00		40.00
Management fee [2]	0.35	0.87%	0.35	0.87%	0.35	0.87%
Offering Costs [3]	0.03	0.08%	0.03	0.08%	0.03	0.08%
Brokerage commissions and fees	0.01	0.02%	0.03	0.08%	0.03	0.08%
Other expenses	0.00	0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.39	0.97%	0.41	1.03%	0.41	1.03%
Interest income [4]	(0.01)	(0.02)%	(0.01)	(0.02)%	(0.01)	(0.02)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[5]	0.38	0.95%	0.40	1.01%	0.40	1.01%

	00000	00000	00000	00000	00000	00000
	Dollar Amount and Percentage of Expenses per Fund
Expenses [1]	ProShares UltraShort Swiss Franc		ProShares UltraShort U.S. Dollar		ProShares UltraPro Short Australian Dollar
	$	%	$	%	$	%
Selling price per share	40.00		40.00		40.00
Management fee[2]	0.35	0.87%	0.35	0.87%	0.35	0.87%
Offering Costs [3]	0.03	0.08%	0.03	0.08%	0.03	0.08%
Brokerage commissions and fees	0.02	0.06%	0.03	0.08%	0.06	0.14%
Other expenses	0.00	0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.40	1.01%	0.41	1.03%	0.44	1.09%
Interest income [4]	(0.01)	(0.02)%	(0.01)	(0.02)%	(0.01)	(0.02)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[5]	0.39	0.99%	0.40	1.01%	0.43	1.07%

	00000	00000	00000	00000	00000	00000
	Dollar Amount and Percentage of Expenses per Fund
Expenses [1]	ProShares UltraPro Short Canadian Dollar		ProShares UltraPro Short Euro		ProShares UltraPro Short Swiss Franc
	$	%	$	%	$	%
Selling price per share	40.00		40.00		40.00
Management fee[2]	0.35	0.87%	0.35	0.87%	0.35	0.87%
Offering Costs [3]	0.03	0.08%	0.03	0.08%	0.03	0.08%
Brokerage commissions and fees	0.05	0.13%	0.03	0.07%	0.04	0.09%
Other expenses	0.00	0.00%	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.43	1.08%	0.41	1.02%	0.42	1.04%
Interest income [4]	(0.01)	(0.02)%	(0.01)	(0.02)%	(0.01)	(0.02)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[5]	0.42	1.06%	0.40	1.00%	0.41	1.02%

	Dollar Amount and Percentage of Expenses per Fund
Expenses [1]	ProShares UltraPro Short U.S. Dollar		ProShares UltraPro Short Yen
	$	%	$	%
Selling price per share	40.00		40.00
Management fee[2]	0.35	0.87%	0.35	0.87%
Offering Costs [3]	0.03	0.08%	0.03	0.08%
Brokerage commissions and fees	0.06	0.14%	0.03	0.07%
Other expenses	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.44	1.09%	0.41	1.02%
Interest income[4]	(0.01)	(0.02)%	(0.01)	(0.02)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[5]	0.43	1.07%	0.40	1.00%

1.	The breakeven analysis set forth in this column assumes that the Shares have a constant month-end NAV and is based on $40.00 as the NAV per Share of each of the Funds. The initial price per Share to be paid by the initial Authorized Participants is $40.00 per Share. The actual NAV of each of the Funds will differ after the initial purchases by the initial Authorized Participants and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses, that are anticipated to be incurred by each Fund during the first year of an investor’s investment.

2.	From the Management Fee, though not contractually required, the Sponsor is responsible for paying the fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent and all routine operational, administrative and other ordinary expenses of each Fund, including fees payable to the Index provider. Please note that these fees and expenses are not included in the above breakeven table.

3.	Expenses incurred in connection with the initial offering of the Fund’s shares will be paid by the Trust, and the Sponsor will not charge its fee in the first year of operations of each Fund in an amount equal to the organization and offering expenses and the Sponsor will reimburse a Fund to the extent that its organizational and offering costs exceeds 0.95% of each Fund’s average daily NAV for the first year of operations. Expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its trading operations will be paid by the Sponsor.

4.	Based on current U.S. Treasury securities yields and anticipated investment levels in the various Funds, the breakeven analysis assumes an interest rate of 0.02% for the Funds.

5.	Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Organization and Offering Stage

Offering Costs

Offering costs will be amortized by the Funds over a twelve-month period on a straight line basis. The Sponsor will not charge its fee in the first year of operations of each Fund in an amount equal to the offering costs incurred by such Fund. The Sponsor will reimburse each such Fund to the extent that its offering costs exceed 0.95% of its average daily NAV for the first year of operations. Normal and expected expenses incurred in connection with the continuous offering of Shares of each Fund are paid by the Sponsor.

Operational Stage

Management Fee

Each Fund will pay the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 0.95% per annum of its average daily NAV, except as noted under “Offering Costs,” above.

No other management fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor pays directly.

Licensing Fee

The Sponsor will pay ICE a licensing fee for use of the Index, which serves as the benchmark for the Currency Index Funds.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor will pay all of the routine operational, administrative and other ordinary expenses of each Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor and Transfer Agent, licensing fees, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding 0.021% per annum of the NAV of the Funds, Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fees, individual Schedule K-1 preparation and mailing fees not exceeding 0.10% per annum of the NAV of the Funds, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

The Funds will pay all of their non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Funds. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.

Brokerage Commissions and Fees

Each Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments.

Other Transaction Costs

The Funds will bear other transaction costs including the effects of trading spreads and financing costs/fees associated with the use of Financial Instruments and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements).

FUTURES COMMISSION MERCHANT

Each of Jeffries Bache, LLC (“JBL”) (formerly Prudential Bache Commodities, LLC), RBC Capital Markets Corporation (“RBC”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of JBL, Merrill Lynch and RBC acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give up all such transactions to JBL, Merrill Lynch or RBC, as applicable.

The investor should be advised that neither JBL, Merrill Lynch nor RBC is affiliated with or acts as a supervisor of the Funds or the Funds’ commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers. Additionally, neither JBL, Merrill Lynch nor RBC is acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds or has passed upon the merits of participating in this offering.

Neither JBL, Merrill Lynch nor RBC has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, neither JBL, Merrill Lynch nor RBC provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon JBL, Merrill Lynch or RBC in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace JBL, Merrill Lynch and/or RBC as the Funds’ clearing broker.

Litigation and Regulatory Disclosure Relating to the FCMs

JBL

In April 2006, one of JBL’s commodities brokers filed an arbitration proceeding in connection with the broker’s termination based upon allegations of sexual harassment. The broker alleged that the termination was a pretext to steal his business without compensation. The claims, brought against an affiliate of JBL, included fraud, breach of contract, unjust enrichment, quantum meruit and defamation. The claimant sought damages in excess of $28 million, of which $25 million was for defamation, and unspecified punitive damages. The parties settled this matter in December 2007, prior to the arbitration hearing scheduled for January 2008. The former employee executed a Settlement Agreement and General Release dismissing the matter with prejudice, essentially in exchange for commissions owed, interest and certain costs associated with the proceeding.

In December 2009, JBL was served with a statement of claim in an arbitration brought before the NFA. The claimant, an oil company involved in the marketing, supply and transportation of petroleum products (the “Claimant”), alleges that JBL knew that one of Claimant’s employees, who had been an authorized trader for the Claimant, engaged in unauthorized trading and that JBL permitted him to do so. Claimant alleges actual damages of $7 million and, to the extent it also alleges that JBL violated the “RICO” statute, claims treble damages, or $21 million. JBL has filed an answer denying any responsibility for the conduct of the Claimant’s employee.

Merrill Lynch

Merrill Lynch has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation arising in connection with its activities as a global, diversified, financial services institution.

Some of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. In some cases, the issuers that would otherwise be the primary defendants in such cases are bankrupt or otherwise in financial distress. Merrill Lynch is also involved in investigations and/or proceedings by governmental and self-regulatory agencies.

Bank of America Corporation (“Bank of America”), Merrill Lynch’s ultimate parent, makes all required disclosures in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may be updated in reports on Form 8-K, all of which are filed with the SEC (“Regulatory Filings”). Merrill Lynch makes all required disclosures in its Form BD and ADV filings (“Form BD and ADV Filings”) with FINRA. Those Regulatory Filings and Form BD and ADV Filings include disclosures of regulatory inquiries as required by federal law and applicable regulations. The Regulatory Filings are publicly available on the SEC’s website at www.sec.gov. The Form BD filings are publicly available on the FINRA BrokerCheck system at http://www.finra.org/Investors/Tools Calculators/ BrokerCheck/index.htm. The Form ADV filings are publicly available on the SEC’s Investment Adviser Search website at: http://www.adviserinfo.sec.gov/(S(cerr0u55hmrw5a45022y3vnz))/IAPD/Content/Search/iapd_Search.aspx.

In view of the inherent difficulty of predicting the outcome of litigation and regulatory matters, particularly where the claimants seek very large or indeterminate damages or where the matters present novel legal theories or involve a large number of parties, Merrill Lynch generally cannot predict what the eventual outcome of the pending matters will be, what the timing of the ultimate resolution of these matters will be, or what the eventual loss, fines or penalties related to each pending matter may be.

In accordance with applicable accounting guidance, Merrill Lynch establishes an accrued liability for litigation and regulatory matters when those matters present loss contingencies that are both probable and estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. When a loss contingency is not both probable and estimable, Merrill Lynch does not establish an accrued liability. As a litigation or regulatory matter develops, Merrill Lynch, in conjunction with any outside counsel handling the matter, evaluates on an ongoing basis whether such matter presents a loss contingency that is probable and estimable. If, at the time of evaluation, the loss contingency related to a litigation or regulatory matter is not both probable and estimable, the matter will continue to be monitored for further developments that would make such loss contingency both probable and estimable. Once the loss contingency related to a litigation or regulatory matter is deemed to be both probable and estimable, Merrill Lynch will establish an accrued liability with respect to such loss contingency and continue to monitor the matter for further developments that could affect the amount of the accrued liability that has been previously established.

In some of the matters described below, loss contingencies are not both probable and estimable in the view of management, and accordingly, an accrued liability has not been established for those matters. Information is provided below regarding the nature of these contingencies and, where specified, the amount of the claim associated with these loss contingencies. Based on current knowledge, management does not believe that loss contingencies arising from pending matters, will have a material adverse effect on Merrill Lynch’s consolidated financial position or liquidity. However, in light of the inherent uncertainties involved in these matters, and the very large or indeterminate damages sought in some or all of these matters, an adverse outcome in one or more of these matters could be material to Merrill Lynch’s results of operations or cash flows for any particular reporting period.

The actions against Merrill Lynch include, but are not limited to, the following:

Securities Actions

Auction Rate Securities Litigation

Since October 2007, Merrill Lynch, and its former affiliate Banc of America Securities LLC (“BAS”, which was merged into Merrill Lynch on November 1, 2010 with Merrill Lynch as the surviving corporation in the merger) has been named as defendants in a variety of lawsuits and other proceedings brought by customers and both individual and institutional investors regarding auction rate securities (“ARS”). These actions generally allege that the defendants (i) misled the plaintiffs into believing that there was a deeply liquid market for ARS, and (ii) failed to adequately disclose their or their affiliates’ practice of placing their own bids to support ARS auctions. Plaintiffs assert that ARS auctions started failing from August 2007 through February 2008 when the defendants and other broker-dealers stopped placing those “support bids.” In addition to the matters described in more detail below, numerous arbitrations and individual lawsuits have been filed against Merrill Lynch and certain affiliates by parties who purchased ARS and are seeking relief that includes compensatory and punitive damages totaling in excess of $1.80 billion, as well as rescission, among other relief.

Merrill Lynch and its direct corporate parent Merrill Lynch & Co., Inc. (the “Parent”) face a number of civil actions relating to the sales of ARS and management of ARS auctions, including two putative class action lawsuits in which the plaintiffs seek to recover the alleged losses in market value of ARS securities purportedly caused by the defendants’ actions. Plaintiffs also seek unspecified damages, including rescission, other compensatory and consequential damages, costs, fees and interest. The first action, In Re Merrill Lynch Auction Rate Securities Litigation, is the result of the consolidation of two separate class action suits in the U.S. District Court for the Southern District of New York. These suits were brought by two customers of Merrill Lynch, on behalf of all persons who purchased ARS in auctions managed by Merrill Lynch and other affiliates, against the Parent and Merrill Lynch. On March 31, 2010, the U.S. District Court for the Southern District of New York granted defendants’ motion to dismiss. On April 22, 2010, a lead plaintiff filed a notice of appeal to the U.S. Court of Appeals for the Second Circuit, which is currently pending. The second action, Bondar v. Bank of America Corporation, was brought by a putative class of ARS purchasers against BAS and is currently pending in the U.S. District Court for the Northern District of California. BAS has filed a motion to dismiss the amended complaint, which remains pending.

Benistar

In Gail Cahaly, et al. v. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Benistar Property Exchange Trust Co., Inc. (“Benistar”), et al. (Massachusetts Superior Court, Suffolk County, MA), plaintiffs alleged that Merrill Lynch aided and abetted a fraud, violation of a consumer protection law, and breach of fiduciary duty allegedly perpetrated by Benistar, a former client of Merrill Lynch, in connection with trading in the client’s account. During the proceedings, plaintiffs also made allegations that Merrill Lynch engaged in sanctionable conduct in connection with the discovery process and the trial. In 2002, following a trial, a jury rendered a verdict for plaintiffs. Thereafter, the court granted Merrill Lynch’s motion to vacate and plaintiffs’ motion for a new trial. On June 25, 2009, following a retrial, the jury found in plaintiffs’ favor. On January 11, 2011, the court entered rulings denying plaintiffs’ motion for sanctions and punitive damages, awarding certain plaintiffs consequential damages, and awarding attorneys’ fees and costs. On February 7, 2011, the court issued final judgment requiring Merrill Lynch to pay $9.7 million in consequential and compensatory damage plus statutory interest, and $8.7 million in attorneys’ fees and costs; but denying plaintiffs’ requests for punitive damages and sanctions. The client, a co-defendant, filed a notice of appeal of the court’s denial of its motion for a new trial on or about January 19, 2011. On or about January 24, 2011, plaintiffs filed a notice of appeal of the court’s denial of their motion for sanctions pursuant to Mass. Gen. Laws ch. 231 §6G. On March 1, 2011, the plaintiffs filed a notice of appeal of the court’s denial of their requests for punitive damages and sanctions, and Merrill Lynch filed a notice of cross appeal on March 15, 2011.

Illinois Funeral Directors Association Matters

Commencing in 1979, the Illinois Funeral Directors Association (“IFDA”), an Illinois not-for-profit corporation that serves as a trade association representative for the Illinois funeral industry, began providing trust services to Illinois consumers for the deposit of payments for pre-paid funeral services. Illinois law regulates the sale of pre-paid funeral goods and services and requires that proceeds of those sales be held in trust. In 1986, the IFDA began offering a tax-advantaged pre-need trust administered by its subsidiary, IFDA Services, Inc. (“IFDA Services”). The tax-advantaged pre-need trust invested primarily in variable universal life insurance (“VUL”) policies written against the lives of “keymen” of IFDA, its members and its affiliates. In response to the stated investment objectives of IFDA’s executive director and its board of directors, Merrill Lynch recommended the purchase of the VUL policies to IFDA for the tax-advantaged pre-need trust, and Merrill Lynch Life Agency, Inc. (“MLLA”), sold the pre-need trust approximately 270 VUL policies as investment vehicles.

During IFDA Services’ operation of the pre-need trust, it credited IFDA members with earnings on deposits into the pre-need trust based on a rate of return set by IFDA Services, even though the crediting rate sometimes exceeded the actual earnings on the trust investments. As a result, a deficit developed between the amounts that the IFDA credited to IFDA members and the actual earnings of the trust. The Illinois Office of the Comptroller, the trust’s regulator, removed IFDA Services as trustee of the trust in 2008, and asked Merrill Lynch Bank & Trust Company, FSB (“MLBTC”), to serve as successor trustee.

There currently are four court proceedings relating to the IFDA pre-need trust pending against the Parent and affiliated entities and their present and former employees:

On July 28, 2010, Charles G. Kurrus, III, P.C., a funeral director and owner of a funeral home, filed an action in the Circuit Court for the Twentieth Judicial Circuit, St. Clair County, Illinois, against Merrill Lynch, MLLA and MLBTC, among others, including present and former Company employees. The complaint, entitled Charles F. Kurrus, III, P.C. v. Merrill Lynch, Pierce, Fenner & Smith, Inc., et al., asserts causes of action for breach of the Illinois Consumer Fraud and Deceptive Business Practices Act and civil conspiracy against all defendants; breach of fiduciary duty against Merrill Lynch and MLBTC; and negligence and aiding and abetting breach of fiduciary duty against Merrill Lynch. The complaint seeks declaratory relief; disgorgement of all commissions, fees and revenues received by Merrill Lynch, MLLA and MLBTC; pre-judgment and post-judgment interest; an accounting; and attorneys’ fees. The complaint seeks: disgorgement and remittance of all commissions, premiums, fees and compensation paid to Merrill Lynch, MLLA, and MLBTC; an accounting; compensatory damages in an unliquidated amount; pre-judgment and post-judgment interest; reasonable attorneys’ and experts’ fees and costs. Defendants have filed motions to dismiss.

On June 16, 2009, a purported class action on behalf of a proposed class of pre-need contract holders, David Tipsword as Trustee of Mildred E. Tipsword Trust, individually and on behalf of all others similarly situated v. I.F.D.A. Services Inc., et al., was filed in the U.S. District Court for the Southern District of Illinois against Merrill Lynch, among other defendants. The complaint alleges that Merrill Lynch breached purported fiduciary duties and committed negligence. Merrill Lynch filed a motion to dismiss the complaint, with prejudice, however, the Tipsword complaint was subject to a court-imposed stay until October 4, 2010. On November 22, 2010, plaintiff filed an amended complaint substituting Claudia Burns for Mr. Tipsword as plaintiff in an amended complaint. The amended complaint seeks compensatory damages in an unliquidated amount, punitive damages, reasonable attorneys’ fees, and costs. Merrill Lynch has filed a motion to dismiss.

On June 30, 2009, a purported class action on behalf of a proposed class of funeral directors, Clancy-Gernon Funeral Home, Inc., et al. v. MLPF&S, et al., was filed in the Circuit Court of Cook County, Illinois, alleging that Merrill Lynch and MLLA, among other defendants, committed consumer fraud, civil conspiracy, unjust enrichment, and conversion. Merrill Lynch and MLLA removed the complaint to the U.S. District Court for the Northern District of Illinois, and the case ultimately transferred to the U.S. District Court for the Southern District of Illinois and consolidated with the Tipsword action. Because of the consolidation with the Tipsword action, the Clancy-Gernon matter also was subject to the court-imposed stay until October 4, 2010. On November 9, 2010, plaintiff filed a third amended complaint, which added new parties, including MLBTC, and additional claims. In addition to the claims asserted in the original complaint, the complaint now asserts claims for fraud, breach of fiduciary duty, negligence and aiding and abetting fiduciary duty against Merrill Lynch and MLLA, and breach of fiduciary duty and negligence against MLBTC. Merrill Lynch, MLLA and MLBTC have filed motions to dismiss. The third amended complaint seeks: disgorgement and remittance of all commissions, premiums, fees and compensation paid to Merrill Lynch, MLLA, and MLBTC; an accounting; compensatory damages in an unliquidated amount; pre-judgment and post-judgment interest; reasonable attorneys’ and experts’ fees and costs.

On December 9, 2010, a purported class action on behalf of a proposed class of funeral directors, Pettett Funeral Home, Ltd., et al. v. MLPF&S, et al., was filed in the U.S. District Court for the Southern District of Illinois, alleging that Merrill Lynch, MLLA and MLBTC, among other defendants, committed consumer fraud, civil conspiracy, unjust enrichment, and breach of fiduciary duty. On January 7, 2010, plaintiff filed a second amended complaint, which added claims for fraud, negligence and aiding and abetting fiduciary duty against Merrill Lynch, MLLA and MLBTC, and added an additional breach of fiduciary duty claim against MLBTC. The second amended complaint seeks: disgorgement and remittance of all commissions, premiums, fees and compensation paid to Merrill Lynch, MLLA, and MLBTC; an accounting; compensatory damages in an unliquidated amount; punitive damages; restitution; pre-judgment and post-judgment interest; reasonable attorneys’ and experts’ fees and costs. On January 19, 2011, defendants filed a motion to consolidate this matter with the Tipsword and Clancy-Gernon actions and to dismiss the second amended complaint with prejudice.

In re Initial Public Offering Securities Litigation

The Parent, Merrill Lynch, including BAS, and another affiliate of the Parent, along with other underwriters, and various issuers and others, were named as defendants in a number of putative class action lawsuits that have been consolidated in the U.S. District Court for the Southern District of New York as In re Initial Public Offering Securities Litigation. Plaintiffs contend, among other things, that defendants failed to make certain required disclosures in the registration statements and prospectuses for applicable offerings regarding alleged agreements with institutional investors that tied allocations in certain offerings to the purchase orders by those investors in the aftermarket. Plaintiffs allege that such agreements allowed defendants to manipulate the price of the securities sold in these offerings in violation of Section 11 of the 1933 Act and Section 10(b) of the Securities Exchange Act of 1934, as amended (“1934 Act”) and SEC rules promulgated thereunder. The parties agreed to settle the matter, for which the court granted final approval in an amount that was not material to Merrill Lynch’s results of operations. Some putative class members have filed an appeal, which remains pending, in the U.S. Court of Appeals for the Second Circuit seeking reversal of the final approval.

Lehman Brothers Holdings, Inc. Litigation

Beginning in September 2008, Merrill Lynch, including BAS, and affiliated entities, along with other underwriters and individuals, were named as defendants in several putative class action lawsuits filed in federal and state courts. All of these cases have since been transferred or conditionally transferred to the U.S. District Court for the Southern District of New York under the caption In re Lehman Brothers Securities and ERISA Litigation. Plaintiffs allege that the underwriter defendants violated Section 11 of the 1933 Act, as well as various state laws, by making false or misleading disclosures about the real estate-related investments and mortgage lending practices of Lehman Brothers Holdings, Inc. (“LBHI”) in connection with various debt and convertible stock offerings of LBHI. Plaintiffs seek unspecified damages. On June 4, 2010, defendants filed a motion to dismiss the complaint, which remains pending.

MBIA Insurance Corporation CDO Litigation

On April 30, 2009, MBIA and LaCrosse Financial Products, LLC filed a complaint in New York State Supreme Court, New York County, against Merrill Lynch and Merrill Lynch International (“MLI”) under the caption MBIA Insurance Corporation and LaCrosse Financial Products, LLC v. Merrill Lynch Pierce Fenner and Smith Inc., and Merrill Lynch International (“MLI”). The complaint relates to certain credit default swap and insurance agreements by which plaintiffs provided credit protection to Merrill Lynch and MLI and other parties on collateralized debt obligation securities (“CDO securities”). Plaintiffs claim that Merrill Lynch and MLI did not adequately disclose the credit quality and other risks of the CDO securities and underlying collateral. The complaint alleges claims for fraud, negligent misrepresentation, breach of the implied covenant of good faith and fair dealing and breach of contract and seeks rescission and unspecified compensatory and punitive damages, among other relief. On April 9, 2010, the court granted defendants’ motion to dismiss as to the fraud, negligent misrepresentation, and breach of the implied covenant of good faith and fair dealing and rescission claims, as well as a portion of the breach of contract claim. Plaintiffs have appealed the dismissal of their claims and MLI has cross-appealed the denial of its motion to dismiss the breach of contract claim in its entirety. On February 1, 2011, the appellate court dismissed the case against MLI in its entirety. MBIA has filed a request to appeal the appellate court’s decision to the New York State Court of Appeal and has requested permission from the trial court to file an amended complaint.

Mortgage-Backed Securities Litigation

The Parent, Merrill Lynch, including BAS, and their affiliates have been named as defendants in several cases relating to their various roles as issuer, originator, seller, depositor, sponsor, underwriter and/or controlling entity in mortgage-backed securities (“MBS”) offerings, pursuant to which the MBS investors were entitled to a portion of the cash flow from the underlying pools of mortgages. These cases generally include purported class action suits and actions by individual MBS purchasers. Although the allegations vary by lawsuit, these cases generally allege that the registration statements, prospectuses and prospectus supplements for securities issued by securitization trusts contained material misrepresentations and omissions, in violation of Sections 11 and 12 of the 1933 Act and/or state securities laws and other state statutory and common laws.

These cases generally involve allegations of false and misleading statements regarding (i) the process by which the properties that served as collateral for the mortgage loans underlying the MBS were appraised; (ii) the percentage of equity that mortgage borrowers had in their homes; (iii) the borrowers’ ability to repay their mortgage loans; and (iv) the underwriting practices by which those mortgage loans were originated (collectively, the “MBS Claims”). In addition, several of the cases discussed below assert claims related to the ratings given to the different tranches of MBS by rating agencies. Plaintiffs in these cases generally seek unspecified compensatory damages, unspecified costs and legal fees and, in some instances, seek rescission.

IndyMac Litigation

In 2006 and 2007, Merrill Lynch and other financial institutions participated as underwriters in MBS offerings in which IndyMac MBS, Inc. securitized residential mortgage loans originated or acquired by IndyMac Bank, F.S.B. and created trusts that issued MBS. In 2009, Bank of America was named as an underwriter defendant, along with several other financial institutions, in its alleged capacity as “successor-in-interest” to Merrill Lynch in a consolidated class action in the U.S. District Court for the Southern District of New York, entitled In re IndyMac Mortgage-Backed Securities Litigation. In their complaint, plaintiffs assert MBS Claims relating to 106 offerings of IndyMac-related MBS. On June 21, 2010, the court dismissed Bank of America from the action because the plaintiffs failed to plead sufficient facts to support their allegation that it is the “successor-in-interest” to Merrill Lynch. On August 3, 2010, plaintiffs filed a motion to add Merrill Lynch as a defendant, which Merrill Lynch has opposed.

Merrill Lynch MBS Litigation

The Parent, Merrill Lynch, Merrill Lynch Mortgage Investors, Inc. (“MLMI”) and certain current and former directors of MLMI are named as defendants in a putative consolidated class action in the U.S. District Court in the Southern District of New York, entitled Public Employees’ Ret. System of Mississippi v. Merrill Lynch & Co. Inc. In addition to MBS Claims, plaintiffs also allege that the offering documents for the MBS misrepresented or omitted material facts regarding the credit ratings assigned to the securities. In March 2010, the court dismissed claims related to 65 of 84 offerings with prejudice due to lack of standing as no named plaintiff purchased securities in those offerings. On November 8, 2010, the court dismissed claims related to 1 of 19 remaining offerings on separate grounds. Merrill Lynch was the sole underwriter of these 18 offerings. On December 1, 2010, defendants filed an answer to the consolidated amended complaint.

Cambridge Place Investment Management Litigation

Cambridge Place Investment Management Inc. (“CPIM”), as the alleged exclusive assignee of certain entities that allegedly purchased MBS offered or sold by BAS and Merrill Lynch brought an action against Merrill Lynch, BAS and MLMI in Massachusetts Superior Court, Suffolk County, entitled Cambridge Place Investment Management Inc. v. Morgan Stanley & Co., Inc., et al. CPIM also brought claims against more than 50 other defendants in this action. In addition to MBS Claims, CPIM contends that BAS, Merrill Lynch, and MLMI made false and misleading statements in violation of the Massachusetts Uniform Securities Act regarding (i) due diligence performed by the underwriters on the mortgage loans and the mortgage originators’ underwriting practices; and (ii) the credit enhancements applicable to certain tranches of the MBS. On August 13, 2010, certain defendants removed the case to the U.S. District Court for the District of Massachusetts. On September 13, 2010, CPIM filed a motion to remand the case back to state court. On October 12, 2010, the court referred the motion to remand to a Magistrate Judge for consideration. On December 28, 2010, the Magistrate Judge issued a report and recommendation that the action be remanded to state court. The action has since been remanded to the Massachusetts Superior Court for Suffolk County.

On February 11, 2011, CPIM commenced a separate civil action in Massachusetts Superior Court, Suffolk County, captioned

Cambridge Place Investment Management Inc. v. Morgan Stanley & Co., Inc., et al., in connection with the offering or sale of certain additional MBS by BAS, Merrill Lynch, Countrywide Securities Corporation (“CSC”), several of their affiliates, and more than 40 other defendants. CPIM alleges that it is the assignee of the claims of certain entities that allegedly purchased MBS issued or sold by BAS, Merrill Lynch, and CSC in various offerings. In addition to MBS Claims, CPIM contends that BAS, Merrill Lynch, CSC and their affiliates made false and misleading statements in violation of the Massachusetts Uniform Securities Act in connection with these offerings regarding: (i) due diligence performed by the underwriters on the mortgage loans and the mortgage originators’ underwriting practices; (ii) the credit enhancements applicable to certain tranches of the MBS; and (iii) the validity of each issuing trust’s title to the mortgage loans comprising the pool for that securitization.

Federal Home Loan Bank Litigation

The Federal Home Loan Bank of Chicago (“FHLB Chicago”) filed a complaint against Merrill Lynch and BAS in the Illinois Circuit Court, Cook County, entitled Federal Home Loan Bank of Chicago v. Banc of America Funding Corp., et al. FHLB Chicago also filed a complaint against BAS in the Superior Court of California, Los Angeles County, entitled Federal Home Loan Bank of Chicago v. Banc of America Securities LLC, et al. In addition to certain MBS Claims, FHLB Chicago contends that defendants made false and misleading statements regarding among other things, the guidelines for extending mortgages to borrowers and the due diligence performed on repurchased and pooled loans. Both actions have been removed to federal court.

The Federal Home Loan Bank of Seattle (“FHLB Seattle”) filed two separate complaints, each against different defendants, including Merrill Lynch, MLMI and Merrill Lynch Mortgage Capital, Inc. (“MLMC”), and BAS, as well as certain other defendants, in the Superior Court of Washington for King County concerning separate issuances, entitled Federal Home Loan Bank of Seattle v. Banc of America Securities LLC, et al, and Federal Home Loan Bank of Seattle v. Merrill Lynch, Pierce, Fenner & Smith, Inc., et al. In addition to certain MBS Claims, FHLB Seattle contends that defendants made false and misleading statements regarding the number of borrowers who actually lived in the houses that secured the mortgage loans, and the business practices of the lending institutions that made the mortgage loans. FHLB Seattle claims that the sales violated the Securities Act of Washington. On October 18, 2010, BAS and other defendants filed a consolidated motion to dismiss the first complaint, which is currently pending. On the same date, Merrill Lynch entities named as defendants in the second case (Merrill Lynch, MLMI, MLMC) filed a motion to dismiss the amended complaint, which is currently pending.

The Federal Home Loan Bank of San Francisco (“FHLB San Francisco”) filed two actions against different defendants, including Merrill Lynch and BAS, in the Superior Court of California, County of San Francisco, entitled (i) Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC, et al, which asserts claims against the BAS and others; and (ii) Federal Home Loan Bank of San Francisco v. Deutsche Bank Securities Inc., et al, which asserts claims against Merrill Lynch and others. In addition to certain MBS Claims, FHLB San Francisco contends that defendants made false and misleading statements regarding the original mortgage lenders’ guidelines for extending the loans to borrowers. FHLB San Francisco also claims that defendants failed to disclose that third party rating services’ credit ratings of the MBS did not take into account defendants’ false and misleading statements about the mortgage loans underlying the MBS. On November 5, 2010, FHLB San Francisco sought permission from the court to amend its complaint in the first action to include Bank of America as a defendant and, among other things, to assert control person liability claims against Bank of America under state and federal securities laws and to assert that Bank of America succeeded to Countrywide Financial Corporation’s (“CFC”) interests. Defendants had removed the state court actions to federal court, but on December 20, 2010 the U.S. District Court, Northern District of California remanded the cases to state court and denied a motion to amend the complaint as moot when it granted remand. On November 5, 2010, FHLB San Francisco also filed a declaratory action in the Superior Court of California, County of San Francisco, entitled Federal Home Loan Bank of San Francisco v. Bank of America Corporation and Does 1-10, seeking a determination that Bank of America is a successor to the liabilities of CFC – including the liabilities at issue in Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC.

Charles Schwab Litigation

The Charles Schwab Corporation (“Schwab”) has filed an individual action against BAS and others, in the Superior Court of California, County of San Francisco on July 15, 2010 entitled The Charles Schwab Corp. v. BNP Paribas Securities Corp., et. al. This action is in connection with the purchase by Schwab of approximately $166 million of MBS which relates to claims with respect to BAS. In addition to MBS Claims, Schwab contends that BAS is liable for false and misleading statements regarding among other things, the business practices of the lending institution that made the original loan and MBS credit ratings. In September 2010, BAS joined in and consented to the removal of this action to the U.S. District Court for the Northern District of California. Schwab has filed a motion to remand the action to California state court, which remains pending.

Regulatory Actions

Electronic Mail Settlement

The SEC alleged and Merrill Lynch neither admitted nor denied, that Merrill Lynch failed to furnish promptly to representatives of the SEC electronic mail communications (“emails”) as required under Section 17(a) of the 1934 Act and Rule 17A-4(j) thereunder. The SEC also alleged, and Merrill Lynch neither admitted nor denied, that Merrill Lynch failed to retain certain emails related to its business as such in violation of Section 17(a) of the 1934 Act and Rule 17A-4(b)(4) thereunder. Merrill Lynch submitted, and the SEC accepted, an offer of settlement whereby, without admitting or denying the findings contained in the SEC’s order, Merrill Lynch consented to a cease and desist order, a censure, a civil money penalty of $2,500,000 paid to the SEC on March 17, 2006, and compliance with certain undertakings relating to the retention of emails and the prompt production of emails to the SEC. As part of a settlement relating to the retention of emails and the prompt production of emails to the SEC, the SEC accepted Merrill Lynch’s offer of settlement on March 13, 2006. The civil money penalty of $2,500,000 was paid on March 17, 2006.

2006 Auction Rate Securities Settlement

The SEC found, and Merrill Lynch neither admitted nor denied, that Merrill Lynch violated Section 17(a)(2) of the 1933 Act by managing auctions for auction rate securities in ways that were not adequately disclosed or that did not conform to disclosed procedures. Merrill Lynch submitted, and the SEC accepted, an offer of settlement whereby, without admitting or denying the findings contained in the SEC’s order, Merrill Lynch consented to a cease and desist order, a censure, a civil money penalty of $1,500,000 (paid to the SEC on June 1, 2006) and compliance with certain undertakings to provide customers with written descriptions of Merrill Lynch’s material auction practices and procedures and to implement procedures reasonably designed to prevent and detect failures by Merrill Lynch to conduct auctions for auction rate securities in accordance with disclosed procedures. As part of a settlement relating to managing auctions for auction rate securities, the SEC accepted Merrill Lynch’s offer of settlement and issued a settlement order on May 31, 2006. A civil money penalty of $1,500,000 was paid to the SEC on June 1, 2006.

Squawk Box Settlement

The SEC alleged, and Merrill Lynch neither admitted nor denied, that Merrill Lynch failed to maintain policies and procedures reasonably designed to prevent the misuse of customer order information as required by Section 15(f) of the 1934 Act and Section 204A of the Advisers Act. The order (1) requires that Merrill Lynch cease and desist from committing or causing any future violations of the provisions charged, (2) censures Merrill Lynch, (3) imposed a civil money penalty in the amount of $7,000,000, and (4) orders Merrill Lynch to comply with undertakings regarding the enhancement of certain policies and procedures. On March 11, 2009, without admitting or denying the SEC’s findings, Merrill Lynch consented to the entry of an administrative SEC order finding violations of Section 15(f) of the 1934 Act and Section 204A of the Advisers Act for allegedly failing to maintain written policies and procedures reasonably designed to prevent the misuse of customer order information. The order requires Merrill Lynch to comply with undertakings to implement (or to continue) and maintain policies and procedures to, among things: (1) inform employees that information concerning customer order information is confidential, (2) address employee access to the equity squawk box, and (3) train employees who use squawk box related technology. In addition, Merrill Lynch’s internal audit department shall conduct periodic reviews of these policies and procedures and provide the SEC staff with a copy of the audit report.

Consulting Services Settlement

On January 30, 2009, Merrill Lynch, without admitting or denying any findings of misconduct by the SEC, consented to the entry of an administrative order by the SEC that (1) found that Merrill Lynch violated Sections 204 and 206(2) of the Advisers Act, and Rule 204-2(a)(14) thereunder; (2) required that Merrill Lynch cease and desist from committing or causing any violation or further violations of the provisions charged; (3) censured Merrill Lynch pursuant to Section 203(e) of the Advisers Act; and

(4) required Merrill Lynch to pay a civil money penalty of $1 million. The order found that Merrill Lynch, through its pension consulting services advisory program, breached its fiduciary duty to certain current and prospective pension fund clients by misrepresenting and omitting to disclose material information.

Multi-State Auction Rate Securities Settlement

The Commonwealth of Massachusetts Office of the Secretary of the Commonwealth Securities Division (“MSD”) alleged that Merrill Lynch violated the Massachusetts Uniform Securities Act, which, in part, prohibits unethical or dishonest conduct or practices in the securities business, concerning the sale of ARS to retail and other customers by Merrill Lynch. Without admitting or denying the allegations, Merrill Lynch entered into a settlement with the MSD, in which it agreed to certain undertakings, including offering to buy back eligible ARS from eligible investors. Merrill Lynch agreed to pay the MSD a civil penalty of $1,598,650.90, as part of a $125,000,000 fine that will be allocated at the Commonwealth of Massachusetts and other states’ discretion to resolve all underlying conduct relating to the sale of ARS.

Banc of America Investment Services, Inc./Banc of America Securities LLC Auction Rate Securities Settlement

As the result of the merger of Banc of America Investment Services, Inc. (“BAI”) with and into Merrill Lynch on October 23, 2009 and the merger of Banc of America Securities LLC (“BAS”) with and into Merrill Lynch on November 1, 2010, Merrill Lynch assumed the liabilities of BAI and BAS in the following matter: The SEC alleged that BAI and BAS (together, the “Firms”), misled customers regarding the fundamental nature and increasing risks associated with ARS that the Firms underwrote, marketed, and sold. The SEC also alleged that, by engaging in such conduct, the Firms violated Section 15(c) of the 1934 Act, as amended. The Firms neither admit nor deny these allegations. Among other undertakings, the Firms have, through their affiliate Blue Ridge Investments, L.L.C., offered to purchase at par from “Individual Investors” (as defined in the Consent of Defendants Banc of America Securities LLC and Banc of America Investment Services, Inc.) certain ARS, and have substantially completed the purchase of those ARS. The Firms have also agreed to pay a total civil penalty of $50,000,000 that will be distributed among the states and U.S. territories that enter into administrative or civil consent orders related to ARS.

Multi-State Client Associate Registration Settlement

The Texas State Securities Board (the “Board”) alleged that in connection with the sale of securities in Texas by certain of Merrill Lynch’s client associates who were not registered in Texas, Merrill Lynch failed to establish a supervisory system reasonably designed to achieve compliance with the Texas Securities Act and Rules and Regulations of the Texas State Securities Board (the “Board Rules”) and failed to enforce its established written procedures in violation of §§ 115.10(a) and (b)(1) of the Board Rules, respectively. Without admitting or denying the findings of fact or conclusions of law, Merrill Lynch entered into a Consent Order with the Board in which it agreed to a reprimand, to cease and desist from engaging in the sale of securities in Texas through unregistered agents, and to comply with certain undertakings. Merrill Lynch agreed to pay the State of Texas $1,568,985.00, as part of a total payment, consisting of fines, penalties and any other monetary sanctions, of $26,563,094.50 that will be allocated among the 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Merrill Lynch also agreed to pay $25,000.00 to the North American Securities Administrators Association (“NASAA”) as consideration for financial assistance provided by NASAA in connection with the multi-state investigation.

Muni Derivatives Settlement

As the result of the merger of BAS with and into Merrill Lynch on November 1, 2010, Merrill Lynch assumed the liabilities of BAS in the following matter: On December 7, 2010, the SEC issued an administrative and cease-and-desist order finding that BAS willfully violated Section 15(c)(1)(A) of the 1934 Act when certain employees participated in improper bidding practices involving the temporary investment of proceeds of tax-exempt municipal securities in reinvestment products during the period 1998-2002. The order censured BAS, ordered BAS to cease and desist from committing or causing such violations and future violations, and ordered BAS to pay disgorgement plus prejudgment interest in the amount of $36,096,442.00. BAS consented to the order without admitting or denying the SEC’s findings.

Prop Trading Settlement

Pursuant to an offer of settlement made by Merrill Lynch, the SEC issued on January 25, 2011 an order finding that between February 2003 and February 2005 Merrill Lynch market makers executing institutional customer orders for securities sometimes shared information concerning those trades with traders on a Merrill Lynch securities proprietary trading desk. The order found that, at times, Merrill Lynch’s securities proprietary traders used that information to place trades for Merrill Lynch after execution of the institutional customer order. The order found that this disclosure and use of institutional customer order information by Merrill Lynch’s traders was improper and contrary to Merrill Lynch’s confidentiality representations to its customers. The order also found instances between 2002 and 2007 when Merrill Lynch charged institutional and high net worth customers undisclosed mark-ups and mark-downs on riskless securities principal trades for which Merrill Lynch had agreed to charge the customer only a commission equivalent fee. The order found that, in doing so, Merrill Lynch acted improperly and contrary to its agreements with its customers. The order also found that from 2002 through 2007 Merrill Lynch failed in many instances to make records of its agreements with institutional customers to guarantee an execution price, which agreements were part of the terms and conditions of the institutional customer orders. The order found that, as a result of its conduct, Merrill Lynch willfully violated Section 15(c)(1)(A) of the 1934 Act by effecting transactions in securities by means of manipulative, deceptive or other fraudulent devices or contrivances, and willfully violated Section 15(g) of the 1934 Act by failing to establish, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of material, nonpublic information. The order also found that under Section 15(b)(4)(E) of the 1934 Act, Merrill Lynch failed reasonably to supervise its traders with a view towards preventing them from violating the federal securities laws. The order also found that Merrill Lynch willfully violated Section 17(a) of the 1934 Act and Rule 17a-3(a)(6) thereunder by failing to record certain terms and conditions of customer orders. Merrill Lynch neither admitted nor denied the findings in the order. The findings in the order are not binding on any person or entity other than Merrill Lynch. On December 17, 2010, Merrill Lynch submitted an offer of settlement to the SEC. In the offer of settlement, Merrill Lynch agreed to consent to the entry of the order, without admitting or denying the findings contained therein (other than those relating to jurisdiction). The order was issued on January 25, 2011. The order (1) required that Merrill Lynch cease and desist from committing or causing any violations and any future violations of Sections 15(c)(1)(A), 15(g) and 17(a) of the 1934 Act and Rule 17a-3(a)(6) thereunder; (2) censured Merrill Lynch pursuant to Section 15(b)(4) of the 1934 Act; and (3) required pursuant to Section 15(b)(4) and Section 21B of the 1934 Act that Merrill Lynch pay a civil money penalty in the amount of $10 million. The penalty was paid on February 1, 2011.

Margin Levels Expected to be Held at the FCMs

The following is based on how the Funds initially will be managed as of the date of this Prospectus. While the portfolio composition may vary over time, it is not expected that the UltraPro or UltraPro Short Funds will ever have futures exposure greater than three times (3x) the Fund’s assets, that the Short Funds will ever have futures exposure greater than the Fund’s assets (1x), or that the Ultra Funds or UltraShort Funds will ever have futures exposure greater than twice (2x) the Fund’s assets. Thus the maximum margin held at an FCM would not exceed three times the margin requirement for the UltraPro or UltraPro Short Funds or twice the margin requirement for the Ultra Funds or UltraShort Funds. The margin levels described below are based upon current exchange requirements for non-hedger accounts. It is possible that the Funds’ FCMs will require margins greater than the levels set by the relevant exchange and it is also possible that the Funds may qualify for the lower margin levels available to hedge accounts. However, because there is no certainty as to these probabilities, the estimates are made with the assumption that the applicable margin levels for the Funds are the current exchange margin levels for non-hedger accounts. The expected amount is listed first and the maximum amount is listed second. These amounts are based on current margin requirements and current futures levels. They will fluctuate with changes to either factor.

Initially, ProShares UltraPro Australian Dollar, ProShares Ultra Australian Dollar, ProShares Short Australian Dollar, ProShares UltraShort Australian Dollar and ProShares UltraPro Short Australian Dollar expect to have futures contracts with notional amounts equal to approximately 300%, 200%, 100%, 200% and 300% of the Fund’s assets, respectively. As of February 16, 2012, the minimum margin requirement as a percentage of futures notional was approximately 4%. Thus, the minimum margin held at FCMs was approximately 12%, 8%, 4%, 8% and 12% of the Fund’s assets for ProShares UltraPro Australian Dollar, ProShares Ultra Australian Dollar, ProShares Short Australian Dollar, ProShares UltraShort Australian Dollar and ProShares UltraPro Short Australian Dollar, respectively.

Initially, ProShares UltraPro Canadian Dollar, ProShares Ultra Canadian Dollar, ProShares Short Canadian Dollar, ProShares UltraShort Canadian Dollar and ProShares UltraPro Short Canadian Dollar expect to have futures contracts with notional amounts equal to approximately 300%, 200%, 100%, 200% and 300% of the Fund’s assets, respectively. As of February 16, 2012, the minimum margin requirement as a percentage of futures notional was approximately 3%. Thus, the minimum margin held at FCMs was approximately 9%, 6%, 3%, 6% and 9% of the Fund’s assets for ProShares UltraPro Canadian Dollar, ProShares Ultra Canadian Dollar, ProShares Short Canadian Dollar, ProShares UltraShort Canadian Dollar and ProShares UltraPro Short Canadian Dollar, respectively.

Initially, ProShares UltraPro Euro, ProShares Short Euro and ProShares UltraPro Short Euro expect to have futures contracts with notional amounts equal to approximately 300%, 100% and 300% of the Fund’s assets, respectively. As of February 16, 2012, the minimum margin requirement as a percentage of futures notional was approximately 3%. Thus, the minimum margin held at FCMs was approximately 9%, 3% and 9% of the Fund’s assets for ProShares UltraPro Euro, ProShares Short Euro and ProShares UltraPro Short Euro, respectively.

Initially, ProShares UltraPro Swiss Franc, ProShares Ultra Swiss Franc, ProShares Short Swiss Franc, ProShares UltraShort Swiss Franc and ProShares UltraPro Short Swiss Franc expect to have futures contracts with notional amounts equal to approximately 300%, 200%, 100%, 200% and 300% of the Fund’s assets, respectively. As of February 16, 2012, the minimum margin requirement as a percentage of futures notional was approximately 6%. Thus, the minimum margin held at FCMs was approximately 15%, 10%, 5%, 10% and 15% of the Fund’s assets for ProShares UltraPro Swiss Franc, ProShares Ultra Swiss Franc, ProShares Short Swiss Franc, ProShares UltraShort Swiss Franc and ProShares UltraPro Short Swiss Franc, respectively.

Initially, ProShares UltraPro U.S. Dollar, ProShares Ultra U.S. Dollar, ProShares Short U.S. Dollar, ProShares UltraShort U.S. Dollar and ProShares UltraPro Short U.S. Dollar expect to have futures contracts with notional amounts equal to approximately 300%, 200%, 100%, 200% and 300% of the Fund’s assets, respectively. As of February 16, 2012, the minimum margin requirement as a percentage of futures notional was approximately 3%. Thus, the minimum margin held at FCMs was approximately 9%, 6%, 3%, 6% and 9% of the Fund’s assets for ProShares UltraPro U.S. Dollar, ProShares Ultra U.S. Dollar, ProShares Short U.S. Dollar, ProShares UltraShort U.S. Dollar and ProShares UltraPro Short U.S. Dollar, respectively.

Initially, ProShares UltraPro Yen, ProShares Short Yen and ProShares UltraPro Short Yen expect to have futures contracts with notional amounts equal to approximately 300%, 100% and 300% of the Fund’s assets, respectively. As of February 16, 2012, the minimum margin requirement as a percentage of futures notional was approximately 3%. Thus, the minimum margin held at FCMs was approximately 9%, 3% and 9% of the Fund’s assets for ProShares UltraPro Yen, ProShares Short Yen and ProShares UltraPro Short Yen, respectively.

The Funds receive the income on any securities or other property of the Funds transferred to the FCMs to fulfill requirements for margin to be held by the FCMs in respect of commodity interests, and receive a negotiated portion of any income derived by the FCMs in respect of any cash transferred to the FCMs and held for this purpose.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities or commodities;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	partnerships and persons in their capacity as partners;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a nonresident alien;

•	a foreign corporation;

•	a foreign estate; or

•	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges such investor to consult its own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax adviser concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. It is expected that initially or in the future each Fund may be treated as a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the Investment Company Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain regulated futures or forward contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Clifford Chance US LLP has acted as counsel to the Trust in connection with this offering. Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based on factual representations made by each Fund, in the opinion of Clifford Chance US LLP, each Fund will be classified as a partnership for U.S. federal income tax purposes. The factual representations upon which Clifford Chance US LLP has relied are: (1) the Funds have not elected and will not elect to be treated as a corporation for U.S. federal income tax purposes; and (2) for each taxable year, 90% or more of a Fund’s gross income will be qualifying income. Shareholders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. Each Fund’s sponsor will use its best efforts to cause the operation of a Fund in such manner as is necessary for a Fund to continue to meet the qualifying income exception.

While it is expected that each Fund will operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities the Funds are undertaking and the possibility of future changes in its circumstances, it is possible that a Fund will not so qualify for any particular year. Clifford Chance US LLP has no obligation to advise a Fund or its shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. A Fund’s taxation as a partnership will depend on such Fund’s ability to meet, on a continuing basis, through actual operating results, the qualifying income exception, the compliance of which will not be reviewed by Clifford Chance US LLP. Accordingly, no assurance can be given that the actual results of a Fund’s operations for any taxable year will satisfy the qualifying income exception.

If for any reason a Fund becomes taxable as a corporation for U.S. federal income tax purposes, such Fund’s items of income and deduction would not pass through to the Fund’s shareholders and shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Fund would be required to pay income tax at corporate rates on its net income. Distributions by the Fund to the shareholders would constitute dividend income taxable to such shareholders, to the extent of the Fund’s earnings and profits, and the payment of these distributions would not be deductible by the Fund. These consequences would have a material adverse effect on the Fund, the Fund’s shareholders and the value of the Shares.

If at the end of any taxable year a Fund fails to meet the qualifying income exception, the Fund may still qualify as a partnership if the Fund is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (1) the failure is cured within a reasonable time after discovery, (2) the failure is determined by the IRS to be inadvertent, and (3) the Fund agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether a Fund would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the Fund’s first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving a Fund, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and a Fund retains its partnership qualification, the Fund or its shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that each Fund will qualify to be taxed as a partnership for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in a Fund is required to include in income its allocable share of a Fund’s income, gain, loss, deduction and other items for a Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in a Fund may be required to take into account taxable income without a corresponding current receipt of cash if a Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of a Fund’s expenses or capital losses. Each Fund’s taxable year ends on December 31 unless otherwise required by law. Each Fund uses the accrual method of accounting.

Shareholders must take into account their share of ordinary income realized by the respective Fund’s investments, including from accruals of interest on the U.S. Treasury securities or other cash and cash equivalents held in a Fund’s portfolio. Each Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case shareholders in such Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire U.S. Treasury securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in such Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by such Fund. Income or loss from transactions involving certain derivative instruments will also generally constitute ordinary income or loss and may result in recognition of taxable income to a U.S. Shareholder on a current basis even though receipt of those amounts may occur in a subsequent year.

The character and timing of income that a Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and Congress sometimes take steps which change the manner in which certain positions are taxed. For example, the IRS has issued guidance indicating that a position that certain taxpayers were previously accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released a Notice seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a Fund’s investments, possibly with retroactive effect. As the Funds pass-through their items of income, gain and loss to Shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of that Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options and certain non-U.S. currency contracts. Non-currency forward contracts are generally not Section 1256 Contracts. Section 1256 Contracts held by the Funds at the end of a taxable year of the Funds will be treated for U.S. federal income tax purposes as if they were sold by the Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by a Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by a Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Due to the Funds’ investment strategy, it is also likely that a significant portion of any capital gain or loss realized by the Funds with respect to non-Section 1256 Contracts will be short-term.

Allocation of the Funds’ Profits and Losses

For U.S. federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items are determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, each Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of a Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. By investing in Shares, a U.S. holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation shall take place as described above.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. For the initial month during which a Fund becomes operational, the shareholders at the close of trading at month-end will also receive that month’s allocation. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, a Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in that Fund’s assets. This results in the allocation of items of a Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by such Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in a Fund’s assets based on a calculation utilizing the creation/redemption price of a Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption, or the “revaluation convention.” As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in a Fund’s assets at the time it acquires the Shares or (2) a purchase of newly issued Shares will not be allocated its entire share in the loss in a Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the Members under the principles of the remedial method of Section 1.704-3(d) of the Regulations.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Funds must be reallocated among the shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise the Funds’ allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Funds.

Section 754 Election

Each Fund has made or intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a purchaser of Shares in that Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in that Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in that Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of a Fund’s assets associated with all of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of a Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Section 754 of the Code, a Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to a Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each Fund is required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that a Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that a Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Fund Interests and its share of inside basis.

Constructive Termination

A Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Shares in that Fund within a 12-month period. A constructive termination results in the closing of a Fund’s taxable year for all holders of Shares in that Fund. In the case of a holder of Shares reporting on a taxable year other than the taxable year used by a Fund (which is a fiscal year ending December 31), the early closing of a Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. A Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. (See “—U.S. Shareholders—Tax Basis in Shares” below.) Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “—U.S. Shareholders—Disposition of Shares” below. The Funds do not currently expect to make any cash distributions.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit. If a Fund disposes of assets in connection with the redemption of a Creation Unit, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by a Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of a Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. That rate is currently 15%, but is scheduled to increase to 20% for tax years beginning after December 31, 2012. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (1) the amount of cash paid by such U.S. Shareholder for its Shares and (2) such U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (1) the U.S. Shareholder’s share of a Fund’s taxable income, including capital gain, (2) the U.S. Shareholder’s share of a Fund’s income, if any, that is exempt from tax and (3) any increase in the U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (1) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (2) the U.S. Shareholder’s share of a Fund’s losses and deductions, (3) the U.S. Shareholder’s share of a Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (4) any decrease in the U.S. Shareholder’s share of a Fund’s liabilities.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Shareholder’s share of losses and expenses of a Fund is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. Shareholder may not deduct a Fund’s losses that are allocated to it in excess of its adjusted tax basis in its Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; (3) the ability of individuals to take certain itemized deductions may be limited by the “alternative minimum tax;” and (4) a noncorporate U.S. Shareholder may deduct its share of expenses of a Fund only to the extent that such share, together with such noncorporate U.S. Shareholder’s other miscellaneous itemized deductions, exceeds 2 percent of such noncorporate U.S. Shareholder’s adjusted gross income. It is anticipated that Management Fees that each Fund will pay will constitute miscellaneous itemized deductions. To the extent that a loss or expense that cannot be deducted currently is allocated to a U.S. Shareholder, such U.S. Shareholder may be required to report taxable income in excess of its economic income or cash distributions on the Shares. Prospective shareholders are urged to consult their own tax advisors with regard to these and other limitations on the ability to deduct losses or expenses with respect to an investment in a Fund.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. Each Fund has elected, or is expected to elect, to treat such expenses as ratably deductable over 180 months, beginning with the month the Fund is considered to have started its investment activities for federal tax purposes. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Transferor/Transferee Allocations

In general, a Fund’s taxable income and losses are determined monthly and are apportioned among a Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for U.S. federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, a Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of a Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. Each Fund’s Sponsor is authorized to revise a Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by each Fund

Information returns will be filed with the IRS as required with respect to income, gain, loss, deduction and other items derived from Shares of each Fund. Each Fund will file a partnership return with the IRS and a Schedule K-1 to the shareholders.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Under the Code, adjustments in tax liability with respect to a Fund’s items generally will be made at the Fund level in a partnership proceeding rather than in separate proceedings with each shareholder. Pursuant to the Trust Agreement, the Sponsor will represent each Fund as such Fund’s “Tax Matters Partner” during any audit and in any dispute with the IRS. Each shareholder will be informed of the commencement of an audit of a Fund. In general, the Tax Matters Partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the shareholders.

Adjustments resulting from an IRS audit may require each shareholder to adjust a prior year’s liability, and possibly may result in an audit of its return. Any audit of a shareholder’s return could result in adjustments not related to a Fund’s returns as well as those related to the Fund’s returns.

The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against shareholders for items in a Fund’s returns. The Tax Matters Partner may bind a shareholder with less than a 1% profits interest in a Fund to a settlement with the IRS unless that shareholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the shareholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any shareholder having at least a 1% interest in profits or by any group of shareholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each shareholder with an interest in the outcome may participate.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for U.S. federal income tax purposes, both their share of a Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, a Fund. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisers could be required to maintain a list of persons investing in that Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

U.S. Shareholders should consult their own tax advisers regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Non-U.S. Shareholders

Except as described below, each Fund anticipates that a non-U.S. Shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of a Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of Shares in a Fund’s or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the relevant Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the recently enacted Hiring Incentives to Restore Employment Act (“HIRE”) generally impose a new reporting and 30% withholding tax regime with respect to certain U.S. source income (including dividends and interest) and gross proceeds from the sale or other disposal of property that can produce U.S. source interest or dividends (“Withholdable Payments”). As a general matter, the new rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. The new withholding rules generally apply to Withholdable Payments made after December 31, 2012.

The new rules will subject a non-U.S. Shareholder’s share of Withholdable Payments received by a Fund to 30% withholding tax unless such shareholder provides information, representations and waivers of non-U.S. law as may be required to comply with the provisions of the new rules, including information regarding certain U.S. direct and indirect owners of such non-U.S. Shareholder. A non-U.S. Shareholder that is treated as a “foreign financial institution” will generally be subject to withholding unless it agrees to report certain information to the IRS regarding its U.S. accountholders and those of its affiliates.

Although the application of the new withholding rules to a sale or other disposal of an interest in a partnership is unclear, it is possible that the gross proceeds of the sale or other disposal of an interest in a Fund will be subject to tax under the new withholding rules if such proceeds are treated as an indirect disposal of the non-U.S. Shareholder’s interest in assets that can produce U.S. source interest or dividends, unless the selling non-U.S. Shareholder provides appropriate reporting information. Prospective shareholders should consult their own advisors regarding the requirements under HIRE with respect to their own situation.

Regulated Investment Companies (RICs)

The treatment of a RIC’s investment in a Fund will depend, in part, on whether a Fund is classified as a qualified publicly traded partnership (“PTP”) for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat net income derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s assets and earning its proportionate share of the partnership’s income for purposes of the income and asset tests relevant to determining whether an entity qualifies as a RIC.

Prospective RIC investors should consult a tax adviser regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. Each Fund does not expect to incur a significant amount of acquisition indebtedness with respect to its assets.

To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by a Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with a Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. A Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

PART TWO: GENERAL POOL DISCLOSURE

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

PERFORMANCE OF OTHER COMMODITY POOLS OPERATED BY

THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. No performance information is presented with respect to the Funds, which have not traded prior to the date of this Prospectus and which will not begin trading until after the initial Creation Units of such Funds are purchased by the initial Authorized Participant (all as described in the “Plan of Distribution” section of this Prospectus). The performance of the Funds will differ materially in certain respects from the performance of the Other Funds which are included herein.

The performance of the Other Funds which are summarized herein are materially different in certain respects from the Funds and the past performance summaries of the Other Funds below are generally not representative of how the Funds might perform in the future.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra DJ-UBS Commodity[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$41,711,516
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$5,969,999
Net Asset Value as of November 30, 2011:	$9,818,001
Net Asset Value per Share[4] as of November 30, 2011:	$28.05
Worst Monthly Loss:[5]	-27.91%
(September 2011)
Worst Peak-to-Valley Loss:[6]	-37.84%
(April 2011 – September 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

	2008	2009	2010	2011
January		-11.51%	-14.51%	1.63%
February		-9.37%	6.89%	2.58%
March		5.85%	-2.89%	4.06%
April		0.66%	3.56%	6.11%
May		26.77%	-13.83%	-10.53%
June		-4.85%	0.16%	-10.87%
July		5.57%	13.55%	6.50%
August		-1.97%	-5.36%	1.52%
September		2.33%	14.71%	-27.91%
October		5.82%	9.65%	13.16%
November	-1.59%	6.47%	-1.44%	-4.74%
December	-9.91%	3.47%	22.04%
Annual	-11.34%	27.25%	28.95%	N/A
Year-to-Date	N/A	N/A	N/A	-22.88%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort DJ-UBS Commodity[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$95,173,240
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$17,471,914
Net Asset Value as of November 30, 2011:	$11,167,939
Net Asset Value per Share[4] as of November 30, 2011:	$53.18
Worst Monthly Loss:[5]	-23.20% (May 2009)
Worst Peak-to-Valley Loss:[6]	-74.41% (February 2009 – April 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

	2008	2009	2010	2011
January		8.25%	15.02%	-2.66%
February		7.52%	-8.21%	-3.16%
March		-10.44%	1.86%	-5.66%
April		-3.46%	-4.33%	-6.50%
May		-23.20%	14.14%	9.15%
June		0.93%	-1.55%	11.01%
July		-8.52%	-12.92%	-6.96%
August		-0.65%	4.72%	-2.99%
September		-4.80%	-13.42%	35.06%
October		-7.91%	-10.27%	-13.06%
November	1.14%	-7.92%	-1.01%	3.77%
December	5.97%	-4.66%	-19.03%
Annual	7.18%	-45.43%	-34.35%	N/A
Year-to-Date	N/A	N/A	N/A	10.80%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra DJ-UBS Crude Oil[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$3,683,758,312
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$-47,985,675
Net Asset Value as of November 30, 2011:	$302,826,714
Net Asset Value per Share[4] as of November 30, 2011:	$42.66
Worst Monthly Loss:[5]	-40.05%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-72.69%
(Inception – September 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

	2008	2009	2010	2011
January		-29.62%	-17.41%	-0.76%
February		-22.51%	16.44%	-0.93%
March		6.57%	9.05%	16.17%
April		-10.92%	6.28%	11.89%
May		58.86%	-30.86%	-21.14%
June		7.46%	-1.02%	-15.38%
July		-5.61%	6.72%	-1.08%
August		-6.46%	-16.13%	-16.65%
September		-1.64%	17.69%	-22.33%
October		16.57%	1.00%	35.20%
November	-1.38%	-1.68%	4.12%	15.54%
December	-40.05%	-2.91%	17.17%
Annual	-40.88%	-14.59%	-0.99%	N/A
Year-to-Date	N/A	N/A	N/A	-14.69%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort DJ-UBS Crude Oil[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$1,573,022,968
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$120,802,862
Net Asset Value as of November 30, 2011:	$144,197,548
Net Asset Value per Share[4] as of November 30, 2011:	$38.25
Worst Monthly Loss:[5]	-40.18%
(May 2009)
Worst Peak-to-Valley Loss:[6]	-82.21%
(February 2009 – April 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

	2008	2009	2010	2011
January		20.65%	19.06%	-1.93%
February		15.74%	-17.55%	-1.17%
March		-23.29%	-9.94%	-16.39%
April		2.31%	-7.28%	-12.36%
May		-40.18%	37.38%	17.41%
June		-11.11%	-2.10%	13.87%
July		-1.14%	-8.74%	-0.90%
August		3.15%	16.03%	11.34%
September		-4.21%	-16.55%	21.29%
October		-17.10%	-3.48%	-30.03%
November	-2.35%	-1.21%	-6.34%	-15.40%
December	19.09%	1.00%	-15.66%
Annual	16.28%	-52.91%	-25.70%	N/A
Year-to-Date	N/A	N/A	N/A	-24.78%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Gold[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$434,175,401
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$196,412,007
Net Asset Value as of November 30, 2011:	$428,452,269
Net Asset Value per Share[4] as of November 30, 2011:	$99.64
Worst Monthly Loss:[5]	-21.35%
(September 2011)
Worst Peak-to-Valley Loss:[6]	-21.35%
(August 2011 – September 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

	2008	2009	2010	2011
January		10.61%	-2.22%	-11.26%
February		6.21%	4.96%	12.66%
March		-8.60%	0.81%	3.57%
April		-7.93%	11.30%	13.40%
May		21.19%	4.29%	-0.32%
June		-8.76%	5.47%	-4.33%
July		0.44%	-12.14%	16.53%
August		3.04%	13.12%	22.50%
September		7.95%	9.62%	-21.35%
October		8.54%	5.68%	12.10%
November		26.93%	4.89%	2.19%
December	23.30%	-15.05%	2.65%
Annual	23.30%	42.95%	57.02%	N/A
Year-to-Date	N/A	N/A	N/A	44.01%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Gold[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$394,276,969
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$248,346,217
Net Asset Value as of November 30, 2011:	$137,166,904
Net Asset Value per Share[4] as of November 30, 2011:	$16.16
Worst Monthly Loss:[5]	-22.76%
(November 2009)
Worst Peak-to-Valley Loss:[6]	-87.28%
(Inception – August 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

	2008	2009	2010	2011
January		-12.44%	0.61%	11.62%
February		-8.58%	-6.45%	-11.95%
March		4.35%	-2.01%	-4.43%
April		6.15%	-11.01%	-12.72%
May		-18.90%	-5.46%	-0.84%
June		8.14%	-6.70%	3.70%
July		-1.67%	12.44%	-15.13%
August		-4.12%	-12.50%	-21.72%
September		-8.81%	-9.53%	21.16%
October		-9.09%	-6.43%	-12.90%
November		-22.76%	-6.35%	-3.74%
December	-22.47%	15.24%	-4.06%
Annual	-22.47%	-45.91%	-45.83%	N/A
Year-to-Date	N/A	N/A	N/A	-43.11%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Silver[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$1,615,806,564
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$713,578,435
Net Asset Value as of November 30, 2011:	$734,401,770
Net Asset Value per Share[4] as of November 30, 2011:	$55.22
Worst Monthly Loss:[5]	-50.93%
(September 2011)
Worst Peak-to-Valley Loss:[6]	-70.35%
(April 2011 – September 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

	2008	2009	2010	2011
January		30.91%	-9.19%	-19.29%
February		10.07%	-3.77%	44.19%
March		-3.39%	16.36%	25.05%
April		-8.72%	11.87%	62.43%
May		48.18%	-2.78%	-43.56%
June		-20.90%	0.64%	-19.37%
July		-5.87%	-12.07%	25.13%
August		11.41%	13.00%	6.12%
September		25.22%	35.55%	-50.93%
October		-0.05%	16.11%	22.20%
November		17.86%	25.47%	-17.46%
December	14.42%	-13.40%	25.30%
Annual	14.42%	99.56%	173.63%	N/A
Year-to-Date	N/A	N/A	N/A	-29.30%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Silver[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$1,530,825,870
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$508,122,243
Net Asset Value as of November 30, 2011:	$212,370,550
Net Asset Value per Share[4] as of November 30, 2011:	$13.45
Worst Monthly Loss:[5]	-42.41%
(April 2011)
Worst Peak-to-Valley Loss:[6]	-98.82%
(Inception –October 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

	2008	2009	2010	2011
January		-30.75%	6.25%	17.54%
February		-12.75%	-1.65%	-33.03%
March		-3.04%	-17.28%	-26.55%
April		4.15%	-13.65%	-42.41%
May		-37.42%	-3.39%	20.59%
June		18.90%	-5.63%	16.50%
July		0.97%	10.64%	-26.91%
August		-16.54%	-14.05%	-13.79%
September		-26.33%	-28.05%	38.68%
October		-4.39%	-18.10%	-28.46%
November		-19.82%	-26.17%	15.21%
December	-21.60%	11.08%	-24.65%
Annual	-21.60%	-76.00%	-78.79%	N/A
Year-to-Date	N/A	N/A	N/A	-66.31%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Euro[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$27,964,079
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$6,868,400
Net Asset Value as of November 30, 2011:	$7,732,480
Net Asset Value per Share[4] as of November 30, 2011:	$25.77
Worst Monthly Loss:[5]	-16.10%
(January 2009)
Worst Peak-to-Valley Loss:[6]	-34.40%
(November 2009 – June 2010)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

	2008	2009	2010	2011
January		-16.10%	-6.28%	4.70%
February		-2.14%	-3.74%	1.57%
March		9.48%	-1.78%	5.42%
April		-0.98%	-2.97%	9.16%
May		14.01%	-15.18%	-5.62%
June		-1.71%	-0.90%	1.50%
July		3.03%	13.32%	-1.85%
August		1.01%	-5.63%	-0.09%
September		4.06%	15.54%	-13.16%
October		1.04%	4.08%	6.42%
November	-3.10%	4.00%	-13.15%	-5.83%
December	20.70%	-9.23%	5.95%
Annual	16.96%	3.03%	-14.48%	N/A
Year-to-Date	N/A	N/A	N/A	0.04%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Euro[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$1,743,429,590
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$1,022,265,036
Net Asset Value as of November 30, 2011:	$1,037,689,755
Net Asset Value per Share[4] as of November 30, 2011:	$18.92
Worst Monthly Loss:[5]	-18.61%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-36.77%
(November 2008 – April 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

	2008	2009	2010	2011
January		17.58%	6.32%	-5.04%
February		1.29%	3.37%	-1.95%
March		-9.86%	1.30%	-5.56%
April		0.18%	2.58%	-8.81%
May		-12.88%	16.81%	5.21%
June		0.93%	0.30%	-2.15%
July		-3.45%	-12.37%	1.32%
August		-1.43%	5.33%	-0.58%
September		-4.24%	-14.03%	14.26%
October		-1.41%	-4.60%	-6.97%
November	2.93%	-4.32%	14.26%	5.48%
December	-18.61%	9.68%	-6.11%
Annual	-16.22%	-10.84%	8.66%	N/A
Year-to-Date	N/A	N/A	N/A	-6.77%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Yen[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$9,999,181
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$3,786,887
Net Asset Value as of November 30, 2011:	$5,401,612
Net Asset Value per Share[4] as of November 30, 2011:	$36.01
Worst Monthly Loss:[5]	-15.60%
(February 2009)
Worst Peak-to-Valley Loss:[6]	-18.31%
(January 2009 – March 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

	2008	2009	2010	2011
January		1.67%	6.21%	-2.25%
February		-15.60%	2.89%	0.55%
March		-3.21%	-9.78%	-3.51%
April		0.49%	-1.08%	4.97%
May		6.81%	6.40%	-1.08%
June		-2.48%	5.51%	2.38%
July		3.30%	4.39%	9.24%
August		3.19%	5.59%	0.78%
September		7.30%	0.99%	-1.62%
October		-0.79%	7.47%	-2.89%
November	3.03%	8.35%	-7.64%	1.40%
December	10.44%	-14.04%	5.91%
Annual	13.79%	-8.11%	28.13%	N/A
Year-to-Date	N/A	N/A	N/A	7.51%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Yen[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$672,376,730
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$308,372,827
Net Asset Value as of November 30, 2011:	$224,536,869
Net Asset Value per Share[4] as of November 30, 2011:	$41.59
Worst Monthly Loss:[5]	-10.60%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-46.11%
(March 2009 – August 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

	2008	2009	2010	2011
January		-2.56%	-6.25%	1.85%
February		17.12%	-3.39%	-0.87%
March		2.07%	10.27%	2.79%
April		-1.17%	0.74%	-5.14%
May		-7.18%	-7.31%	0.74%
June		1.58%	-5.58%	-2.64%
July		-3.95%	-4.67%	-8.79%
August		-3.66%	-5.79%	-1.49%
September		-7.28%	-1.61%	1.33%
October		0.16%	-7.23%	2.26%
November	-3.07%	-8.10%	7.93%	-1.62%
December	-10.60%	15.36%	-6.09%
Annual	-13.35%	-1.10%	-26.84%	N/A
Year-to-Date	N/A	N/A	N/A	-11.56%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares VIX Short-Term Futures ETF[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$288,715,105
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$24,288,152
Net Asset Value as of November 30, 2011:	$31,114,432
Net Asset Value per Share[4] as of November 30, 2011:	$88.90
Worst Monthly Loss:[5]	-24.39%
(October 2011)
Worst Peak-to-Valley Loss:[6]	-43.16%
(Inception – June 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

2011
January**	-12.84%
February	-6.37%
March	-1.88%
April	-21.52%
May	-8.52%
June	-1.13%
July	11.10%
August	65.31%
September	38.45%
October	-24.39%
November	1.68%
December
Year-to-Date†	11.10%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

**	Represents return from inception to January 31, 2011, as the inception of trading date for the pool was after January 1, 2011.

†	Represents inception-to-date return, as the inception of trading date for the pool was after January 1, 2011.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares VIX Mid-Term Futures ETF[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$36,782,413
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$11,161,521
Net Asset Value as of November 30, 2011:	$12,126,574
Net Asset Value per Share[4] as of November 30, 2011:	$80.84
Worst Monthly Loss:[5]	-16.01%
(October 2011)
Worst Peak-to-Valley Loss:[6]	-25.43%
(Inception – July 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

2011
January**	-10.88%
February	-3.79%
March	-1.77%
April	-6.98%
May	-2.60%
June	1.15%
July	-3.41%
August	28.73%
September	16.65%
October	-16.01%
November	7.47%
December
Year-to-Date†	1.07%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

**	Represents rate of return from inception to January 31, 2011, as the inception of trading date for the pool was after January 1, 2011.

†	Represents inception-to-date rate of return, as the inception of trading date for the pool was after January 1, 2011.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra VIX Short-Term Futures ETF[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$7,433,687
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$7,433,687
Net Asset Value as of November 30, 2011:	$5,167,451
Net Asset Value per Share[4] as of November 30, 2011:	$17.22
Worst Monthly Loss:[5]	-55.10%
(October 2011)
Worst Peak-to-Valley Loss:[6]	-56.96%
(Inception- November 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

2011
January
February
March
April
May
June
July
August
September
October**	-55.10%
November	-4.14%
December
Year-to-Date†	-56.96%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

**	Represents rate of return from inception to October 31, 2011, as the inception of trading date for the pool was after October 1, 2011.

†	Represents inception-to-date rate of return, as the inception of trading date for the pool was after January 1, 2011.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Short VIX Short-Term Futures ETF[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$4,000,880
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$4,000,880
Net Asset Value as of November 30, 2011:	$4,570,056
Net Asset Value per Share[4] as of November 30, 2011:	$45.70
Worst Monthly Loss:[5]	-10.40%
(November 2011)
Worst Peak-to-Valley Loss:[6]	-10.40%
(October 2011 – November 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

2011
January
February
March
April
May
June
July
August
September
October**	27.51%
November	-10.40%
December
Year-to-Date†	14.25%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

**	Represents rate of return from inception to October 31, as the inception of trading date for the pool was after October 1, 2011.

†	Represents inception-to-date rate of return, as the inception of trading date for the pool was after January 1, 2011.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra DJ-UBS Natural Gas[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$4,000,800
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$4,000,800
Net Asset Value as of November 30, 2011:	$2,940,258
Net Asset Value per Share[4] as of November 30, 2011:	$29.40
Worst Monthly Loss:[5]	-24.05%
(November 2011)
Worst Peak-to-Valley Loss:[6]	-26.50%
(Inception– November 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

2011
January
February
March
April
May
June
July
August
September
October**	-3.23%
November	-24.05%
December
Year-to-Date†	-26.50%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

**	Represents rate of return from inception to October 31, 2011, as the inception of trading date for the pool was after October 1, 2011.

†	Represents inception-to-date rate of return, as the inception of trading date for the pool was after January 1, 2011.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of November 30, 2011. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort DJ-UBS Natural Gas[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[2] as of November 30, 2011:	$4,000,800
Aggregate Net Capital Subscriptions[3] as of November 30, 2011:	$4,000,800
Net Asset Value as of November 30, 2011:	$5,123,578
Net Asset Value per Share[4] as of November 30, 2011:	$51.23
Worst Monthly Loss:[5]	N/A
Worst Peak-to-Valley Loss:[6]	N/A

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.

[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.

[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.

[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of November 30, 2011. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:*

2011
January
February
March
April
May
June
July
August
September
October**	0.57%
November	27.35%
December
Year-to-Date†	28.08%

*	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

**	Represents rate of return from inception to October 31, 2011, as the inception of trading date for the pool was after October 1, 2011.

†	Represents inception-to-date rate of return, as the inception of trading date for the pool was after January 1, 2011.

USE OF PROCEEDS

Substantially all of the proceeds of the offering of the Shares of the Funds will be used to enter into Financial Instruments in which a Fund invests, in combination with cash or cash equivalents and/or U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements) that may in part be used for direct investment or deposited with the FCMs as margin in connection with futures contracts or in segregated accounts at the funds’ custodian bank as collateral for forward contracts. To the extent that the Funds do not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds will be deposited with the Custodian in a non-interest bearing account.

To the extent that the Funds trade in futures contracts on U.S. exchanges, the assets deposited by the Funds with the FCMs (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations to margin futures and forward contract positions.

The Sponsor has selected Jeffries Bache, LLC (“JBL”), RBC Capital Markets Corporation (“RBC”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) as its FCMs. JBL currently is an indirect, wholly owned subsidiary of Jeffries Group, Inc. Prior to July 1, 2011, JBL had been an indirect, wholly owned subsidiary of Prudential Financial, Inc. operating under the name Prudential Bache Commodities, LLC. Each of JBL, RBC and Merrill Lynch, in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of JBL, RBC and Merrill Lynch acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give-up all such transactions to JBL, RBC or Merrill Lynch, as applicable. Each of JBL, RBC and Merrill Lynch is registered as a FCM with the CFTC and is a member of the NFA. JBL and RBC are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. Merrill Lynch is a clearing member of the CBOT and the CME, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, Merrill Lynch has entered into third-party brokerage relationships with FCMs that are clearing members of those exchanges. Neither JBL, RBC nor Merrill Lynch is affiliated with or acts as a supervisor of the Trust, the Funds, the Sponsor, the Trustee, BBH&Co. (the “Administrator”) or the Custodian. Neither JBL, RBC nor Merrill Lynch is acting as an underwriter or sponsor of the offering of the Shares, or has passed upon the merits of participating in this offering. Neither JBL, RBC nor Merrill Lynch has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Neither JBL, RBC nor Merrill Lynch provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon JBL, RBC nor Merrill Lynch in deciding whether to invest in the Funds or retain their interests in the Funds. Prospective subscribers should also note that the Sponsor may select additional clearing brokers or replace JBL, RBC and/or Merrill Lynch as the Funds’ clearing broker.

To the extent, if any, that the Funds enter into trades in futures on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

The Sponsor, a registered commodity pool operator and commodity trading advisor, is responsible for the cash management activities of the Funds, including investing in cash equivalents that may be used as margin for the Financial Instruments as described above.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

Each Fund will create and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of a Fund. Except when aggregated in Creation Units, the Shares are not redeemable securities.

The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Funds. If permitted by the Sponsor in its sole discretion with respect to a Fund, an Authorized Participant also agrees to enter into or arrange for an exchange of futures for related position or block trade with the relevant Fund whereby the Authorized Participant would also transfer to such Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an exchange of futures for related position to effect an order to redeem Creation Units.

An exchange of futures for related position is a technique permitted by the rules of the applicable futures exchange that, as utilized by a Fund in the Sponsor’s discretion, would allow such Fund to take a position in a futures contract from an Authorized Participant, or give futures contracts to an Authorized Participant, in the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An exchange of futures for related position by itself will not change either party’s net risk position materially. Because the futures position that a Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, exchanges of futures for related positions can generally be viewed as transactions beneficial to a Fund.

Authorized Participants pay a fixed transaction fee of up to $500 in connection with each order to create or redeem a Creation Unit in order to compensate BBH& Co., as the Administrator, the Custodian and the Transfer Agent of each Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee to the Fund of up to 0.10% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors. Further detail on the fees is set forth in the Authorized Participant Handbook.

The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to SEI or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from the Funds receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Funds, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “1933 Act”), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the 1934 Act, and regulated by FINRA, or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” means any day other than a day when any of the NYSE, NYSE Arca, CBOE, CFE or ICE or other exchange material to the valuation or operation of the Funds is closed for regular trading.

Purchase orders must be placed by the cut-off time shown on page 4 or earlier if the NYSE closes before the cut-off time. If a purchase order is received prior to the applicable cut-off time, the day on which SEI receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the NAV of 50,000 Shares of the applicable Fund on the purchase order date plus the applicable transaction fee. For each Fund, Authorized Participants have create/redeem cut-off times prior to NAV calculation time, which may be different from the close of U.S. markets as shown in the table on page 4.

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (“CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (“DVP”) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the first Business Day following the purchase order date (T+1), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the right to extend the deadline for the Custodian to receive the cash required for settlement up to the third Business Day following the purchase order date (T+3). In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Suspension or Rejection of Purchase Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of repurchase, or postpone the purchase settlement date, (1) for any period during which any of the NYSE, NYSE Arca, CBOE, CFE or ICE or other exchange material to the valuation or operation of the Funds is closed or when trading is suspended or restricted on such exchanges in any of the underlying Reference Asset; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•	it determines that the purchase order is not in proper form;

•	the Sponsor believes that the purchase order would have adverse tax consequences to a Fund or its shareholders;

•	the order would be illegal; or

•	circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. If a redemption order is received prior to the applicable cut-off time or earlier if the NYSE closes before the cut-off time, the day on which SEI receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual shareholders may not redeem directly from a Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). The Sponsor reserves the right to extend the deadline for the Fund to receive the Creation Units required for settlement up to the third Business Day following the redemption order date (T+3). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount and, if permitted by the Sponsor in its sole discretion with respect to a Fund, an exchange of futures for related position or block trade with the relevant Fund as described in “— Creation and Redemption of Shares” above. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees and any amounts attributable to any applicable exchange of futures for related position or block trade.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the third Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, a Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment basis. If a Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Creation Units received if the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to a Fund’s DTC account by noon (Eastern Time), on the third Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of the NYSE, the NYSE Arca, the CBOE, the CFE or ICE or other exchange material to the valuation or operation of the Fund is closed or when trading is suspended or restricted on such exchanges in any of the underlying Reference Assets; (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order might be unlawful.

Creation and Redemption Transaction Fee

To compensate BBH&Co. for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee to BBH&Co. of up to $500 per order to create or redeem Creation Units and may pay a variable transaction fee to a Fund of up to 0.10% of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee(s) may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

As of the date of this Prospectus, there is no pending legal proceeding, other than ordinary routine litigation incidental to the business of the Trust and that which is described below, to which the Trust or a Fund is a claimant or defendant or to which any of their property is the subject.

As of the date of this Prospectus, there are no material administrative, civil or criminal actions, whether pending or concluded, within five years preceding the date of the Prospectus, against the Sponsor. Louis Mayberg and Michael Sapir, both principals of the Sponsor, have been named as defendants in a purported class action lawsuit in the United States District Court for the Southern District of New York, styled In re ProShares Trust Securities Litigation, Civ. No. 09-cv-6935. The Trust is also a defendant in this action, along with several others. The action was initially brought by Steven Novick, on behalf of himself and all others similarly situated, in a complaint filed August 5, 2009, and was consolidated on April 28, 2011, with thirty-three related putative class actions. The second amended complaint alleges that the defendants violated Sections 11 and 15 of the 1933 Act by including untrue statements of material fact and omitting material facts in the Registration Statement for one or more of ProShares’ exchange traded funds (“ETFs”) and allegedly failing to adequately disclose the funds’ investment objectives and risks. Claimants, all purchasers of shares of ETFs sold by the Trust or ProShares Trust, seek class certification, compensatory damages, punitive damages, litigation costs, expectation damages and declaratory judgment. The six other series of the Trust named in the complaint are ProShares Ultra Silver, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares UltraShort DJ-UBS Crude Oil, ProShares Ultra DJ-UBS Crude Oil, and ProShares UltraShort Silver. The Trust believes the complaint is without merit and that the anticipated outcome will not adversely impact the operation of the Trust or any of its funds.

JBL currently is an indirect, wholly owned subsidiary of Jeffries Group, Inc. Prior to July 1, 2011, JBL had been an indirect, wholly owned subsidiary of Prudential Financial, Inc. operating under the name Prudential Bache Commodities, LLC. JBL is registered as an FCM with the CFTC and is a member of the NFA. JBL is a clearing member of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. Merrill Lynch is registered as an FCM with CFTC and is a member of the NFA. Merrill Lynch is a clearing member of the CBOT and the CME, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, Merrill Lynch has entered into third-party brokerage relationships with FCMs that are clearing members of those exchanges.

From time to time, each of JBL, Merrill Lynch and RBC (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described in the section entitled “Futures Commission Merchant—Litigation and Regulatory Disclosure Relating to FCMs” beginning on page 40, each of JBL, Merrill Lynch and RBC has advised that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against it or any of its respective principals.

DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL

TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Funds, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Funds.

The Shares may be purchased from the Funds or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Funds. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Funds.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

The books and records of the Funds are maintained as follows: all marketing materials are maintained at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Creation Unit creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from FCMs are maintained by BBH&Co., 50 Milk Street, Boston, Massachusetts 02109.

All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on December 31 of each year.

The Funds

The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to such Fund and shareholders of a Fund are not subject to the losses or liabilities of any other series of the Trust. If any creditor or shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or, collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund, are enforceable only against the assets of that Fund, and not against any other series of the Trust or the Trust generally, or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by, or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.

The Trustee

Wilmington Trust Company, a Delaware trust corporation, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of a Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Funds, as appropriate, and is indemnified by the Funds, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

ProShare Capital Management LLC, is the Sponsor of the Trust, the Funds and the other series of the Trust. As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator and commodity trading advisor.

Specifically, with respect to the Trust, the Sponsor:

•	selects the Funds’ service providers;

•	negotiates various agreements and fees;

•	performs such other services as the Sponsor believes that the Trust may require from time to time;

•	selects the FCM and Financial Instrument counterparties;

•	manages the Funds’ portfolio of other assets, including cash equivalents; and

•	manages the Funds with a view toward achieving the Funds’ investment objectives.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of the Funds offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor is (240) 497-6400.

Background and Principals

The Sponsor serves as both commodity pool operator and commodity trading advisor of the Trust and the Funds. The Sponsor is registered as a commodity pool operator and commodity trading advisor with the CFTC and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on June 11, 1999. It withdrew its registration with the NFA on August 31, 2000 but later re-applied and had its registration subsequently approved on January 8, 2001. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity trading advisor was approved on June 11, 1999 and is currently effective. The Sponsor’s registration as a commodity pool operator was originally approved on June 11, 1999. It withdrew its registration as a commodity pool operator on August 30, 2000 but later re-applied and had its registration subsequently approved on November 28, 2007. Its registration as a commodity pool operator is currently effective. As a registered commodity pool operator and commodity trading advisor, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA. Its principal place of business is 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, and its telephone number is (240) 497-6400. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and the Funds.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Sponsor is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts. For past performance of commodity pools operated by the Sponsor, see the section entitled “Performance of Offered Commodity Pools Operated by the Commodity Pool Operator” on page 33 and the section entitled “Performance of Other Commodity Pools Operated by the Commodity Pool Operator” on page 59.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Michael L. Sapir	Chief Executive Officer and Principal of the Sponsor

Louis M. Mayberg	Principal Executive Officer of the Trust; Chief Financial Officer and Principal of the Sponsor

William E. Seale	Principal of the Sponsor

Sapir Family Trust	Principal of the Sponsor

Northstar Trust	Principal of the Sponsor

Edward J. Karpowicz	Principal Financial Officer of the Trust

Todd B. Johnson*	Chief Investment Officer and Principal of the Sponsor

Howard S. Rubin	Director, Portfolio Management and Associated Person of the Sponsor

Michael Neches	Senior Portfolio Manager and Associated Person of the Sponsor

Jeff Ploshnick	Senior Portfolio Manager and Associated Person of the Sponsor

Lisa P. Johnson	Principal of the Sponsor

Victor M. Frye	Principal of the Sponsor

*	Denotes principal of the Sponsor who participates in making trading decisions for the Funds.

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor.

ProFund Advisors LLC (“PFA”) and ProShare Advisors LLC (“PSA”) are investment advisers registered under the Investment Advisers Act of 1940 (the “Advisers Act”).

Michael L. Sapir, Chairman, Chief Executive Officer and a listed principal of the Sponsor since August 14, 2008; Chairman, Chief Executive Officer and a member of PFA since April 1997; and Chairman, Chief Executive Officer and a member of PSA since January 2005. As Chairman and Chief Executive Officer of the Sponsor, PSA and PFA, Mr. Sapir’s responsibilities include oversight of all aspects of the Sponsor, PSA and PFA, respectively.

Louis M. Mayberg, Chief Financial Officer, a member and a listed principal of the Sponsor since June 9, 2008; a member of PFA since April 1997; and a member of PSA, since January 2005. Principal Executive Officer of the Trust since June 2008. As Chief Financial Officer of the Sponsor, Mr. Mayberg’s responsibilities include oversight of the financial matters of the Sponsor. As Principal Executive Officer of the Trust, his responsibilities include oversight of operations of the Trust.

William E. Seale, Ph.D., a member of the Sponsor and a listed principal of the Sponsor since June 11, 1999; a member of PFA since April 1997; and a member of PSA since April 2005. He served as Chief Investment Officer of PFA from January 2003 to July 2005 and from October 2006 to June 2008 and Director of Portfolio from January 1997 to January 2003. He served as Chief Investment Officer of PSA from October 2006 to June 2008. In these roles, Dr. Seale’s responsibilities included oversight of the investment management activities of the respective entities. Dr. Seale is a former commissioner of the CFTC.

Sapir Family Trust, a listed principal of the Sponsor. The Sapir Family Trust has ownership interest in the Sponsor and PSA. The Sapir Family Trust has passive ownership interest in the Sponsor and exercises no management authority over the Fund.

Northstar Trust, a listed principal of the Sponsor. Northstar Trust has ownership interest in Sponsor and PFA. Northstar Trust has passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Edward J. Karpowicz, Principal Financial Officer of the Trust since July 2008. Mr. Karpowicz has been employed by PFA since July 2002 as Vice President of Financial Administration.

Todd B. Johnson, a registered associated person of the Sponsor since January 29, 2010, a listed principal of the Sponsor since January 16, 2009 and Chief Investment Officer of the Sponsor since February 27, 2009. In this role, Mr. Johnson’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Johnson has served as Chief Investment Officer of PSA and PFA since December 2008. Mr. Johnson served from 2002 to December 2008 at World Asset Management (a financial services firm), working as President and Chief Investment Officer from January 2006 to December 2008, and as Managing Director and Chief Investment Officer of Quantitative Investments of Munder Capital Management, an asset management firm, from January 2002 to December 2005.

Howard Rubin, CFA, a registered associated person and an NFA associate member of the Sponsor since July 14, 2008 and Director, Portfolio Management of the Sponsor since December 1, 2009. In these roles, Mr. Rubin’s responsibilities include day-to-day portfolio management of the Funds. Mr. Rubin has served as Senior Portfolio Manager of PSA since December 2007 and Senior Portfolio Manager of the Sponsor from November 27, 2008 through November 30, 2009. Mr. Rubin has also served as Senior Portfolio Manager of PFA since November 2004 and Portfolio Manager of PFA from April 2000 through November 2004. Mr. Rubin holds the Chartered Financial Analyst (CFA) designation.

Michael Neches, a registered associated person and an NFA associate member of the Sponsor since November 16, 2011 and Senior Portfolio Manager of the Sponsor since January     , 2012. In these roles, Mr. Neches’ responsibilities include day-to-day portfolio management of certain other series of the Trust. Mr. Neches serves as a Senior Portfolio Manager of PSA since December 2009; Associate Portfolio Manager from January 2007 through November 2009; and Portfolio Analysis from November 2004 through December 2006.

Jeffrey Ploshnick, a registered associated person and an NFA associate member of the Sponsor since April 12, 2011 and Senior Portfolio Manager of the Sponsor since April 12, 2011. In these roles, Mr. Ploshnick’s responsibilities include day-to-day portfolio management of the Funds and certain other series of the Trust. Mr. Ploshnick served as a Senior Portfolio Manager of PFA since May 2007 and Portfolio Manager from February 2001 to April 2007.

Lisa Johnson, a listed principal of the Sponsor since November 11, 2008. Ms. Johnson’s responsibilities include the review and approval of advertising material of the Sponsor. Ms. Johnson has been employed with ProFunds Distributors Inc. (“PDI”) since April 2008 as Head of Compliance. Prior to her employment with PDI, Ms. Johnson was the Senior Corporate Compliance Officer for ICMA Retirement Corporation (a financial services company) where she was employed from February 2005 to April 2008. She served as Senior Compliance Officer for Delaware Investments (a financial services firm) from January 2001 to February 2005. Ms. Johnson is FINRA registered and holds Series 7, 24 and 63 licenses. She also possesses a Certified Regulatory and Compliance Professional designation, from the NASD Institute at Wharton.

Victor Frye, a listed principal of the Sponsor since December 2, 2008. Mr. Frye’s responsibilities include the review and approval of advertising material of the Sponsor. Mr. Frye has been employed by PFA since October 2002 as Chief Compliance Officer.

Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Funds and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of a Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator and commodity trading advisor), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

As of the date of this Prospectus, the Sponsor owns $200 worth of Shares in each Fund. As of the date of this Prospectus, none of the principals of the Sponsor have an ownership or beneficial interest in any Fund.

Management; Voting by Shareholders

The shareholders of the Funds take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Funds provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the NYSE Arca, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of the Funds could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Tran sferable

The Shares of each Fund will trade on the NYSE Arca and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect

Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, are posted on the Sponsor’s website at www.proshares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to the Funds by filing with the SEC a supplement to this Prospectus and a Form 8-K, as applicable, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.proshares.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value (“NAV”)

The NAV in respect of a Fund means the total assets of that Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, consistently applied under the accrual method of accounting. In particular, NAV includes any unrealized profit or loss on open Financial Instruments, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of a Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining NAV. The NAV of each Fund is calculated at 4:00 p.m. (Eastern Time), on each trading day that the NYSE is open, or such earlier time that the NYSE may close. Each Fund’s NAV is calculated only once each trading day.

In calculating the indicative NAV of a Fund, the settlement value of the Fund’s non-exchange traded Financial Instruments is determined by applying the then-current disseminated levels for the applicable benchmark to the terms of such Fund’s non-exchange traded Financial Instruments. However, in the event that an underlying Reference Asset is not trading due to the operation of daily limits or otherwise, the Sponsor may, in its sole discretion, choose to fair value the index level in order to value the Fund’s non-exchange traded Financial Instruments for purposes of NAV calculation. Such fair value prices would generally be determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

Futures contracts traded on a U.S. exchange are calculated at their then current market value, which is based upon the last traded price before the NAV time for that particular futures contract traded on the applicable U.S. exchange on the date with respect to which NAV is being determined. If a futures contract traded on a U.S. exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. Such fair value prices would generally be determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

The Funds may use a variety of money market instruments to invest excess cash. Short-term debt instruments used in this capacity and expected to be held-to-maturity will be priced for NAV purposes at amortized cost.

Indicative Optimized Portfolio Value (“IOPV”)

The IOPV is an indicator of the value of a Fund’s net assets at the time the IOPV is disseminated. The IOPV is calculated and disseminated every 15 seconds throughout the trading day. The IOPV is generally calculated using the prior day’s closing net assets of a Fund as a base and updating throughout the trading day changes in the value of the Financial Instruments held by a Fund. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares. While the IOPV will be updated during the NYSE Arca Core Trading Session when applicable futures exchanges are trading any futures contracts held by the Funds, the IOPV that will be disseminated between 1:00 p.m. (Eastern Time) and the close of the NYSE Arca Core Trading Session will be impacted by static values for certain futures contracts. Once the open outcry session for a particular futures contract closes, a static value for that futures contract will be used to calculate the IOPV.

The NYSE Arca disseminates the IOPV. In addition, the IOPV is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and/or Reuters.

Termination Events

The Trust, or, as the case may be, a Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor has discretionary authority over distributions made by each Fund and does not expect to make distributions. Depending on a Fund’s performance and an investor’s own tax situation, an investor’s income tax liability for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed the capital gains an investor realized from selling his, her or its shares in such year.

THE ADMINISTRATOR

The Sponsor and the Trust, on behalf of itself and on behalf of the Funds, have appointed BBH&Co. as the Administrator of the Funds and BBH&Co. has entered into an administrative agency agreement (the “Administrative Agency Agreement”) with the Trust (for itself and on behalf of the Funds) and the Sponsor in connection therewith. In addition, BBH&Co. serves as Transfer Agent of the Funds pursuant to the Administrative Agency Agreement. A copy of the Administrative Agency Agreement is available for inspection at BBH&Co.’s offices identified above.

The Administrator’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

Pursuant to the terms of the Administrative Agency Agreement and under the supervision and direction of the Sponsor, BBH&Co. prepares and files certain regulatory filings on behalf of the Funds. BBH&Co. may also perform other services for the Funds pursuant to the Administrative Agency Agreement as mutually agreed to from time to time.

The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Funds, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Funds and their shareholders.

BBH&Co., a private bank founded in 1818, is not a publicly held company nor is it insured by the Federal Deposit Insurance Corporation. BBH&Co. is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§ 160 – 181, and is subject to regulation, supervision, and examination by the New York State Banking Department. BBH&Co. is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

THE CUSTODIAN

BBH&Co. serves as the Custodian of the Funds and has entered into a custodian agreement (the “Custodian Agreement”) with the Trust (for itself and on behalf of the Funds) in connection therewith. Pursuant to the terms of the Custodian Agreement, BBH&Co. is responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to BBH&Co. by the Funds. The Custodian’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

THE TRANSFER AGENT

BBH&Co. serves as the Transfer Agent of the Funds for Authorized Participants and has entered into the Administrative Agency Agreement referred to above in connection therewith. Pursuant to the terms of the Administrative Agency Agreement, BBH&Co. is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. The Transfer Agent fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

THE DISTRIBUTOR

SEI serves as the Distributor of the Funds and assists the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, and consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance matters in connection with marketing efforts.

SEI retains all marketing materials separately for the Funds, at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456; and its telephone number is (610) 676-1000.

The Sponsor, out of the relevant Management Fee, pays SEI for performing its duties on behalf of the Funds.

Description of SEI

SEI is a wholly owned subsidiary of SEI Investments Company, which is a public company and a global provider of investment processing, fund processing, and investment management business outsourcing solutions.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Funds, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of the Funds outstanding at any time. The representations, undertakings and agreements made on the part of the Funds in the global certificates are made and intended for the purpose of binding only the Funds and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of the Funds by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Funds.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS OR REVERSE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of a Fund constituting a Creation Unit.

CONFLICT OF INTEREST

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. The Sponsor does not expect that material conflicts of interest will arise in the operation of the Funds, each of which operates independently of the others. However, since the Sponsor in its capacity as the Trust’s commodity pool operator has chosen itself to serve as the Trust’s commodity trading advisor, the Sponsor may be deemed as having a conflict of interest concerning its ability to exercise independent judgment in respect of the selection or retention of a trading advisor for the Funds.

MATE RIAL CONTRACTS

Administrative Agency Agreement

BBH&Co. serves as the Funds’ Administrator pursuant to the terms of the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Administrator and the Sponsor. The Administrator performs or supervises the performance of services necessary for the operation and administration of the Funds (other than making investment decisions or providing services provided by other service providers), including NAV calculations, accounting and other fund administrative services.

BBH&Co. serves as the Funds’ Transfer Agent. Pursuant to the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Transfer Agent and the Sponsor, the Transfer Agent serves as the Funds’ transfer agent and agent in connection with certain other activities as provided under the Administrative Agency Agreement. Under the Administrative Agency Agreement, the Transfer Agent’s services include, among other things, assisting the Funds with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor.

The Administrative Agency Agreement has an initial term of one year and, after the initial term, will continue in effect for successive one year periods unless terminated on at least seventy-five (75) days’ prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the Administrative Agency Agreement at any time upon thirty (30) days’ prior written notice to the other party if either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.

In its capacity as Administrator and Transfer Agent, BBH&Co. is both exculpated and indemnified under the Administrative Agency Agreement.

Custodian Agreement

BBH&Co. serves as the Funds’ Custodian. Pursuant to the Custodian Agreement between the Trust, on its own behalf and on behalf of the Funds, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by the Funds during the term of the Custodian Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custodian Agreement, the Custodian may deposit and/or maintain the investment assets of the Funds in a securities depository and may appoint a subcustodian to hold investment assets of the Funds. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Funds pursuant to the Custodian Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Funds.

The Custodian Agreement had an initial term of one year. After the initial term, the Custodian Agreement continued and will continue in effect for successive one year periods unless the Trust, on behalf of the Funds, independently, or the Custodian terminates the Custodian Agreement by giving to the other party a notice in writing specifying the date of such termination, which will not be less than seventy-five (75) days after the date of such notice. In the event of the appointment of a successor custodian, the parties agree that the investment assets of the Funds held by the Custodian or any subcustodian shall be delivered to the successor custodian in accordance with reasonable instructions described in the Custodian Agreement. The parties further agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian is appointed, the Custodian shall in like manner transfer the Funds’ investment assets in accordance with the instructions set forth in the Custodian Agreement. If no instructions are given as of the effective date of termination, the Custodian may, at any time on or after such termination date and upon ten (10) consecutive calendar days’ written notice to the Fund, either: (1) deliver the investment assets held under the Custodian Agreement to the Fund; or (2) deliver any investment assets held under the Custodian Agreement to a bank or trust company that meets the criteria set forth in the Custodian Agreement, with such delivery being at the risk of the Funds. In the event that investment assets or moneys of the Funds remain in the custody of the Custodian or its subcustodians after the date of termination of the Custodian Agreement due to the failure of the Fund to issue instructions with respect to its disposition or the fact that such disposition could not be accomplished in accordance with such instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such investments and moneys during such period as the Custodian or its subcustodians retain possession of such items, and the provisions of the Custody Agreement shall remain in full force and effect until the disposition of the investment assets.

The Custodian is both exculpated and indemnified under the Custodian Agreement.

Distribution Agreement

Pursuant to a distribution agreement (the “Distribution Agreement”) between the Trust and SEI, SEI assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Distribution Agreement will become effective on the date of the offering of the Shares of the Funds and the Distribution Agreement will continue until December 19, 2014, continuing automatically for successive periods of three years. The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on ninety (90) days’ prior written notice. Notwithstanding the foregoing, either party may terminate the Distribution Agreement in the event of a material breach of the agreement by the other party, upon forty-five (45) days’ prior written notice, if such breach is not cured. The Distribution Agreement will automatically terminate in the event of a liquidation of the Trust.

Futures Account Agreement

Each of JBL, Merrill Lynch and RBC, in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. Pursuant to futures account agreements (each, a “Futures Account Agreement”) between JBL and the Funds, Merrill Lynch and the Funds and between RBC and the Funds, the Funds agree to indemnify and hold harmless each of JBL, Merrill Lynch and RBC, its directors, officers, employees, agents and affiliates from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by JBL, Merrill Lynch or RBC, as applicable, in connection with: (1) any failure by the Funds to perform its obligations under the Futures Account Agreement and any exercise by JBL, Merrill Lynch or RBC, as applicable, of its rights and remedies thereunder; (2) any failure by the Funds to comply with the applicable law; (3) any action reasonably taken by JBL, Merrill Lynch or RBC, as applicable, or its affiliates or agents to comply with the applicable law; and (4) any reliance by JBL, Merrill Lynch or RBC, as applicable, on any instruction, notice or communication that JBL, Merrill Lynch or RBC, as applicable reasonably believes to originate from a person authorized to act on behalf of the Funds. Also, the Funds agree to remain liable for and pay to JBL, Merrill Lynch or RBC, as applicable, on demand the amount of any deficiency in the Funds’ Accounts, and the Funds shall reimburse, compensate and indemnify JBL, Merrill Lynch or RBC, as applicable, for any and all costs, losses, penalties, fines, taxes and damages that JBL, Merrill Lynch or RBC, as applicable may incur in collecting such deficiency or otherwise exercising its rights and remedies under the Futures Account Agreement.

The Futures Account Agreement may be terminated at any time by the Funds, or JBL, Merrill Lynch or RBC, as applicable, by written notice to the other.

PURCHASES BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit–sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

A regulation issued under ERISA by the U.S. Department of Labor contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not significant, or the Insignificant Participation Exception.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly-Offered Security Exception should apply with respect to the Shares of each Fund.

Ineligible Purchasers

Among other considerations, Shares may not be purchased with the assets of a Plan if the Sponsor, the FCMs or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Funds are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell shares in secondary market transactions through brokers. Shares of the Funds will trade on the NYSE Arca to be announced prior to the commencement of trading listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

The Funds continuously offer Shares in Creation Units to Authorized Participants. Shares are to be offered to Authorized Participants in Creation Units at each Fund’s NAV.

Authorized Participants may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Additionally, the price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit. Authorized Participants do not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, ABN Amro, Banca IMI Securities Corp., BNP Paribas Securities Corp., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., EWT, LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., J.P. Morgan Securities Inc., Knight Clearing Services LLC, Newedge USA LLC, Nomura Securities International, Inc., RBC Capital Markets Corp., SG Americas Securities, LLC, Timber Hill, LLC, UBS Securities LLC, Virtu Financial BD LLC and Wedbush Morgan Securities, Inc. have each executed an Authorized Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

Each Fund will issue Shares in Creation Units to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus-delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of all items of value, including compensation paid from the offering proceeds and in the form of “trail commissions,” to be paid to FINRA members in connection with the offering of the Shares by a Fund will not exceed 10% of gross offering proceeds.

The Sponsor, out of the relevant Management Fee, pays SEI for performing its duties on behalf of the Funds. The maximum fees to SEI represent the greater of (i) $13,750 per fund of the Trust per annum or (ii) 0.0040% of the aggregate average daily net assets of the Trust if such assets are less than or equal $30 billion or 0.0035% of the aggregate average daily assets of the Trust if such assets exceed $30 billion. For a description of services provided by SEI, see the section entitled “The Distributor” in this Prospectus.

The Trust will advise SEI if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

LEGAL MATTERS

Clifford Chance US LLP has advised the Sponsor in connection with the Shares being offered hereby. Clifford Chance US LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and each Fund. Richards, Layton & Finger, P.A. has represented the Trust in connection with the legality of the Shares being offered hereby. Clifford Chance US LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases by Employee Benefit Plans” with respect to ERISA.

No counsel has been engaged to act on behalf of the shareholders with respect to matters relating to the Trust or any Fund. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report of Internal Control over Financial Reporting) incorporated in this Prospectus by reference to ProShares Trust II’s Amendment No. 2 on Form 10-K/A for the year ended December 31, 2010, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The Statements of Financial Condition as of December 12, 2011, included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-1 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain historical information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

You should read the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q, along with any amendments thereto. The Trust’s Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q, along with any amendments thereto, have been incorporated by reference in this Prospectus. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in this Prospectus. The Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q, along with any amendments thereto, prior to the date of this Prospectus, do not provide financial information with respect to the Funds because they have not commenced trading and do not have any performance history. The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the current annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.proshares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

PRIVACY POLICY

The Trust’s Commitment to Investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The Information the Trust Collects About Investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include names, addresses, and social security numbers. The Funds receive information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Funds or third parties, such as the Funds’ service providers. The Sponsor, on behalf of the Funds, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How the Trust Handles Investors’ Personal Information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Funds is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for the Funds including research firms. When the Funds enter into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust Safeguards Investors’ Personal Information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Funds, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Funds.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows the Trust to “incorporate by reference” into this Prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.

The information that the Trust incorporates by reference is an important part of this Prospectus, and later information that is filed with the SEC will automatically update and, where applicable, supersede any information contained in this Prospectus or previously incorporated by reference in this Prospectus. The Trust incorporates by reference the documents listed below.

This filing incorporates by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010;

•	Amendment No. 1 on Form 10-K/A, dated July 25, 2011, to Annual Report on Form 10-K for the year ended December 31, 2010;

•	Amendment No. 2 on Form 10-K/A, dated August 18, 2011, to Annual Report on Form 10-K for the year ended December 31, 2010;

•	Quarterly Report on Form 10-Q for the period ended September 30, 2011;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2011;

•	Amendment No. 1 on Form 10-Q/A, dated August 18, 2011, to Quarterly Report on Form 10-Q for the period ended June 30, 2011;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2011; and

•	Amendment No. 1 on Form 10-Q/A, dated May 12, 2011, to Quarterly Report on Form 10-Q for the period ended March 31, 2011.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

The Trust will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. In addition, the Trust will also provide you with information regarding the other series of the Trust upon your request, at no cost. Any request may be made by writing or calling at the following address or telephone number:

ProShares Trust II

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000

Bethesda, Maryland 20814

Telephone: (240) 497-6400

These documents may also be accessed through the web at www.proshares.com or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

Annual, quarterly and current reports and other information are on file with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Funds.

Report of Independent Registered Public Accounting Firm

To the Shareholders of ProShares Trust II:

In our opinion, the accompanying statements of financial condition present fairly, in all material respects, the financial position of ProShares UltraPro Australian Dollar, ProShares Ultra Australian Dollar, ProShares Short Australian Dollar, ProShares UltraShort Australian Dollar, ProShares UltraPro Short Australian Dollar, ProShares UltraPro Canadian Dollar, ProShares Ultra Canadian Dollar, ProShares Short Canadian Dollar, ProShares UltraShort Canadian Dollar, ProShares UltraPro Short Canadian Dollar, ProShares UltraPro Euro, ProShares Short Euro, ProShares UltraPro Short Euro, ProShares UltraPro Swiss Franc, ProShares Ultra Swiss Franc, ProShares Short Swiss Franc, ProShares UltraShort Swiss Franc, ProShares UltraPro Short Swiss Franc, ProShares UltraPro U.S. Dollar, ProShares Ultra U.S. Dollar, ProShares Short U.S. Dollar, ProShares UltraShort U.S. Dollar, ProShares UltraPro Short U.S. Dollar, ProShares UltraPro Yen, ProShares Short Yen and ProShares UltraPro Short Yen, twenty-six separate series of ProShares Trust II (the “Funds”) at December 12, 2011, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statements of financial condition presentation. We believe that our audits of the statements of financial condition provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

December 21, 2011

PROSHARES TRUST II

STATEMENTS OF FINANCIAL CONDITION

December 12, 2011

	ProShares UltraPro Australian Dollar	ProShares Ultra Australian Dollar	ProShares Short Australian Dollar	ProShares UltraShort Australian Dollar	ProShares UltraPro Short Australian Dollar
Assets
Cash	$200	$200	$200	$200	$200
Offering Costs (Note 4)	41,000	41,000	41,000	41,000	41,000

Total assets	$41,200	$41,200	$41,200	$41,200	$41,200

Liabilities and shareholders’ equity
Liabilities
Payable for offering costs	41,000	41,000	41,000	41,000	41,000

Total liabilities	41,000	41,000	41,000	41,000	41,000

Shareholders’ equity
Shareholders’ equity	$200	$200	$200	$200	$200

Total liabilities and shareholders’ equity	$41,200	$41,200	$41,200	$41,200	$41,200

	ProShares UltraPro Canadian Dollar	ProShares Ultra Canadian Dollar	ProShares Short Canadian Dollar	ProShares UltraShort Canadian Dollar	ProShares UltraPro Short Canadian Dollar
Assets
Cash	$200	$200	$200	$200	$200
Offering Costs (Note 4)	41,000	41,000	41,000	41,000	41,000

Total assets	$41,200	$41,200	$41,200	$41,200	$41,200

Liabilities and shareholders’ equity
Liabilities
Payable for offering costs	41,000	41,000	41,000	41,000	41,000

Total liabilities	41,000	41,000	41,000	41,000	41,000

Shareholders’ equity
Shareholders’ equity	$200	$200	$200	$200	$200

Total liabilities and shareholders’ equity	$41,200	$41,200	$41,200	$41,200	$41,200

	ProShares UltraPro Euro	ProShares Short Euro	ProShares UltraPro Short Euro
Assets
Cash	$200	$200	$200
Offering Costs (Note 4)	41,000	41,000	41,000

Total assets	$41,200	$41,200	$41,200

Liabilities and shareholders’ equity
Liabilities
Payable for offering costs	41,000	41,000	41,000

Total liabilities	41,000	41,000	41,000

Shareholders’ equity
Shareholders’ equity	$200	$200	$200

Total liabilities and shareholders’ equity	$41,200	$41,200	$41,200

PROSHARES TRUST II

STATEMENTS OF FINANCIAL CONDITION

December 12, 2011

	ProShares UltraPro Swiss Franc	ProShares Ultra Swiss Franc	ProShares Short Swiss Franc	ProShares UltraShort Swiss Franc	ProShares UltraPro Short Swiss Franc
Assets
Cash	$200	$200	$200	$200	$200
Offering Costs (Note 4)	41,000	41,000	41,000	41,000	41,000

Total assets	$41,200	$41,200	$41,200	$41,200	$41,200

Liabilities and shareholders’ equity
Liabilities
Payable for offering costs	41,000	41,000	41,000	41,000	41,000

Total liabilities	41,000	41,000	41,000	41,000	41,000

Shareholders’ equity
Shareholders’ equity	$200	$200	$200	$200	$200

Total liabilities and shareholders’ equity	$41,200	$41,200	$41,200	$41,200	$41,200

	ProShares UltraPro U.S. Dollar	ProShares Ultra U.S. Dollar	ProShares Short U.S. Dollar	ProShares UltraShort U.S. Dollar	ProShares UltraPro Short U.S. Dollar
Assets
Cash	$200	$200	$200	$200	$200
Offering Costs (Note 4)	41,000	41,000	41,000	41,000	41,000

Total assets	$41,200	$41,200	$41,200	$41,200	$41,200

Liabilities and shareholders’ equity
Liabilities
Payable for offering costs	41,000	41,000	41,000	41,000	41,000

Total liabilities	41,000	41,000	41,000	41,000	41,000

Shareholders’ equity
Shareholders’ equity	$200	$200	$200	$200	$200

Total liabilities and shareholders’ equity	$41,200	$41,200	$41,200	$41,200	$41,200

	ProShares UltraPro Yen	ProShares Short Yen	ProShares UltraPro Short Yen
Assets
Cash	$200	$200	$200
Offering Costs (Note 4)	41,000	41,000	41,000

Total assets	$41,200	$41,200	$41,200

Liabilities and shareholders’ equity
Liabilities
Payable for offering costs	41,000	41,000	41,000

Total liabilities	41,000	41,000	41,000

Shareholders’ equity
Shareholders’ equity	$200	$200	$200

Total liabilities and shareholders’ equity	$41,200	$41,200	$41,200

PROSHARES TRUST II

NOTES TO FINANCIAL STATEMENTS

December 12, 2011

NOTE 1 – ORGANIZATION

ProShares Trust II (the “Trust”) was organized as a Delaware statutory trust on October 9, 2007 and offers or expects to offer from time-to-time common units of beneficial interest (the “Shares”) in each of its fifty-three series (each, a “Fund”, and collectively, the “Funds”). The fifty-three separate series are: ProShares Ultra DJ-UBS Commodity, ProShares UltraShort DJ-UBS Commodity, ProShares Ultra DJ-UBS Crude Oil, ProShares UltraShort DJ-UBS Crude Oil, ProShares Ultra DJ-UBS Natural Gas, ProShares Short DJ-UBS Natural Gas, ProShares UltraShort DJ-UBS Natural Gas, ProShares Ultra Gold, ProShares Short Gold, ProShares UltraShort Gold, ProShares Ultra Silver, ProShares UltraShort Silver, ProShares Ultra Euro, ProShares UltraShort Euro, ProShares Ultra Yen, ProShares UltraShort Yen, ProShares Ultra VIX Short-Term Futures ETF, ProShares VIX Short-Term Futures ETF, ProShares Short VIX Short-Term Futures ETF, ProShares UltraShort VIX Short-Term Futures ETF, ProShares Ultra VIX Mid-Term Futures ETF, ProShares VIX Mid-Term Futures ETF, ProShares Short VIX Mid-Term Futures ETF, ProShares UltraShort VIX Mid-Term Futures ETF, ProShares Managed Futures Strategy, ProShares Commodity Managed Futures Strategy, ProShares Financial Managed Futures Strategy, ProShares UltraPro Australian Dollar, ProShares Ultra Australian Dollar, ProShares Short Australian Dollar, ProShares UltraShort Australian Dollar, ProShares UltraPro Short Australian Dollar, ProShares UltraPro Canadian Dollar, ProShares Ultra Canadian Dollar, ProShares Short Canadian Dollar, ProShares UltraShort Canadian Dollar, ProShares UltraPro Short Canadian Dollar, ProShares UltraPro Euro, ProShares Short Euro, ProShares UltraPro Short Euro, ProShares UltraPro Swiss Franc, ProShares Ultra Swiss Franc, ProShares Short Swiss Franc, ProShares UltraShort Swiss Franc, ProShares UltraPro Short Swiss Franc, ProShares UltraPro U.S. Dollar, ProShares Ultra U.S. Dollar, ProShares Short U.S. Dollar, ProShares UltraShort U.S. Dollar, ProShares UltraPro Short U.S. Dollar, ProShares UltraPro Yen, ProShares Short Yen and ProShares UltraPro Short Yen.

Each of the following twenty-six Funds, ProShares UltraPro Australian Dollar, ProShares Ultra Australian Dollar, ProShares Short Australian Dollar, ProShares UltraShort Australian Dollar, ProShares UltraPro Short Australian Dollar, ProShares UltraPro Canadian Dollar, ProShares Ultra Canadian Dollar, ProShares Short Canadian Dollar, ProShares UltraShort Canadian Dollar, ProShares UltraPro Short Canadian Dollar, ProShares UltraPro Euro, ProShares Short Euro, ProShares UltraPro Short Euro, ProShares UltraPro Swiss Franc, ProShares Ultra Swiss Franc, ProShares Short Swiss Franc, ProShares UltraShort Swiss Franc, ProShares UltraPro Short Swiss Franc, ProShares UltraPro Yen, ProShares Short Yen and ProShares UltraPro Short Yen (each a “Currency Fund”, collectively, the “Currency Funds”), ProShares UltraPro U.S. Dollar, ProShares Ultra U.S. Dollar, ProShares Short U.S. Dollar, ProShares UltraShort U.S. Dollar and ProShares UltraPro Short U.S. Dollar, (each a “Currency Index Fund”, collectively, the “Currency Index Funds”), have Statements of Financial Conditions presented in this Prospectus and had no operations prior to December 12, 2011 other than matters relating to their organization, the registration of each series under the Securities Act of 1933, as amended, and the sale and issuance to ProShare Capital Management LLC (the “Sponsor”) of ownership shares at an aggregate purchase price of $200 in each of the twenty-six Currency Funds and Currency Index Funds. Offerings of Shares of those Currency Funds and Currency Index Funds have not commenced as of the date of this report. The other twenty-seven Funds are not the subject of this report.

Each UltraPro Fund, Ultra Fund, Short Fund, UltraShort Fund and UltraPro Short Fund seeks, on a daily basis, results that correspond to triple (300%), twice (200%), the inverse (-100%), twice the inverse (-200%) or triple the inverse (-300%) the performance of its corresponding benchmark shown below (before fees and expenses), respectively. The Currency Funds are designed to track a multiple, the inverse or an inverse multiple of the daily performance of the spot price of the applicable currency versus the U.S. dollar. The Currency Index Funds are designed to track a multiple, the inverse or an inverse multiple of the daily performance of the ICE U.S. Dollar Index® (the “Index”).

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by each Currency Fund and Currency Index Fund in preparation of its financial statements. These policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates & Indemnifications

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

In the normal course of business, the Trust enters into contracts that contain a variety of representations which provide general indemnifications. The Trust’s maximum exposure under these arrangements cannot be known; however, the Trust expects any risk of loss to be remote.

Federal Income Tax

Each Currency Fund and Currency Index Fund is registered as a series of a Delaware statutory trust and will be treated as a partnership for U.S. federal income tax purposes. Accordingly, no Currency Fund or Currency Index Fund expects to incur U.S. federal income tax liability; rather, each beneficial owner of a Currency Fund’s or Currency Index Fund’s Shares will be required to take into account its allocable share of its Fund’s income, gain, loss, deductions and other items for its Fund’s taxable year ending with or within the beneficial owner’s taxable year.

NOTE 3 – AGREEMENTS

Management Fee

Each Currency Fund and Currency Index Fund will pay the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of its average daily NAV of such Fund. For the first year of the Currency Funds’ and Currency Index Funds’ operations, the Sponsor will waive the Management Fee to the extent that such amounts cumulatively exceeded the offering costs incurred by the Currency Funds and Currency Index Funds. The Management Fee will be paid in consideration of the Sponsor’s services as commodity pool operator and commodity trading advisor, and for managing the business and affairs of the Currency Funds and Currency Index Funds. From the Management Fee, the Sponsor will pay the fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent and the routine operational, administrative and other ordinary expenses of each Currency Fund and Currency Index Fund, and the normal and expected expenses incurred in connection with the continuous offering of Shares of each Currency Fund and Currency Index Fund after the commencement of its trading operations, including, but not limited to, expenses such as ongoing SEC registration fees not exceeding 0.021% per annum of the NAV of a Currency Fund or Currency Index Fund and Financial Industry Regulatory Authority (“FINRA”) filing fees. Each Currency Fund and Currency Index Fund will incur and pay its non-recurring and unusual fees and expenses. No other management fee is paid by the Currency Funds or Currency Index Funds.

Brokerage Commissions and Fees

Each Currency Fund and Currency Index Fund will pay its respective brokerage commissions, including applicable exchange fees, National Futures Association (“NFA”) fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Currency Fund’s and Currency Index Fund’s investment in U.S. Commodity Futures Trading Commission regulated investments. Brokerage commissions on futures contracts will be recognized on a half-turn basis.

The Administrator

The Sponsor and the Trust, for itself and on behalf of each Currency Fund and Currency Index Fund, has appointed Brown Brothers Harriman & Co. (“BBH&Co.”) as the Administrator of the Currency Funds and Currency Index Funds, and the Sponsor, the Trust, on its own behalf and on behalf of each Currency Fund and Currency Index Fund, and BBH&Co. have entered into an Administrative Agency Agreement (the “Administration Agreement”) in connection therewith. Pursuant to the terms of the Administration Agreement and under the supervision and direction of the Sponsor and the Trust, BBH&Co. will prepare and file certain regulatory filings on behalf of the Currency Funds and Currency Index Funds. BBH&Co. may also perform other services for the Currency Funds and Currency Index Funds pursuant to the Administration Agreement as mutually agreed upon by the Sponsor, the Trust and BBH&Co. from time to time. Pursuant to the terms of the Administration Agreement, BBH&Co. will also serve as the Transfer Agent of the Currency Funds and Currency Index Funds. The Administrator’s fees will be paid on behalf of the Currency Funds and Currency Index Funds by the Sponsor.

The Custodian

BBH&Co. will serve as Custodian of the Currency Funds and Currency Index Funds, and the Trust, on its own behalf and on behalf of each Currency Fund and Currency Index Funds, and BBH&Co. have entered into a Custodian Agreement in connection therewith. Pursuant to the terms of the Custodian Agreement, BBH&Co. will be responsible for the holding and safekeeping of assets delivered to it by the Currency Funds and Currency Index Funds, and performing various administrative duties in accordance with instructions delivered to BBH&Co. by the Currency Funds and Currency Index Funds. The Custodian’s fees are paid on behalf of the Currency Funds and Currency Index Funds by the Sponsor.

The Distributor

SEI Investments Distribution Co. (“SEI”) will serve as Distributor of the Shares and will assist the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing, including taking creation and redemption orders, consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance with the requirements of FINRA and/or the NFA in connection with marketing efforts, and reviewing and filing of marketing materials with FINRA and/or the NFA. SEI will retain all marketing materials separately for each Currency Fund and Currency Index Fund, at c/o SEI, One Freedom Valley Drive, Oaks, PA 19456. The Sponsor, on behalf of each Currency Fund and Currency Index Fund, will enter into a Distribution Services Agreement with SEI.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor will pay all of the routine operational, administrative and other ordinary expenses of each Currency Fund and Currency Index Fund generally, as determined by the Sponsor including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, license, accounting and auditing fees and expenses, tax preparation expenses, non extraordinary legal fees, usual SEC registration fees, FINRA filing fees, non extraordinary individual K-1 preparation and mailing fees, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

Each Currency Fund and Currency Index Fund will pay all non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring fees and expenses are fees and expenses such as legal claims and liabilities, litigation costs or indemnification or other material expenses which are not currently anticipated obligations of the Currency Funds or Currency Index Funds. Such fees and expenses are those that are non-recurring, unexpected or unusual in nature.

NOTE 4 – OFFERING COSTS

Offering costs on the Currency Funds and Currency Index Funds will be amortized over a twelve month period on a straight-line basis. The Sponsor will not collect any fee in the first year of operation of each Currency Fund and Currency Index Fund in an amount equal to the offering fees. The Sponsor will reimburse each Currency Fund and Currency Index Fund to the extent that its offering costs exceed 0.95% of its average daily NAV for the first year of operations. At December 12, 2011, payable for offering costs are reflected in the Statement of Financial Condition for each Currency Fund and Currency Index Fund.

NOTE 5 – CREATION AND REDEMPTION OF CREATION UNITS

Each Currency Fund and Currency Index Fund will issue and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of a Currency Fund or Currency Index Fund. Creation Units may be created or redeemed only by Authorized Participants. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Currency Funds or Currency Index Funds to other investors in the secondary market.

Except when aggregated in Creation Units, the Shares are not redeemable securities. Retail investors, therefore, generally will not be able to purchase or redeem Shares directly from or with a Currency Fund or Currency Index Fund. Rather, most retail investors will purchase or sell Shares in the secondary market with the assistance of a broker.

Authorized Participants are required to pay a variable transaction fee of up to 0.10% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated the possibility of subsequent events existing in the Currency Funds’ and Currency Index Funds’ financial statements through the date the financial statements were issued. Management has determined that there are no material events that would require disclosure in its Currency Funds’ and Currency Index Funds’ financial statements through this date.

APPENDIX A — GLOSSARY

The Glossary below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.

1933 Act	Securities Act of 1933, as amended

1934 Act	Securities Exchange Act of 1934, as amended

1940 Act	Investment Company Act of 1940, as amended

Administrator	Brown Brothers Harriman & Co., as administrator for the Funds

Advisers Act	The Investment Advisers Act of 1940.

Authorized Participant	Those who may purchase (i.e., create) or redeem Creation Units directly from the Funds

BBH&Co.	Brown Brothers Harriman & Co.

Business Day	Any day other than a day when any of the NYSE Arca, the NYSE, and as applicable to the underlying benchmark, the CME, the CBOT, the ICE/NYBOT, the NYMEX/COMEX, the CBOE or the CFE division is closed for regular trading.

CBOE	Chicago Board Options Exchange

CBOT	Chicago Board of Trade

CEA	U.S. Commodity Exchange Act of 1936

CFE	CBOE Futures Exchange

CFTC	United States Commodity Futures Trading Commission

CME	Chicago Mercantile Exchange

Creation Unit	A block of 50,000 Shares that is created for sale by the Trust to Authorized Participants and/or submitted to the Trust for redemption by an Authorized Participant.

Custodian	Brown Brothers Harriman & Co., as custodian for the Funds

Distributor	SEI Investments Distribution Co., as distributor for the Funds

DSTA	Delaware Statutory Trust Act

DTC	Depository Trust Company

FCM	Futures Commission Merchant

FINRA	Financial Industry Regulatory Authority, Inc.

Fund(s)	One or more of the series of the Trust offered herein

ICE	Intercontinental Exchange

IRS	United States Internal Revenue Service

JBL	Jefferies Bache, LLC

Merrill Lynch	Merrill Lynch, Pierce, Fenner & Smith Incorporated

NAV	Net Asset Value

NFA	National Futures Association

NSCC	National Securities Clearing Corporation

NYMEX	New York Mercantile Exchange

A-1

NYSE	New York Stock Exchange

NYSE Arca	New York Stock Exchange Archipelago

PTP	Publicly traded partnership

RBC	RBC Capital Markets Corporation

S&P	Standard & Poor’s

SEC	United States Securities & Exchange Commission

SEI	SEI Investments Distribution Co.

Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of the Funds.

Sponsor	ProShare Capital Management LLC

Transfer Agent	Brown Brothers Harriman & Co., as transfer agent for the Funds

Trust	ProShares Trust II

Trustee	Wilmington Trust Company

U.S.	United States of America

A-2

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following chart reflects estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares registered hereby.

	Approximate Amount
Securities and Exchange Commission Registration Fee		$2,979.60
FINRA Filing Fee		3,100.00
Printing Expenses		**
Fees of Certified Public Accountants		15,500.00
Fees of Counsel		**
Miscellaneous Offering Costs		**

Total	$

**	To be filed by amendment

Item 14.	Indemnification of Directors and Officers.

The amended and restated Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended and restated Trust Agreement) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document

4.1	Amended and Restated Trust Agreement of ProShares Trust II(1)

4.2	Form of Authorized Participant Agreement(2)

5.1.1	Form of Opinion of Richards, Layton & Finger, P.A. as to legality(3)

5.1.2	Opinion of Richards, Layton & Finger, P.A. as to legality(4)

8.1	Opinion of Clifford Chance US LLP as to income tax matters(3)

10.1	Form of Sponsor Agreement(5)

10.2	Form of Administration and Transfer Agency Services Agreement(2)

10.3	Form of Custodian Agreement(6)

10.4	Form of Distribution Agreement(2)

10.5	Form of Futures Account Agreement(2)

23.1	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)

23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

23.3	Consent of PricewaterhouseCoopers LLP(3)

(1)	Incorporated by reference to the Trust’s Registration Statement, filed on September 18, 2008.

(2)	Incorporated by reference to the Trust’s Registration Statement, filed on November 17, 2008.
(3)	Filed herewith.
(4)	To be filed by amendment.
(5)	Incorporated by reference to the Trust’s Registration Statement, filed on August 15, 2008.
(6)	Incorporated by reference to the Trust’s Registration Statement, filed on October 22, 2008.

(b)	The following financial statements are included in the Prospectus:

ProShares Trust II

Audited Financial Statements as of December 12, 2011

Report of Independent Registered Public Accounting Firm

Statements of Financial Condition

Notes to Financial Statements

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, State of Maryland, on the 22nd day of February, 2012.

ProShares Trust II

By:	/s/ Louis Mayberg
Name:	Louis Mayberg
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated.

/s/ Louis Mayberg Name: Louis Mayberg	Principal Executive Officer	February 22, 2012

/s/ Edward Karpowicz Name: Edward Karpowicz	Principal Financial Officer (Principal Accounting Officer)	February 22, 2012

Each of the undersigned members of ProShare Capital Management LLC, the sponsor of the Registrant, hereby constitutes Lewis Mayberg and Amy R. Doberman, individually and not jointly, his true and lawful attornies-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attornies-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attornies-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons on behalf of the Sponsor in the capacities and on the date indicated.

/s/ Louis Mayberg Name: Louis Mayberg	Member of the Sponsor (Director)	February 22, 2012

/s/ Michael L. Sapir Name: Michael L. Sapir	Member of the Sponsor (Director)	February 22, 2012